                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
     240.14a-12

                                   MESA INC.
                (Name of Registrant as Specified In Its Charter)

                                   MESA INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[  ]             $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6()(1), or
                 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]             $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
[  ]             Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

     1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________


     2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

        ________________________________________________________________________


     4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________


     5) Total fee paid:

        ________________________________________________________________________

[x]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
           $125.00
        ________________________________________________________________________


     2) Form, Schedule or Registration Statement No.:
           Schedule 14A
        ________________________________________________________________________


     3) Filing Party:
           MESA Inc.
        ________________________________________________________________________


     4) Date Filed:
           April 29, 1996
        ________________________________________________________________________

                                   MESA INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 25, 1996

                                 IRVING, TEXAS

To the Stockholders of MESA Inc.:


     Notice is hereby given that a Special Meeting of the Stockholders of MESA Inc. will be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas, at 10:00 a.m. on Tuesday, June 25, 1996, to consider and act upon three proposals (the "Proposals"), as more fully described in the accompanying Proxy Statement:



Proposal One:       Approval of the issuance and sale of a minimum of approximately 58.8 million shares and a maximum of approximately 117.3 million shares (subject to appropriate adjustment to reflect the reverse stock split described in
                    Proposal Three, if approved) of Series B 8% Cumulative Convertible
                    Preferred Stock, par value $.01 per share, of MESA Inc. ("Mesa") to
                    DNR-MESA Holdings, L.P., a Texas limited partnership ("DNR"), the sole general partner of which is Rainwater, Inc., at a price of $2.26 per share on the terms and subject to the conditions set forth in that certain Stock
                    Purchase Agreement, dated April 26, 1996, between Mesa and DNR.
Proposal Two:       Approval of an amendment of Mesa's Amended and Restated Articles of
                    Incorporation to (i) increase the number of authorized shares of Common
                    Stock, par value $.01 per share, of Mesa from 100,000,000 to 600,000,000
                    (subject to the effect of the reverse stock split described in Proposal
                    Three, if approved), (ii) increase the number of authorized shares of
                    Preferred Stock, par value $.01 per share, of Mesa from 10,000,000 to
                    500,000,000 (subject to the effect of the reverse stock split described in
                    Proposal Three, if approved) and (iii) permit the taking of action by written consent of the holders of any series of Preferred Stock if and to the extent provided in the resolution of the Board of Directors establishing any such series.
Proposal Three:     Approval of an amendment of Mesa's Amended and Restated Articles of
                    Incorporation to effect (i) a one-for-four reverse stock split of the outstanding shares of Common Stock, (ii) a reduction of the authorized shares of Common Stock from 600,000,000 to 150,000,000 and (iii) a reduction of the authorized shares of Preferred Stock from 500,000,000 to
                    125,000,000.


     NONE OF THE PROPOSALS WILL BE IMPLEMENTED UNLESS BOTH PROPOSAL ONE AND PROPOSAL TWO ARE APPROVED. HOWEVER, THE IMPLEMENTATION OF PROPOSALS ONE AND TWO IS NOT CONDITIONED UPON THE APPROVAL OF PROPOSAL THREE. ACCORDINGLY, A VOTE AGAINST PROPOSAL ONE OR PROPOSAL TWO WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE PROPOSALS, BUT A VOTE AGAINST PROPOSAL THREE WILL NOT AFFECT THE IMPLEMENTATION OF PROPOSALS ONE AND TWO.

     Stockholders of record at the close of business on April 29, 1996, will be entitled to notice of, and to vote at, the Special Meeting or any postponements or adjournments thereof. Stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend in person, please sign, date, and promptly mail the enclosed proxy card for which a self-addressed, U.S. postage-paid, return envelope is provided. Stockholders are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Special Meeting.

                                            By order of the Board of Directors,

                                            /s/  STEPHEN K. GARDNER
                                            STEPHEN K. GARDNER
                                            Vice President and Chief Financial
                                            Officer

May 24, 1996

                                PRELIMINARY COPY                    May 24, 1996


                                   MESA INC.

                           1400 Williams Square West
                         5205 North O'Connor Boulevard
                            Irving, Texas 75039-3746
                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                        SPECIAL MEETING OF STOCKHOLDERS

                            To Be Held June 25, 1996



     This Proxy Statement is being furnished to the Stockholders of MESA Inc. in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Stockholders to be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas, at 10:00 a.m. on June 25, 1996, and at any postponements or adjournments thereof (the "Special Meeting"). Unless the context otherwise requires, references herein to "Mesa" are to MESA Inc. and its subsidiaries and predecessors viewed as a single entity.


     At the Special Meeting, including any adjournment thereof, holders of shares of Mesa's Common Stock, par value $.01 per share ("Common Stock"), will be asked to consider and vote upon the following three proposals:


          (i) the issuance and sale of a minimum of approximately 58.8 million shares and a maximum of approximately 117.3 million shares (subject to appropriate adjustment to reflect the reverse stock split described below, if approved) of Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of Mesa to DNR-MESA Holdings, L.P., a Texas limited partnership ("DNR"), the sole general partner of which is Rainwater, Inc., a Texas corporation owned by Richard
     E. Rainwater (together, "Rainwater"), at a price of $2.26 per share on the terms and subject to the conditions set forth in that certain Stock Purchase Agreement, dated April 26, 1996, between Mesa and DNR (the "Stock Purchase Agreement");


          (ii) an amendment of Mesa's Amended and Restated Articles of Incorporation to (i) increase the number of authorized shares of Common Stock of Mesa from 100,000,000 to 600,000,000 (subject to the effect of the reverse stock split described below, if approved), (ii) increase the number of authorized shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of Mesa from 10,000,000 to 500,000,000 (subject to the effect of the reverse stock split described below, if approved) and (iii) permit the taking of action by written consent of the holders of any series of Preferred Stock if and to the extent provided in the resolution of the Board of Directors establishing any such series (the "Required Charter Amendments"); and

          (iii) an amendment of Mesa's Amended and Restated Articles of Incorporation to effect (i) a one-for-four reverse stock split (the "Reverse Stock Split") of the outstanding shares of Common Stock, (ii) a reduction of the authorized shares of Common Stock from 600,000,000 to 150,000,000 and (iii) a reduction of the authorized shares of Preferred Stock from 500,000,000 to 125,000,000 (the "Reverse Split Charter Amendments").


This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about May 28, 1996.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Summary...............................................................................    1
The Special Meeting...................................................................    8
The Recapitalization..................................................................   10
  Terms of the Recapitalization.......................................................   10
  Effects of the Recapitalization on Control of Mesa..................................   11
  Sources and Uses of Funds...........................................................   13
  Background of the Recapitalization..................................................   13
  Opinion of Independent Financial Advisor............................................   24
  Advantages of the Recapitalization..................................................   28
  Disadvantages of the Recapitalization...............................................   29
  Consequences if the DNR Purchase is not Approved....................................   30
  Absence of Appraisal Rights.........................................................   30
  Interests of Certain Persons in the Recapitalization................................   31
  Expenses of the Recapitalization....................................................   31
  Board Recommendation................................................................   31
  Letters of Dissenting Directors.....................................................   33
  Response of the Majority of the Board to the Letters of Dissenting Directors........   36
Price Range of Common Stock and Dividend Policy.......................................   38
Selected Historical Financial Information.............................................   39
Capital Resources and Liquidity.......................................................   40
The Stock Purchase Agreement..........................................................   42
Description of Preferred Stock........................................................   49
The Rights Offering...................................................................   53
Description of New Debt...............................................................   54
Capitalization........................................................................   57
The Required Charter Amendments.......................................................   58
The Reverse Split Charter Amendments..................................................   59
Management............................................................................   62
Executive Compensation................................................................   66
Certain Relationships and Related Transactions........................................   71
Security Ownership of Certain Beneficial Owners and Management........................   72
Shareholder Rights Plan...............................................................   75
Annual Meeting........................................................................   76
Incorporation of Certain Documents by Reference.......................................   76
Other Matters.........................................................................   77
Annex A -- Opinion of Lehman Brothers Inc. ...........................................  A-1
Annex B -- Stock Purchase Agreement...................................................  B-1
Annex C -- Statement of Resolution....................................................  C-1


FORWARD LOOKING STATEMENTS


     This Proxy Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Proxy Statement, including without limitation, the statements under "Summary," "The Recapitalization" and "Capital Resources and Liquidity" regarding Mesa's financial position and liquidity, the amount of and its ability to make debt service payments and payments of dividends, its strategic alternatives, financial instrument covenant compliance, cost reduction efforts and other matters, are forward-looking statements. Although Mesa believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from Mesa's expectations ("Cautionary Statements") are disclosed in this Proxy Statement, including without limitation in conjunction with the forward-looking statements included in this Proxy Statement. All subsequent written and oral forward-looking statements attributable to Mesa or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                    SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and the Annexes hereto. Stockholders are urged to read the entire Proxy Statement.

OVERVIEW

     This Proxy Statement relates to a proposal for a series of transactions that are intended to deleverage and recapitalize Mesa through the issuance of $265 million in new equity and the repayment and/or refinancing of Mesa's existing $1.2 billion in debt (the "Recapitalization," as more specifically defined below). For the past several years, Mesa has operated under significant financial constraints as a result of the devotion of substantially all of its operating cash flow to debt service. Mesa's high degree of leverage, combined with the impact of low and volatile prices for natural gas and liquids, have resulted in a lack of liquidity and access to capital markets which threaten Mesa's financial viability.


     In an effort to address this situation, Mesa's Board of Directors (the "Board") embarked on a process to evaluate its strategic alternatives in late 1994, and expanded the process in mid-1995. Through its independent financial advisor, the Board solicited proposals for a sale of Mesa, a stock-for-stock merger, joint ventures, asset sales, equity infusions, and refinancing transactions (the "Proposal Solicitation Process"). A majority of the Board has determined that the Recapitalization is the most advantageous alternative available to Mesa and believes that Rainwater will be an important strategic partner in the future financial success of Mesa. Two of Mesa's eight directors dissented from the Board's determination. The Recapitalization is also intended to enhance Mesa's ability to compete within the oil and gas industry by substantially increasing cash flow available for investment and enhancing its ability to attract capital. Concurrently with the closing of the Recapitalization, DNR will obtain the right to elect a majority of the Board.


MESA

     Mesa is one of the largest independent oil and gas companies in the United States and considers itself one of the most efficient operators of domestic natural gas producing properties and natural gas processing facilities. Mesa has been publicly held since 1964 and is primarily in the business of exploring for, developing, producing, processing and selling natural gas and oil in the United States. As of December 31, 1995, Mesa owned approximately 1.9 trillion cubic feet of equivalent proved natural gas reserves.

DNR AND RAINWATER, INC.


     DNR is a Texas limited partnership formed to invest in Mesa. Rainwater, Inc. is the sole general partner of DNR and Richard E. Rainwater personally owns a majority of the limited partnership interests in DNR. Rainwater, Inc. is a Texas corporation owned by Mr. Rainwater. Mr. Rainwater was the chief investment advisor to the Bass family of Fort Worth, Texas from 1970 to 1986. During that time he was principally responsible for numerous major corporate acquisitions and dispositions. In 1986, he founded what is now ENSCO International, Inc., an international offshore drilling company. Additionally, in 1987 he co-founded Columbia Hospital Corporation and in 1989 participated in a management-led buyout of HCA-Hospital Corporation of America. In 1994, these two companies merged to create Columbia/HCA Healthcare Corporation, the nation's largest publicly traded hospital chain. In 1992, Mr. Rainwater was one of the founders of Mid Ocean Limited, a provider of casualty re-insurance. In 1994, he founded Crescent Real Estate Equities, Inc., one of the nation's largest real estate investment trusts, for which he currently serves as chairman of the board.

SUMMARY OF THE PROPOSED RECAPITALIZATION

     The Recapitalization is proposed to be effected as follows:

     - Sale to DNR. Mesa will sell approximately 58.8 million shares of Series B Preferred Stock to DNR at a price of $2.26 per share (an aggregate of $133 million). This sale will occur at a closing (the "First Closing") shortly after approval of the necessary elements of the Recapitalization at the Special Meeting, subject to concurrent completion of the Debt Refinancing described below.


     - Refinancing of Existing Debt. Mesa will repay and/or refinance substantially all of its outstanding indebtedness (approximately $1.2 billion at December 31, 1995) with funds from the following sources: (i) a new $500 million revolving credit facility (the "New Credit Facility") for which Mesa has received a commitment letter from Chemical Bank, The Chase Manhattan Bank, N.A., and Bankers Trust Company, (ii) the sale of $500 million of senior subordinated notes (the "New Notes") in an underwritten public offering, for which Chase Securities Inc., BT Securities Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co. will serve as lead managers, (iii) the $133 million in proceeds from the sale of shares to DNR at the First Closing and (iv) cash on hand. The New Credit Facility, the sale of the New Notes and the application of the net proceeds therefrom are referred to herein as the "Debt Refinancing." The Debt Refinancing is subject to the concurrent completion of DNR's purchase of Series B Preferred Stock at the First Closing.



     - Rights Offering. After the First Closing, Mesa will conduct a rights offering (the "Rights Offering") whereby it will distribute to the holders of Common Stock transferable rights (the "Rights") to purchase a pro rata portion of an aggregate of approximately 58.4 million shares of Series A 8% Cumulative Convertible Preferred Stock of Mesa, par value $.01 per share ("Series A Preferred Stock"), for the same purchase price of $2.26 per share to be paid by DNR (an aggregate of $132 million). DNR will provide a standby commitment (the "Standby Commitment") pursuant to which it will purchase additional shares of Series B Preferred Stock equal to the number of shares of Series A Preferred Stock, if any, not purchased in the Rights Offering. The Rights Offering and any sale of shares to DNR pursuant to the Standby Commitment will close concurrently (the "Second Closing"). A substantial portion of the funds received at the Second Closing will be used to reduce borrowings under the New Credit Facility.



As used herein, the term "Recapitalization" refers to the purchase by DNR of shares of Series B Preferred Stock at the First Closing and pursuant to the Standby Commitment (together, the "DNR Purchase"), the Debt Refinancing and the Rights Offering. The number and price of shares of Preferred Stock to be issued in the Recapitalization are subject to appropriate adjustment if the Reverse Stock Split is implemented.


CONTROL OF MESA


     As the sole holder of the Series B Preferred Stock, DNR will have the right to nominate and elect a majority of Mesa's Board of Directors so long as DNR and/or its affiliates own Series B Preferred Stock and meet certain minimum stock ownership requirements. See "Description of Preferred Stock." Upon completion of the Second Closing, DNR will own between 32% and 65% of the outstanding Common Stock on a fully diluted basis, depending on the extent to which the Rights Offering is subscribed.



     DNR intends to implement an orderly transition and succession plan for Mesa's senior management. Such plans are being developed.


TERMS OF THE PREFERRED STOCK


     Except for voting rights to elect directors, the rights and privileges of the Series A Preferred Stock and the Series B Preferred Stock will be substantially identical. Each share of Series A and Series B Preferred Stock will be convertible into one share of Common Stock (subject to customary antidilution adjustments) at any time at the holder's option. Dividends on the Series A and Series B Preferred Stock will be paid in additional shares of Preferred Stock until the fourth anniversary of the date of issuance, after which Mesa will have the option to pay dividends in cash if certain financial tests are satisfied, subject to any limitations in Mesa's debt agreements. Shares of Series B Preferred Stock that are transferred or sold by DNR to an unaffiliated third party will automatically convert into shares of Series A Preferred Stock.


     The Series A Preferred Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance.


OPINION OF INDEPENDENT FINANCIAL ADVISOR


     Mesa has received an opinion from Lehman Brothers Inc. ("Lehman Brothers"), its independent financial advisor, that, as of the date of such opinion, and subject to the assumptions, factors and limitations set forth in such opinion, the consideration to be received by Mesa for the Series A Preferred Stock to be issued in the Rights Offering and the Series B Preferred Stock to be issued to DNR is fair from a financial point of view to Mesa and, accordingly, to its stockholders.


ADVANTAGES OF THE RECAPITALIZATION


     The principal advantages of the Recapitalization considered by the Board include, among other things, that (i) the Recapitalization will improve Mesa's financial condition by significantly reducing its costs of debt service, (ii) the Recapitalization will eliminate Mesa's near term liquidity issues and enhance Mesa's ability to compete in the oil and gas industry by substantially increasing cash flow available for investment and enhancing its ability to attract capital, and (iii) Mesa's current stockholders will have the right to participate in the Recapitalization by purchasing shares of Series A Preferred Stock through the Rights Offering, or by selling their Rights in the market, in either case mitigating the dilution of their investment in the Recapitalization. In addition, Mesa expects to benefit from the ability of DNR's Board representatives, who have participated in a number of significant transactions and enjoy an excellent reputation in the financial community, to attract capital. See "The Recapitalization -- Advantages of the Recapitalization."


DISADVANTAGES OF THE RECAPITALIZATION


     The principal disadvantages of the Recapitalization considered by the Board are (i) the transfer of control to DNR at a discount to market prices, (ii) dilution of the investment of existing stockholders and (iii) a limitation on the potential use of certain net operating loss carryforwards for tax purposes. See "The Recapitalization -- Disadvantages of the Recapitalization."


RECOMMENDATION OF THE BOARD OF DIRECTORS OF MESA

     In arriving at a recommendation, the Board considered the advantages and disadvantages of the Recapitalization, the results of the extensive review of Mesa's strategic alternatives, the opinion of Lehman Brothers, Mesa's financial condition, and other factors, all as more fully discussed herein. A majority of the Board has concluded that the Recapitalization is in the best interests of Mesa and its stockholders and recommends that the holders of Common Stock vote to approve the DNR Purchase.

     The Required Charter Amendments are necessary in order to implement the DNR Purchase and the Rights Offering, and the Board believes they are otherwise advantageous to Mesa. Accordingly, a majority of the Board recommends that such amendments be approved.

     A majority of the Board believes that the Reverse Stock Split will be advantageous to Mesa and its stockholders as a means of enhancing the liquidity and marketability of the Common Stock, and accordingly a majority of the Board recommends that the Reverse Split Charter Amendments be approved.

     Two of the eight members of the Board of Directors, Dorn Parkinson and Joel Reed, dissented in writing from the Board's conclusions and recommendations. Letters from Mr. Parkinson and Mr. Reed stating their reasons for dissenting are set forth herein under "The Recapitalization -- Letters of Dissenting Directors."

CONDITIONS TO THE RECAPITALIZATION

     Consummation of the Recapitalization is conditioned upon (i) the receipt of all requisite stockholder approvals of the transactions contemplated by the Recapitalization, (ii) the closing of the Debt Refinancing concurrently with the initial sale of Series B Preferred Stock to DNR at the First Closing and (iii) other customary conditions.

RIGHTS OFFERING


     The Rights Offering will commence promptly after the First Closing under the Stock Purchase Agreement, and will expire not less than 16 nor more than 21 days thereafter, subject to extension by Mesa.


     Mesa will send written notice to its stockholders at least ten days in advance of the proposed record date for determining the eligibility of stockholders to receive Rights.

     One Right will entitle the holder thereof to receive, upon payment of the $2.26 per share subscription price, one share of Series A Preferred Stock (the "Basic Subscription Privilege"). In addition, each holder of Rights who exercises in full such holder's Basic Subscription Privilege may also subscribe at the same subscription price for additional shares of Series A Preferred Stock available as a result of unexercised Rights, if any (the "Oversubscription Privilege"). If an insufficient number of shares of Series A Preferred Stock is available to satisfy fully all exercises of the Oversubscription Privilege, the available shares will be prorated among holders who exercise their Oversubscription Privilege.

PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF THE RIGHTS OFFERING

     It is expected that holders of Common Stock will not be taxed upon the receipt or exercise of the Rights issued in the Rights Offering. However, it is expected that upon a sale of the Rights, a stockholder will be taxed on any capital gain realized through such sale (gain or loss is determined by the difference in any amount received in the sale of the Rights and the stockholder's tax basis in the Rights).

REQUIRED CHARTER AMENDMENTS


     In connection with the Recapitalization, Mesa proposes to amend its Amended and Restated Articles of Incorporation (the "Articles of Incorporation") so that: (i) the number of authorized shares of Common Stock would be increased from 100 million to 600 million, (ii) the number of authorized shares of Preferred Stock would be increased from 10 million to 500 million and (iii) the taking of action by written consent of the holders of any series of preferred stock would be permitted if and to the extent provided in the resolution of the Board of Directors establishing any such series. Approval of these Required Charter Amendments is a necessary condition to implementation of the Recapitalization.


REVERSE STOCK SPLIT

     Mesa proposes certain additional amendments to its Articles of Incorporation to effect a one-for-four Reverse Stock Split pursuant to which each holder of Common Stock will receive one share of Common Stock for every four shares of Common Stock held prior to the Reverse Stock Split. Except for minor changes resulting from the treatment of fractional shares, the Reverse Stock Split will not affect any stockholder's percentage ownership interest in Mesa or of the outstanding Common Stock. Following the Reverse Stock Split, the total number of shares of Common Stock outstanding would be reduced from 64,050,009 to approximately 16,012,502, the total number of shares of authorized Common Stock would be reduced to 150 million and the total number of shares of authorized Preferred Stock would be reduced to 125 million. The numbers of shares of Series A and Series B Preferred Stock to be issued in the Recapitalization would be similarly adjusted, and the purchase price for such shares would be increased from $2.26 to $9.04 per share.

     It is impossible to predict the market's reaction to any reverse stock split or, in this case, to separate such reaction from the market's reaction to the proposed Recapitalization as a whole. However, Mesa would expect that immediately after the Reverse Stock Split, each share of Common Stock would be valued at a price approximately four times greater than without the split. The consummation of the Recapitalization is not conditioned upon the Reverse Stock Split being approved by the stockholders or effected by Mesa.

     Except as otherwise indicated, all share and per share information in this Proxy Statement is presented without giving effect to the Reverse Stock Split.

SPECIAL MEETING


Date; Location.............  The Special Meeting will be held on June 25, 1996 at 10:00 a.m., Dallas time, at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas.


Voting.....................  Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted for a vote of the stockholders at the Special Meeting. The Board of Directors has set April 29, 1996 as the record date (the "Record Date") for determination of stockholders entitled to receive notice of and vote at the Special Meeting.

Shares Outstanding.........  There were 64,050,009 shares of Common Stock issued and outstanding as of the Record Date.

Vote Required..............  The affirmative vote of a majority of the shares of
                             Common Stock represented in person or by proxy and entitled to vote at the Special Meeting will be required to approve the DNR Purchase. The affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date will be required to approve the Required Charter Amendments and the Reverse Split Charter Amendments.

MARKET PRICE OF THE COMMON STOCK


     The closing sale price of the Common Stock as reported by the New York Stock Exchange on February 28, 1996 (the last trading day prior to the announcement of the letter of intent between Mesa and Rainwater) was $3 per share. The closing sale price on April 2, 1996 (the last trading day prior to the announcement that Rainwater had favorably concluded its initial review period under the letter of intent and that commitments and a "highly confident" letter regarding the Debt Refinancing had been obtained) was $2 7/8 per share. On April 26, 1996 (the last trading day before the announcement that Mesa and DNR had entered into the Stock Purchase Agreement) the closing sale price was $3 7/8 per share. On May 23, 1996 (the last trading day before the date of this
Proxy Statement), the closing sale price was $          per share.


INTENTION OF OFFICERS AND DIRECTORS


     Each of the officers and directors who owns Common Stock has indicated that he intends to vote in favor of approval of all Proposals. These officers and directors own, in the aggregate, 5,435,485 shares of the outstanding Common Stock (representing 8.5% of the outstanding shares).


     Two directors, Dorn Parkinson and Joel Reed, oppose the Proposals but do not own shares of Common Stock and will therefore be unable to vote on the Proposals at the Special Meeting.

                   SELECTED HISTORICAL FINANCIAL INFORMATION


                      (in millions, except per share data)



     The following table sets forth selected historical financial information of Mesa as of the dates and for the periods indicated and should be read in conjunction with "Capital Resources and Liquidity" and the consolidated financial statements of Mesa which are incorporated by reference herein.



                                                                                                THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31                          MARCH 31
                                    --------------------------------------------------------    ------------------
                                      1991        1992        1993        1994        1995       1995       1996
                                    --------    --------    --------    --------    --------    ------    --------
STATEMENT OF OPERATIONS DATA:
Revenues..........................  $  249.5    $  237.1    $  222.2    $  228.7    $  235.0    $ 62.2    $   80.6
Costs and expenses................     215.4       210.9       200.2       200.1       187.0      46.2        55.3
                                    --------    --------    --------    --------    --------    ------    --------
Operating Income..................      34.1        26.2        22.0        28.7        48.0      16.0        25.3
                                    --------    --------    --------    --------    --------    ------    --------
Interest Income...................      16.5        13.5        10.7        13.5        15.9       3.9         3.2
Interest Expense..................    (150.8)     (143.4)     (142.0)     (144.8)     (148.6)    (36.7)      (37.7)
Other Income......................      21.0        14.5         6.9        19.2        27.1       8.9        10.3
                                    --------    --------    --------    --------    --------    ------    --------
Net income (loss).................  $  (79.2)   $  (89.2)   $ (102.4)   $  (83.4)   $  (57.6)   $ (7.9)   $    1.1
                                                                                                ======    ========
                                    --------    --------    --------    --------    --------
Net Income (Loss) Per Common
  Share...........................  $  (2.05)   $  (2.31)   $  (2.61)   $  (1.42)   $  (0.90)   $ (.12)   $    .02
                                    ========    ========    ========    ========    ========    ======    ========
BALANCE SHEET DATA (END OF
  PERIOD):
Cash and investments..............  $  260.3    $  169.1    $  150.0    $  162.5    $  187.4              $  155.7
Total assets......................   1,832.8     1,676.5     1,533.4     1,484.0     1,464.7               1,409.1
Long term debt, including current
  maturities......................   1,310.7     1,286.2     1,241.3     1,223.3     1,236.7               1,214.3
Total stockholders' equity........     273.6       184.4       112.1       124.6        67.0                  68.1

                                 CAPITALIZATION


     The following table sets forth the historical consolidated capitalization of Mesa as of March 31, 1996, and as adjusted to give effect to (i) the Recapitalization and the application of the proceeds thereof (assuming net proceeds of $1.1 billion and assuming that all Rights are exercised in full) as described under "Recapitalization -- Use of Proceeds" and (ii) the Required Charter Amendments, as if the Recapitalization and the Required Charter Amendments had been consummated or adopted on March 31, 1996.



                                                                          AS OF MARCH 31, 1996
                                                                        ------------------------
                                                                        HISTORICAL   AS ADJUSTED
                                                                        --------     -----------
                                                                             (IN MILLIONS)
Current maturities of long term debt..................................  $   92.5      $     5.3
                                                                         -------        -------
Long term debt:
  Existing Credit Facility(a).........................................      38.6             --
  HCLP Secured Notes..................................................     457.3             --
  Secured Discount Notes..............................................     618.4             --
  13 1/2% Subordinated Notes..........................................       7.4             --
  New Credit Facility(a)..............................................        --          349.2
  New Notes...........................................................        --          500.0
                                                                         -------        -------
          Total long-term debt........................................   1,121.7          849.2
                                                                         -------        -------
Stockholders' equity:
  Preferred stock, $.01 par value; 10,000,000 shares authorized, historical; 500,000,000 shares authorized, as adjusted
     Series A Preferred Stock, 140,000,000 shares authorized,
      58,407,080 shares issued and outstanding, as adjusted
      (liquidation preference of $132,000,000)(b).....................        --             .6
     Series B Preferred Stock, 140,000,000 shares authorized,
      58,849,557 shares issued and outstanding, as adjusted
      (liquidation preference of $133,000,000)(b).....................        --             .6
     Series A Junior Participating Preferred Stock, 1,000,000 shares authorized, no shares issued and outstanding, historical and as
       adjusted.......................................................        --             --
  Common stock, $.01 par value, 100,000,000 shares authorized, historical; 600,000,000 shares authorized, as adjusted;
     64,050,009 shares issued and outstanding, historical and as
     adjusted.........................................................        .6             .6
  Additional paid-in capital..........................................     399.0          647.8
  Accumulated deficit.................................................    (331.5)        (407.4)
                                                                         -------        -------
Total stockholders' equity............................................      68.1          242.2
                                                                         -------        -------
                                                                        $1,282.3      $ 1,096.7
                                                                         =======        =======


- ---------------


(a) Reflects initial borrowings under the $500 million New Credit Facility. Amounts under the New Credit Facility and Mesa's existing credit facility (the "Existing Credit Facility") do not include approximately $11.4 million in letters of credit that are and will continue to be outstanding.



(b) To the extent Rights are not exercised, the number of shares of Series A Preferred Stock to be issued will decrease and the number of shares of Series B Preferred Stock to be issued will increase by the same amount.

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, including any adjournment thereof, holders of shares of Mesa's Common Stock will be asked to consider and vote upon the following three proposals (the "Proposals"):


          (i) the issuance and sale of a minimum of approximately 58.8 million shares and a maximum of approximately 117.3 million (subject to appropriate adjustment to reflect the Reverse Stock Split, if approved) shares of Series B Preferred Stock to DNR at a price of $2.26 per share on the terms and subject to the conditions set forth in the Stock Purchase Agreement ("Proposal One");


          (ii) an amendment of Mesa's Articles of Incorporation to (i) increase the number of authorized shares of Common Stock of Mesa from 100,000,000 to 600,000,000 (subject to the effect of the Reverse Stock Split, if approved), (ii) increase the number of authorized shares of Preferred Stock from 10,000,000 to 500,000,000 (subject to the effect of the Reverse Stock Split, if approved) and (iii) permit the taking of action by written consent of the holders of any series of Preferred Stock if and to the extent provided in the resolution of the Board of Directors establishing any such series ("Proposal Two"); and

          (iii) an amendment of Mesa's Articles of Incorporation to effect (i) a one-for-four reverse stock split of the outstanding shares of Common Stock,
     (ii) a reduction of the authorized shares of Common Stock from 600,000,000 to 150,000,000 and (iii) a reduction of the authorized shares of Preferred Stock from 500,000,000 to 125,000,000 ("Proposal Three").


     As more fully described herein, the DNR Purchase and the Required Charter Amendments are part of the Recapitalization in which Mesa intends to repay and/or refinance substantially all of its existing debt. Mesa also proposes to effect the Reverse Stock Split, though the approval of Proposal Three is not a condition to implementation of the Recapitalization.



     A MAJORITY OF THE MESA INC. BOARD OF DIRECTORS HAS APPROVED THE PROPOSALS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF EACH OF THE PROPOSALS. TWO OF MESA'S EIGHT DIRECTORS DISSENTED FROM THE BOARD'S DETERMINATION.


RECORD DATE

     At the close of business on April 29, 1996, the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting, there were 64,050,009 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote with respect to each of the Proposals to be acted upon at the Special Meeting.

PROXIES

     Each proxy will be voted in accordance with the specifications marked thereon. If no voting specification is made, shares represented by proxies will be voted FOR the adoption of each of the Proposals. A stockholder may revoke his or her proxy by written notice of revocation received by The Corporation Trust Company, the independent collection agent for the Special Meeting, at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, any time before it is voted, by executing and delivering a later-dated proxy for the Special Meeting to the independent collection agent, or by attending the Special Meeting and voting in person.


     Mesa has retained Morrow & Co., Inc., to solicit proxies in the enclosed form and will pay such firm a fee of approximately $50,000 plus reasonable expenses for so acting. In addition, certain officers, representatives, and regular employees of Mesa may also contact stockholders by telephone, telegram, or personal interview. Mesa will reimburse brokers and other custodians or nominees for their reasonable expenses incurred in forwarding the solicitation material to beneficial owners of Common Stock. The entire cost of this solicitation will be borne by Mesa.

CONFIDENTIAL VOTING

     Mesa's Bylaws require the Board to designate an independent third party not affiliated with Mesa or with any other third party soliciting proxies to collect, count, and hold all proxies and ballots that identify stockholders. Pursuant to this provision, the Board has designated The Corporation Trust Company as the independent collection agent for the Special Meeting. The Board believes that the Bylaw provision requiring independent and confidential collection and counting of proxies helps assure the integrity of the voting process and is in the best interests of the stockholders and Mesa.

QUORUM

     Under Mesa's Articles of Incorporation and Bylaws, as well as the Texas Business Corporation Act (the "TBCA"), the holders of a majority of shares of Common Stock entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum as to that matter at the Special Meeting. In addition, if a quorum is present at the Special Meeting, the stockholders represented in person or by proxy at the Special Meeting may conduct such business as may be properly brought before the Special Meeting, including consideration of the Proposals, until it is adjourned; and the subsequent withdrawal from the Special Meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the Special Meeting. Any proxy cards that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting.

VOTE REQUIRED

     Stockholders of Mesa are entitled to cast one vote with respect to each Proposal to be acted upon at the Special Meeting for each share of Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a majority of the shares of Common Stock that are represented in person or by proxy and entitled to vote at the Special Meeting will be required to approve the DNR Purchase. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date will be required to approve the Required Charter Amendments and the Reverse Split Charter Amendments. Abstentions as to a particular proposal will have the same effect as votes against a proposal. Broker non-votes, however, will be treated as not having been voted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

     NONE OF THE PROPOSALS WILL BE IMPLEMENTED UNLESS BOTH PROPOSAL ONE AND PROPOSAL TWO ARE APPROVED. HOWEVER, THE IMPLEMENTATION OF PROPOSALS ONE AND TWO IS NOT CONDITIONED UPON THE APPROVAL OF PROPOSAL THREE. ACCORDINGLY, A VOTE AGAINST PROPOSAL ONE OR PROPOSAL TWO WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE PROPOSALS, BUT A VOTE AGAINST PROPOSAL THREE WILL NOT AFFECT THE IMPLEMENTATION OF PROPOSALS ONE AND TWO.

     Management does not intend to bring any matters before the Special Meeting other than those set forth in the Notice of Special Meeting of Stockholders and does not know of any other matters to be brought before the Special Meeting by others. The Bylaws of Mesa require advance notice to Mesa of proposals by stockholders for action to be taken at the Special Meeting. If any other matter should properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote proxies in accordance with their judgment on such matters. The proxy card, when properly executed, will be voted as specified therein by the stockholder. If no specification is made, the proxy will be voted for each of the proposals.

INTENTION OF OFFICERS AND DIRECTORS


     Each of the officers and directors who owns Common Stock has indicated that he intends to vote in favor of approval of all Proposals. These officers and directors own, in the aggregate, 5,435,485 shares of the outstanding Common Stock (representing 8.5% of the outstanding shares).


     Two directors, Dorn Parkinson and Joel Reed, oppose the Proposals but do not own shares of Common Stock and will therefore be unable to vote on the Proposals at the Special Meeting.

                              THE RECAPITALIZATION

     References to share numbers and per share prices in the following discussion do not give effect to the Reverse Split Charter Amendments.

TERMS OF THE RECAPITALIZATION


     The Recapitalization contemplates that Mesa will issue an aggregate of $265 million of 8% cumulative convertible preferred stock in transactions in which DNR will acquire at least 50.2% of the preferred shares. To effect the transaction, Mesa will sell approximately 58.8 million shares of Series B Preferred Stock to DNR at the First Closing at a price of $2.26 per share (an aggregate of $133 million). Immediately following the First Closing, Mesa will commence the Rights Offering whereby it will distribute to holders of Common Stock, as of a record date following the date of the First Closing, transferable rights to purchase a pro rata portion of an aggregate of approximately 58.4 million shares of Series A Preferred Stock for the same purchase price of $2.26 per share (an aggregate of $132 million). Each share of existing Common Stock will entitle the holder to receive approximately .912 Rights. DNR will further commit to purchase at the Second Closing (which will occur upon conclusion of the Rights Offering) an additional amount of the Series B Preferred Stock equal to the unsubscribed portion of the Rights Offering. Each share of Series A Preferred Stock and each share of Series B Preferred Stock will be convertible at any time into one share of Common Stock.


     Assuming that the Rights Offering is fully subscribed and DNR purchases the minimum of 58.8 million shares of Series B Preferred Stock, the Series B Preferred Stock will be convertible initially into approximately 32% of Mesa's fully diluted outstanding shares of Common Stock. To the extent the Rights Offering is not fully subscribed, the additional Series B Preferred Stock to be purchased by DNR pursuant to the Standby Commitment could be convertible into up to another approximately 32% of the fully diluted Common Stock. Therefore, depending on the number of Rights exercised by existing stockholders in the Rights Offering, DNR will own between 32% and 65% of the fully diluted outstanding shares of Common Stock. Following the mandatory four-year period of pay-in-kind dividends on the Series A and Series B Preferred Stock, such percentages would be approximately 36% and 72%, assuming no additional issuances of stock after the Recapitalization.

     DNR, as owner of the Series B Preferred Stock, will have the right to nominate and elect a majority of the Board as long as DNR meets certain minimum stock ownership requirements. Except for DNR's right to control the Board as holder of the Series B Preferred Stock and the right of the holders of Series A Preferred Stock to elect directors upon certain dividend defaults, the rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock will be substantially identical. Furthermore, by their terms, any shares of Series B Preferred Stock that are transferred or sold by DNR to an unaffiliated party will be automatically converted into shares of Series A Preferred Stock.


     As part of the Recapitalization, Mesa will repay and/or refinance substantially all of its outstanding indebtedness (approximately $1.2 billion at December 31, 1995). In this regard, on April 1, 1996, Mesa, with DNR's assistance, obtained a commitment for a revolving credit facility for an aggregate of $500 million from Chemical Bank, The Chase Manhattan Bank, N.A., and Bankers Trust Company. Mesa has also filed a registration statement with respect to an underwritten public offering of $500 million of senior subordinated notes, for which Chase Securities Inc., BT Securities Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co. will act as lead underwriters. Proceeds from the bank financing and the

New Notes, when added to the $265 million equity investment described above and cash on hand, will provide Mesa with the funds necessary to repay and/or refinance all of its existing debt obligations. Rainwater's involvement in the Recapitalization was instrumental to obtaining the commitments for the New Credit Facility and engaging the prospective lead underwriters for the offering of the New Notes.



     The terms and conditions of the DNR Purchase are set forth in the Stock Purchase Agreement between Mesa and DNR dated April 26, 1996. For a more detailed description of the Stock Purchase Agreement and the Series B Preferred Stock, see "The Stock Purchase Agreement" and "Description of Preferred Stock," as well as the complete text of the Stock Purchase Agreement and the Statement of Resolution establishing the Series A and Series B Preferred Stock set forth as Annex B and Annex C, respectively, hereto.


EFFECTS OF THE RECAPITALIZATION ON CONTROL OF MESA


     As holder of the Series B Preferred Stock, DNR will have the right to elect four of the seven directors on Mesa's Board so long as it meets the Minimum Ownership Condition. The Minimum Ownership Condition will be met so long as (i) DNR and/or its affiliates continue to own at least 34,132,743 shares of Series B Preferred Stock (58% of the shares DNR will purchase at the First Closing) or at least 15% of the total number of shares of Common Stock outstanding (including shares issuable upon conversion of outstanding Series A and Series B Preferred Stock) and (ii) at least half of such shares are owned by, and the majority of the voting power of the Series B Preferred Stock is exercised by, Richard E. Rainwater and/or his affiliates. See "Description of Preferred Stock -- Voting Rights."



     The Board is empowered by the TBCA to direct the management of the business of Mesa and to make numerous major decisions without stockholder approval. Matters and decisions subject to Board control include, among other things, the purchase and sale of assets of Mesa (other than a disposition of all or substantially all of Mesa's assets outside of the ordinary course of business), the issuance of additional equity or debt securities (subject to limitations imposed by Mesa's charter and debt agreements), the declaration of dividends in respect of Mesa's capital stock, the election and removal of officers of Mesa, capital expenditure decisions, strategic planning, bylaw amendments, officer compensation matters, and the recommendation for stockholder approval of certain major corporate transactions (including mergers, certain asset sales, charter amendments and dissolutions). The four directors elected by DNR, if they vote together, will have the ability to control the outcome of all votes taken by the Board, subject to limited exceptions. Under applicable law, such directors, like all directors, will have fiduciary obligations to all of Mesa's stockholders, not just to DNR. However, DNR's right to control the Board could have the effect of delaying, deterring or preventing tender offers or takeover attempts that some or a majority of Mesa's stockholders might consider to be in their best interests, including offers or attempts that might result in the payment of a premium over the market price for the Common Stock and the Series A Preferred Stock. DNR intends to implement an orderly transition and succession plan for Mesa's senior management. Such plans are being developed. There can be no assurance, however, that such plans will not cause disruption to the business and operations of Mesa. Although Mesa expects to benefit from the participation of DNR's Board representatives, there can be no assurances regarding the effect that DNR's influence on and participation in the management of Mesa will have on Mesa's financial condition and results of operations.



     In the event that all of the Rights distributed in the Rights Offering are not exercised, DNR has agreed to buy from Mesa, and Mesa has agreed to sell to DNR, a number of additional shares of Series B Preferred Stock equal to the number of shares of Series A Preferred Stock offered in the Rights Offering that are not purchased pursuant to the exercise of Rights. Accordingly, if a sufficient number of shares of Series A Preferred Stock are not purchased pursuant to the exercise of Rights, DNR could also obtain ownership of shares of Mesa having, in addition to the right to elect a majority of the Board, a majority of the voting power on matters other than the election of directors. Even if all of the Rights are exercised, DNR will own approximately 32% of the voting shares of Mesa and therefore will be in a position to significantly influence actions that require the approval of Mesa's stockholders. Under the TBCA and Mesa's Articles of Incorporation and Bylaws, the following matters generally require the approval of the holders of a majority of the outstanding shares entitled to vote (subject to any additional rights of the holders of any class or series of stock to vote on such matters separately as a class): (i) a merger of Mesa with or into another corporation or other entity; (ii) the acquisition pursuant to a statutory share exchange of all of the outstanding shares of one or more classes or series of Mesa's capital stock; (iii) a sale, lease, exchange or disposition of all or substantially all of Mesa's assets other than in the ordinary course of business; (iv) the amendment of Mesa's Articles of Incorporation; and (v) a dissolution of Mesa. In addition, subject to certain exceptions, New York Stock Exchange ("NYSE") rules require that the following securities issuances by listed companies be approved by at least a majority of the votes cast (provided that the votes cast represent over 50% of all securities entitled to vote): (a) the establishment of a stock option or purchase plan or arrangement pursuant to which stock may be acquired by officers and directors, except for warrants or rights issued generally to security holders or broadly-based plans or arrangements including other employees; (b) the issuance of greater than one percent of the outstanding common stock or voting power of the company in exchange for the acquisition, directly or indirectly, of assets, property or securities from a director, officer or substantial security holder of the company or from any entity in which such a person has a substantial direct or indirect interest; (c) the issuance of common stock or securities convertible into or exchangeable for common stock representing more than 20% of the common stock or voting power outstanding prior to the issuance, other than in a public offering for cash; and
(d) an issuance of securities that will result in a change of control of the company.



     Holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock will vote together as a single class on all matters other than (i) the election of directors, (ii) certain matters that affect one class or series differently from others, (iii) the creation or issuance of preferred stock ranking senior to or on a parity with the Series A and Series B Preferred Stock,
(iv) any amendment of Mesa's charter to eliminate cumulative voting in the election of directors, and (v) any amendment of Mesa's charter or bylaws that would limit the authority of the Board to amend or repeal any provision of Mesa's Bylaws. Matters referred to in clauses (iii) and (iv) above would require the approval of the holders of Series A and Series B Preferred Stock voting together as a single class. Matters referred to in clause (v) above would require the approval of the Series B Preferred Stock voting as a separate class. Under applicable Texas law, Mesa's charter and applicable NYSE rules, matters submitted to stockholders generally require approval of the holders of a majority of the outstanding shares (or in certain cases, a plurality or majority of those voting). Article XII of Mesa's charter provides that certain fundamental transactions between Mesa and a 20% stockholder (such as DNR) require approval of the holders of shares having 80% of the total voting power, unless (i) certain "fair price" provisions are satisfied or (ii) the transaction is approved by a majority of the "Continuing Directors," which would exclude directors affiliated with or nominated by the 20% stockholder. Such fundamental transactions include: (i) any merger, consolidation or share exchange with a 20% stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by Mesa to any 20% stockholder, or by any 20% stockholder to Mesa, of assets having an aggregate fair market value of $10 million or more; (iii) any issuance or transfer by Mesa to any such 20% stockholder of securities of Mesa, subject to certain exceptions; (iv) any dissolution of Mesa voluntarily caused by or on behalf of any such 20% stockholder; (v) any reclassification of securities which has the effect of increasing any 20% stockholder's proportionate share of such securities by more than 1%; (vi) any series or combination of transactions having the same effect as any of the foregoing; and
(vii) any agreement, contract or other arrangement providing for any of the foregoing. The affirmative vote of the holders of not less than 80% of the outstanding voting stock, voting as a single class, is required to amend or repeal, or adopt any provisions inconsistent with, Article XII of Mesa's Articles of Incorporation.

SOURCES AND USES OF FUNDS


     The following table sets forth the proposed sources and uses of the proceeds of the Recapitalization, assuming the Recapitalization had been completed as of March 31, 1996.



                                                                             ($ in millions)
    SOURCES
    New Credit Facility(1).................................................     $   349.2
    New Notes..............................................................         500.0
    Series A and B Preferred Stock.........................................         265.0
    Cash and investments(2)................................................         219.9
                                                                                 --------
              Total........................................................     $ 1,334.1
                                                                                 ========
    USES
    Repayment of HCLP Secured Notes(2).....................................     $   492.3
    Repayment of Existing Credit Facility(1)...............................          51.1
    Redemption of 12 3/4% Secured Discount Notes due June 30, 1998.........         617.4
    Repayment of 12 3/4% Unsecured Discount Notes due June 30, 1996........          39.7
    Redemption of 13 1/2% Subordinated Notes due May 1, 1999...............           7.6
    Prepayment premium with respect to HCLP Secured Notes(3)...............          64.0
    Transaction Expenses...................................................          35.0
    Accrued Interest.......................................................          27.0
                                                                                 --------
              Total........................................................     $ 1,334.1
                                                                                 ========


- ---------------


(1) Reflects initial borrowings under the $500 million New Credit Facility. Amounts under the New Credit Facility and Mesa's Existing Credit Facility do not include approximately $11.4 million in letters of credit that are and will continue to be outstanding.



(2) Includes approximately $148.1 million in cash and cash investments, $38.3 million in investments, $57.7 million in restricted cash of one of Mesa's subsidiaries, and $9 million of refundable prepaid interest, as shown on Mesa's consolidated balance sheet as of March 31, 1996. This represents substantially all of Mesa's cash and cash investments, investments and restricted cash balances at March 31, 1996.



(3) The amount of the prepayment premium that will be due upon the early retirement of the HCLP Secured Notes is based on prevailing interest rates as of the date of repayment. Such premium would have totaled approximately $64 million on March 31, 1996 and approximately $57 million as of May 23, 1996.


BACKGROUND OF THE RECAPITALIZATION


     Mesa has historically maintained a high degree of leverage and over the last five years has completed a number of transactions designed to either repay, refinance or restructure its debt. Despite these efforts, Mesa's current financial forecasts indicate, assuming no changes in its capital structure and that no significant transactions (including the Recapitalization) are completed, that available cash and cash flow from operating activities may not be sufficient to meet its debt service obligations at the end of 1996. See "Capital Resources and Liquidity." The high degree of leverage limits Mesa's financial flexibility, its ability to reinvest in order to increase reserves and production, its ability to access capital markets in order to decrease leverage, and its ability to capitalize on and increase future asset values. Mesa believes such flexibility and abilities will be improved significantly if the Recapitalization is completed. The Recapitalization is the result of an extensive review of strategic alternatives conducted by the Board and its independent financial advisor, Lehman Brothers, as more fully described below.


  Original Mesa and the Partnership

     In 1964, Boone Pickens founded Mesa Petroleum Co. ("Original Mesa") to conduct exploration and drilling activities in the United States and Canada. Mesa Limited Partnership (the "Partnership") was formed in December 1985 as the successor to Original Mesa. The Partnership reduced capital expenditures and distributed substantially all of its available cash flow to its owners from 1986 through the first quarter of 1990. From 1986 to 1988, the Partnership made two major acquisitions which increased its proved reserves substantially, through the issuance of preference units and debt.


     During 1990, the Partnership began considering various alternatives to reduce debt and to extend the maturities of its debt. In 1991 the Partnership sold properties and created a subsidiary, Hugoton Capital Limited Partnership ("HCLP"), to own its Hugoton field oil and gas properties and to issue the HCLP Secured Notes, using the proceeds to repay outstanding bank debt and to increase cash. Since such property sales, Mesa's two major assets have been its Hugoton field natural gas properties, with 65% of its proved reserves, and its West Panhandle field natural gas properties, with 31% of its proved reserves. In December 1991, the Partnership effected a conversion to corporate form.

  Debt Exchange Offer and Equity Offering

     During the third quarter of 1993, Mesa completed a debt exchange offer for substantially all of Mesa's $600 million of previously outstanding subordinated notes (the "Debt Exchange"). The Debt Exchange resulted in the deferral of cash interest requirements of approximately $75 million annually from mid-1993 through mid-1995. Under the terms of the Debt Exchange, holders of the subordinated notes received a package of Secured Discount Notes, Unsecured Discount Notes and approximately 7.5 million shares of Common Stock.

     In the spring of 1994, Mesa sold 16 million shares of Common Stock in a public offering for net proceeds of $93 million, which were used to retire a portion of the Unsecured Discount Notes. Following that offering, Mesa amended its bank credit facility to extend the maturity to 1997.

  Reassessment of Financial Strategy

     In the summer of 1994, natural gas prices experienced a sharp decline. At that time, management reassessed and lowered its expectation of near-to-intermediate term prices. Upon concluding that natural gas prices were unlikely to rebound strongly enough to provide for a successful refinancing of Mesa's debt due in 1996 and 1998, management began reviewing options to markedly reduce leverage and position Mesa for reinvestment and growth in a more moderate pricing environment.

     Management explored the financial strategy of conveying a net profits interest in its Hugoton properties to a royalty trust and then selling units in the royalty trust publicly or privately. Mesa provided financial information to two investment banking firms, both of which concluded that a royalty trust offering of the nature and size being explored by Mesa was not likely to be successful. A plan to refinance debt was also discussed. In the fall of 1994, Mesa continued to study other potential financial alternatives. This process included an analysis of a volumetric production payment based on Mesa's Hugoton properties in response to an informal proposal from a large natural gas concern ("Company A"). In mid-November 1994, members of management informed Company A that the production payment did not offer a comprehensive solution to Mesa's financial concerns. The results of this analysis were presented to Mesa's Board on November 29, 1994.

     Following the November 29 Board meeting, Mesa was approached by an oil and gas company ("Company B") regarding a sale of all or a substantial portion of the Hugoton properties. After a series of due diligence meetings, Company B indicated a preliminary valuation for the Hugoton properties of $900 million. Following these meetings, on December 19, 1994, Mesa's Board met to discuss strategy and the results of the non-binding indication of interest by Company B. The Board concluded that the Company B indication was not firm enough or at a high enough value to be considered a preemptive offer and that the Hugoton properties should be marketed to a broader group of potential buyers. Shortly thereafter, Mesa announced its intentions to market the Hugoton properties as a whole.

  Dennis Washington Makes Hart-Scott-Rodino Filing, Nominates Director
Candidates

     On December 5, 1994, David H. Batchelder, a former employee of Mesa's predecessor, met at his request with Mr. Pickens. Mr. Batchelder informed Mr. Pickens that he was the financial advisor to Dennis R. Washington and that Mr. Washington had acquired shares of Mesa Common Stock having a value of just under $15 million and constituting less than 5% of the outstanding shares. Mr. Batchelder said that Mr. Washington would soon make a filing regarding Mesa shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 (the "HSR Act"). On December 6, 1994, Mr. Washington made such a filing, notifying Mesa and federal antitrust authorities that he had a present good faith intention to acquire more than $15 million of the outstanding Common Stock and, depending on market conditions, might acquire more of such shares. His notification designated the 25% threshold, which had the effect of permitting him to acquire up to 49.9% of the outstanding shares without further notification under the HSR Act.

     By letter dated February 17, 1995, pursuant to a provision of Mesa's bylaws, Mr. Washington notified Mesa of his wish to nominate three candidates for election as directors at Mesa's May 1995 annual meeting of stockholders and of his intent to cumulate votes in the election. Mr. Washington's letter stated that he beneficially owned at that time 2,854,900 shares of Common Stock, which constituted approximately 4.5% of the outstanding shares. On April 1, 1995, Mesa and Mr. Washington entered into an agreement pursuant to which, among other things, the parties agreed that the slate of nominees to be proposed by the Board for election at the annual meeting would consist of the eight then-incumbent directors and two designees of Mr. Washington (Mr. Batchelder and Dorn Parkinson, the president of a company owned by Mr. Washington).

  Hugoton Auction

     In January 1995, management initiated an auction process intended to result in the sale of all of Mesa's Hugoton properties. First, a select group of oil and gas companies with the potential interest and the financial resources to complete an all-cash purchase of all of Mesa's interests in the Hugoton field would be invited to review information supplied by Mesa and submit preliminary non-binding indications of interest. Next, Mesa would invite the companies that indicated the highest levels of interest to review detailed information in Hugoton property data rooms, solicit binding offers from each of them and then select a winning bidder.

     Of the 21 parties to whom Mesa sent preliminary information, 11 parties timely submitted preliminary indications of interest. Based on the dollar amounts indicated in the submissions, which ranged from $560 million to $850 million, Mesa invited four parties to begin additional due diligence. Three candidates ("Company C," "Company D" and "Company E," respectively) conducted due diligence at various times from March 22 through April 10, 1995.

     Because the preliminary price indications were generally lower than those Mesa had anticipated in light of prices received by sellers of other natural gas properties in the then recent past, management engaged Lehman Brothers as its financial advisor on March 20, 1995, to consider non-asset sale financial alternatives available to Mesa. On April 6, 1995, Lehman Brothers presented management with its preliminary evaluations of several strategic alternatives, including: (i) a sale of the Hugoton properties for $800-$900 million; (ii) a sale of the Hugoton properties for cash combined with loans to Mesa from the buyer; (iii) a joint venture involving Mesa's equity in HCLP; (iv) a partial sale of the Hugoton assets; (v) a Mesa equity offering; and (vi) a merger or sale of Mesa. Lehman Brothers also presented a list of potential participants in such transactions, an analysis of Mesa's alternatives for realizing value from its Hugoton assets and an overview of rights offerings to stockholders. Mesa concluded that continuing the auction for the sale of the Hugoton properties offered the best prospects for the successful resolution of its financial issues.

     On April 28, 1995, a senior representative of Company C met with members of Mesa's management and expressed a high level of interest in the Hugoton properties, stating that Company C might pay as much as $1 billion for the properties. In subsequent conversations, the Company C representative proposed to offer a combination of cash and producing properties of Company C. Representatives of Mesa conducted preliminary due diligence at Company C in order to evaluate the potential noncash consideration.

     On May 17, 1995, at Mesa's annual stockholders' meeting, Mr. Batchelder and Mr. Parkinson were elected to Mesa's Board. The status of the Hugoton auction was reviewed with the Board, including the two new members, at a meeting the same day.

     On May 22, 1995, Mesa received final bids from Company C and Company D. Company C submitted two alternative bids, both involving cash and properties and both subject to the subsequent approval of Company C's board of directors. Mesa estimated that one of the Company C bids had a value of approximately $850 million, and that the other had a somewhat lower value. Company D submitted an all cash bid of $625 million, which was substantially lower than Company D's preliminary indication and regarded by Mesa's management as not competitive. On May 26, 1995, a representative of Company D informed management that it might be able to raise its bid by $100 million.


     Mesa focused on refining the evaluation of the property components of Company C's bids. On June 7, 1995, an officer of Company C met with members of Mesa's management and informed them that the board of directors of Company C had not approved its bids of May 22, 1995. Instead, Company C was prepared to offer a smaller package of properties and cash that Mesa estimated had a value of $750 million. Faced with this change, Mesa's senior management considered Mesa's options, particularly the possibility of continuing to negotiate with Company C or developing a new auction process to sell its Hugoton assets in smaller parcels. On June 9, 1995, Mesa's Board held a call with Lehman Brothers to consider Mesa's available options, and concluded that none of the bids received in the auction were acceptable. All directors participating in the call, including Mr. Batchelder, agreed with that conclusion. Mr. Parkinson did not participate in the call. The Board members also concluded that Mesa should continue to explore asset sale and refinancing alternatives. During the discussion, Mr. Batchelder recommended, without asking for a vote, that a sale or merger of Mesa be included among the strategic alternatives to be explored. Such recommendation was not adopted at that time. On June 12, the next business day, Mesa announced that no acceptable bids had been received in the Hugoton field auction, that the auction had terminated, that it would continue to pursue asset sale and refinancing alternatives and that it had retained Lehman Brothers as its financial advisor for this purpose.


  Hugoton Segment Sales

     Following the termination of the auction process in mid-June 1995, management determined to divide the Hugoton interests into smaller segments for sale to a broader range of buyers. Management believed that offering smaller segments could increase the number of bidders that would have the financial resources to purchase the properties and that, in the aggregate, Mesa could realize a higher price for its Hugoton interests. This conclusion was supported by comparison with several smaller publicly announced property sales for properties similar to Mesa's Hugoton interests but with valuations significantly higher than those indicated in the auction. Mesa engineering personnel then divided Mesa's Hugoton interests into eight different segments, including a segment consisting of the natural gas gathering and processing assets (the "GG&P Assets").

  Dissident Shareholders Announce 13D Group

     On June 29, 1995, a Statement of Beneficial Ownership on Schedule 13D was filed with the Securities and Exchange Commission ("SEC") announcing that Mr. Washington, Marvin Davis and certain of his affiliates, Mr. Batchelder and Mr. Parkinson (collectively, the "WDB Group") beneficially owned an aggregate of 6 million shares of Mesa's Common Stock, or approximately 9.4% of the outstanding shares. The filing stated that Mr. Washington owned 3.5 million of these shares and that Mr. Davis and certain affiliates owned 2.5 million shares. That same day, Mr. Washington and Mr. Davis sent a letter to the Board asking the Board to promptly form a committee consisting of all independent directors, with independent legal and financial advisors, to explore all alternatives to enhance value for Mesa's stockholders. Mr. Batchelder and Mr. Parkinson sent a similar letter to the other directors seeking the appointment of an independent committee to explore alternatives, including business combinations or a sale of Mesa.

     On July 3, 1995, after a conference call among the directors other than Mr. Batchelder and Mr. Parkinson, Mesa filed a lawsuit regarding the Schedule 13D against the members of the WDB Group and certain other persons alleging, among other things, that the defendants had violated Section 13(d) of the

Exchange Act, because they had constituted a group owning more than 5% of Mesa's Common Stock since at least late 1994 but had not filed a Schedule 13D until June 29, 1995 and because the Schedule 13D failed to disclose the existence and identity of other members of the group. The lawsuit sought injunctive relief, including prohibitions against voting Mesa shares and calling a special stockholders' meeting, rescission of the April 1, 1995 agreement between Mesa and Mr. Washington and an order that Mr. Batchelder and Mr. Parkinson resign from Mesa's Board.

  Hugoton Segment Proposal

     In early July 1995, Company B contacted Mesa regarding a bid for all or a portion of the Hugoton segments, and visited Mesa's data rooms. One week later, Company B submitted three alternative bids for different working interest segments. Mesa encouraged Company B to raise its offers for the working interest segments, but it raised them only slightly. On July 20, Mesa's Board determined that Company B's bids were inadequate. By letter dated August 14, 1995, Company B formally withdrew its offer.

  July 6 Board Meeting


     On July 6, 1995, Mesa's Board met to consider expansion of its review of strategic alternatives and whether to authorize Lehman Brothers to solicit formal proposals for the sale of Mesa's assets (either as a whole or in segments), the sale or merger of Mesa and equity infusions. Lehman Brothers recommended the Proposal Solicitation Process in which candidates would be invited to submit bids by November 20, 1995. The objective of the process was to allow the Board to be able to review proposals for each of the various transaction types concurrently, although preemptive proposals or offers could be evaluated prior to that date. The Board determined that all the strategic alternatives would be explored under the direction of Mesa's entire Board and with the advice of Lehman Brothers and company counsel, and not by a separate committee with separate financial and legal advisors. Mr. Batchelder and Mr. Parkinson voted against this proposal, stating that their opposition was based on the fact that the proposal did not contemplate a separate committee with separate advisors.


     At the July 6 meeting, the Board also approved a proposal that Mesa adopt a limited term shareholder rights plan (the "Shareholder Rights Plan"), which was designed to ensure that if Mesa received any takeover proposals during the Proposal Solicitation Process, the Board would have sufficient time to respond and also to prevent certain takeover abuses. The provisions of the Shareholder Rights Plan would be triggered if a person or group acquired beneficial ownership of 10% or more of the Common Stock after July 6, 1995, except pursuant to a "Permitted Offer" -- a tender or exchange offer that meets certain criteria, as described under "Shareholder Rights Plan" below. If triggered, the Shareholder Rights Plan would allow all stockholders, other than the person or group exceeding the ownership threshold, to purchase Common Stock at a 50% discount. Mr. Batchelder and Mr. Parkinson voted against the adoption of the Shareholder Rights Plan.

     Also on July 6, 1995, following the special meeting of the Board that day, the WDB Group announced that in light of the Board's rejection of the WDB Group's independent committee proposal, the WDB Group would seek to call a special meeting of Mesa's stockholders "for the purpose of electing a majority of directors committed to exploring all alternatives for maximizing shareholder value."

  The Proposal Solicitation Process

     Lehman Brothers developed a list of 141 candidates consisting of domestic and foreign integrated oil companies, independent exploration and production companies and financial buyers. On August 2, 1995, Lehman Brothers sent preliminary notification letters to each of these companies and later called top executives at each company by telephone to gauge their interest levels in the Hugoton segments, Mesa's Hugoton properties as a whole, a merger or sale of Mesa, an equity infusion or a combination of these transactions. Lehman Brothers contacted Mr. Batchelder to ask whether Mr. Washington and/or Mr. Davis had any interest in participating in the Proposal Solicitation Process or in submitting a proposal, to which Mr. Batchelder replied that they were not interested.

     Ultimately, 49 of the 141 companies indicated an interest in participating in the process, each in one or more categories of potential transaction. Each company received either a descriptive memorandum about Mesa, a descriptive memorandum about Mesa's Hugoton properties or both. The property memoranda were sent out in mid-August to 46 candidates and the corporate memoranda two weeks later to 36 candidates.


     Following the receipt and review of these memoranda, data room visits were scheduled with those candidates that wished to pursue the process further. From September 5, 1995, to October 27, 1995, a total of 26 companies visited the data rooms, including 12 candidates for the corporate data rooms and 14 for the property data rooms. Lehman Brothers and Mesa also met with 21 companies during this period to discuss direct equity infusions, asset purchases and a merger or sale of Mesa. Such companies were generally asked to submit any other type of proposal they wished Mesa to consider.



     Among these meetings was a meeting with representatives of Rainwater held on October 6, 1995 to discuss a potential equity infusion. Mesa, Lehman Brothers and Rainwater discussed a number of options, primarily a preferred equity investment of approximately $100 million in HCLP. Based on these discussions, Mesa determined not to pursue the investment, as it did not consider it to be preemptive or to offer a comprehensive solution to Mesa's financial concerns. Rainwater nonetheless indicated an interest in discussing other options with Mesa in the future, but did not submit a proposal on November 20 and made no new proposal until February 1996.


  Proxy Filing by WDB Group

     On August 8, 1995, the WDB Group filed a preliminary proxy statement with the SEC with respect to its proposal to call a special meeting of Mesa's stockholders. The preliminary proxy statement, as subsequently revised, stated that the purpose of the solicitation would be to obtain sufficient written requests from stockholders to call a special meeting, at which stockholders would be asked to vote for, among other things, the removal of all directors serving on the Board at the date of such meeting and the election of the nominees of the WDB Group to replace all of the directors so removed. In an amendment to its Schedule 13D filed with the SEC on August 7, 1995, the WDB Group stated that it would not immediately seek to call a special meeting, but would communicate with stockholders with respect to certain matters, and that it would determine in its sole judgment whether and when to seek to call a special meeting.

     Also on August 8, 1995, the WDB Group filed an answer denying the claims in Mesa's lawsuit and asserting a counterclaim against Mesa and its directors other than Mr. Batchelder and Mr. Parkinson. The counterclaim, as amended, alleged, among other things, that such directors constituted a group owning more than 5% of Mesa's Common Stock and were required to file a Schedule 13D; that certain of them had engaged in transactions in Mesa securities that violated federal securities laws; and that the adoption of the Shareholder Rights Plan was a violation of fiduciary duty by such directors. The counterclaim sought damages and injunctive relief, including invalidation of the Shareholder Rights Plan.

  Settlement with WDB Group

     On September 20, 1995, Mesa and Mr. Pickens entered into an Agreement of Compromise and Settlement (the "WDB Settlement Agreement") with the WDB Group and certain related parties in settlement of the litigation between Mesa and the WDB Group. Pursuant to the Agreement, Mr. Batchelder resigned from the Board and Joel L. Reed, his business partner, was elected by the Board to succeed him.

     Except as specifically permitted by the WDB Settlement Agreement as described below, the members of the WDB Group agreed that they will not, prior to December 31, 1996, solicit or encourage any other person to solicit, or advise any person with respect to the solicitation of, proxies with respect to any securities issued by Mesa or any of its subsidiaries, or participate or engage in any solicitation of proxies (A) with respect to any matter submitted or to be submitted to the vote of the holders of any such securities at any annual or special meeting or (B) for the purpose of calling a special meeting of Mesa's stockholders or the holders of any such securities; or advise or seek to advise any person with respect to the voting of any Mesa securities; or submit, or encourage any other person to submit, or advise or assist any person with respect to the submission of, any nominations or proposals to Mesa or to the holders of any Mesa securities for consideration by its stockholders or the holders of any Mesa securities at any annual or special meeting of such holders; or otherwise take any action to request a special meeting of the holders of any Mesa securities. The agreement also provided that, other than in the context of a proxy solicitation as to which members of the WDB Group have exercised their contractual rights to solicit proxies, none of the parties to the agreement will publicly make any negative statements regarding any other party, Mesa's Board, the process by which Mesa is exploring alternatives to maximize stockholder value, or any proposed, pending or consummated business combination, asset sale or equity infusion regarding Mesa.


     The WDB Settlement Agreement permits the members of the WDB Group to conduct a proxy solicitation with respect to Mesa's 1996 annual meeting if, at the time of the solicitation, Mesa (i) has not effected a business combination, sale of assets or equity or similar transaction that meets certain criteria as to size and as to which an acceptable investment banker renders a favorable opinion as to the fairness of the transaction, all as set forth in the WDB Settlement Agreement (an "Endorsed Major Transaction") or (ii) has consummated a similar transaction that is not an "Endorsed Transaction" under the criteria set forth in the WDB Settlement Agreement. Upon consummation, the DNR Purchase together with the Rights Offering will constitute an Endorsed Major Transaction.


     The WDB Settlement Agreement also provided that on or before February 29, 1996, the Board would set and announce a date for Mesa's 1996 annual meeting of stockholders, which date would be no later than May 31, 1996. The agreement further provided that the Board could extend each such date (or, after February 29, 1996, could extend the May 31, 1996 date) for up to 60 days if at the time of extension either (i) Mesa had entered into a definitive agreement, or filed proxy materials, for an Endorsed Major Transaction or (ii) an acceptable investment banker had informed the Board in writing that discussions or negotiations were in process with one or more third parties that appeared reasonably likely to result in such a definitive agreement prior to the date to which the annual meeting was to be extended. The WDB Settlement Agreement also provided that the members of the WDB Group could not take any solicitation action with respect to such meeting until the Board had publicly announced the date thereof.

  Company A Proposals

     Mesa received a proposal from Company A in early August 1995 that entailed
(i) a volumetric production payment based on Mesa's Hugoton properties, (ii) a sale to Company A of the GG&P Assets and (iii) a preferred stock investment in HCLP. Management and Lehman Brothers met with representatives of Company A numerous times over the next several months and continued to negotiate with them over terms and proposals. Mesa's Board reviewed the proposal in various forms on August 22 and November 8 and determined that they were not sufficiently attractive to preempt the Proposal Solicitation Process. Company A ultimately submitted two proposals on November 20, 1995.

  November 20, 1995 Proposals

     During the week of November 20, 1995, Mesa received fifteen proposals from interested parties. All of the proposals were for all or parts of Mesa's Hugoton properties. No proposals for a merger or sale of the entire company or for an equity infusion into Mesa were received. Lehman Brothers presented the results of the process to the Board on November 21 and again on November 30.


     Company C submitted a cash and property proposal for all the Hugoton properties that Mesa believed did not provide an adequate cash component, and did not provide an acceptable value for the properties. Company A submitted a financing and asset purchase proposal that Mesa believed had an approximate value of $725 million. Finally, another company submitted a low bid for the Hugoton interests that Mesa's Board did not consider. Mesa received five bids for smaller Hugoton segments, none of which represented a substantial dollar value. The Board received seven proposals for the GG&P Assets, ranging in value up to $150 million.


     In addition, Mesa received a proposal to acquire its West Panhandle field processing plant and received an indication from two parties that they were considering a joint proposal to Mesa. This joint proposal was never submitted.

     In presenting the proposals, Lehman Brothers reviewed with the Board a number of issues cited by various participants in the process who declined to submit proposals. The primary issues cited were low commodity price expectations, the belief that Mesa's properties were fully developed and thus lacked "upside" potential, the overall size of the transaction and Mesa's high financial leverage. In addition, Lehman Brothers attributed the disappointing results in part to the notion that Mesa was viewed as a distressed seller.

  Subsequent Negotiations

     At the request of the Board, Lehman Brothers contacted three of the companies that had submitted proposals for the GG&P Assets in order to encourage them to purchase preferred equity in HCLP and to raise their offers for the GG&P Assets. All declined to pursue the purchase of a preferred equity interest in HCLP. Lehman Brothers also contacted Company A and inquired as to its interest in acquiring a preferred equity interest in HCLP, which Company A also declined. Finally, Lehman Brothers contacted Company C to encourage it to increase the cash component of its proposal. Company C revised its proposal but not to a level considered adequate by the Board.

     In addition, two participants in the process which had declined to submit proposals, Company D and a pipeline company, were contacted as to their interest in purchasing the GG&P Assets and an HCLP preferred equity interest. Both declined to pursue these transactions, citing value and rate of return concerns. Two other companies that had earlier declined to submit proposals contacted Mesa. One, a financial company, contacted Mesa in January 1996 to discuss a preferred equity investment in conjunction with a debt restructuring. Mesa held meetings with senior representatives of such company, but no proposal was received. Another group proposed a concept that involved a property swap, issuance of debt and equity securities and a debt restructuring. This group's concept was considered by the Board to be insufficiently defined and subject to too many substantial contingencies.

     Mesa conducted substantive negotiations with the two bidders for the GG&P Assets whose proposals were most attractive, including Company E. Beginning on January 3, 1996, representatives of Mesa met with representatives of those two companies to negotiate the purchase and sale agreement and related gathering and processing arrangements to facilitate the sale. By late February, the negotiations with Company E had resulted in a proposed definitive agreement to be presented to the Board. However, management had become increasingly concerned that, among other things, the sale of the GG&P Assets on a stand alone basis would not relieve Mesa of its near term liquidity issues.

     In early February 1996, representatives of Rainwater and Mesa began discussions and negotiations relating to a purchase of equity securities of Mesa. On February 16, 1996, Rainwater's first formal proposal was received, and a revised proposal was received on February 23, 1996.


     Representatives of Mesa and Rainwater negotiated the amount of consideration to be paid by Rainwater following their initial discussions in early February 1996. Over the course of the following weeks, the parties held numerous meetings prior to the establishment of the stated price per share. Initially, an equity infusion of $150 million, to be sold at a discount to market, was proposed by Rainwater representatives. Mesa responded that such amount was insufficient to fully resolve its financial concerns and proposed a $300 million equity infusion. After substantial negotiations, the parties agreed to the equity infusion on the terms described herein. The purchase price per share was based upon a formula that established a price per share equal to the lesser of a discount to the ten day average closing NYSE composite price per share or $2.50 per share. After further negotiation, the discount was established at 25%, which, based on the average closing price for the ten days ending the day before the execution of the letter of intent, set the price at $2.26.


  February 28 Board Meeting


     At a meeting on February 28, 1996, Mesa's Board reviewed Mesa's financial condition, the Rainwater proposal and the GG&P Asset sale proposal from Company
E. With respect to the potential sale of the GG&P Assets to Company E, the Board considered the following potential benefits: (i) the proceeds from the sale, when applied to Mesa's existing debt, would resolve Mesa's near term liquidity issues and avoid a potential debt default until December 1997, and (ii) the proposed price was considered attractive, based on Lehman

Brothers' analysis of discounted cash flow values, comparable asset sales and the other GG&P Asset sale proposals received. The principal disadvantages considered by the Board were (i) that the sale would not fully resolve all of Mesa's financial concerns, because it would extend the projected date at which a liquidity crisis was expected by only 12 to 18 months and would not reduce the amount of new equity needed to effect a refinancing of Mesa's remaining debt;
(ii) that Mesa's stock price might be impaired if Mesa could not consummate another transaction to reduce debt in the near term or if industry conditions did not improve; (iii) the potential negative impact of the sale on the value of Mesa's remaining Hugoton property interests; and (iv) potential production constraints due to the loss of control of the GG&P Assets.



     In considering the Recapitalization, the Board considered the potential advantages and disadvantages and other matters described elsewhere herein.



     After comparing the potential advantages and disadvantages of one transaction to the other, the Board chose to pursue the Rainwater proposal rather than the GG&P Asset sale proposal principally because the former, unlike the latter, offered a comprehensive solution to Mesa's financial concerns.



     Accordingly, the Board authorized the execution of a letter of intent with Rainwater that contemplated a recapitalization substantially as described herein, except as to board representation. The letter of intent contemplated that Rainwater, as holder of the Series B Preferred Stock, would be entitled to elect two of Mesa's seven directors and that those two, together with Mr. Pickens, would constitute an Executive Committee of the Board. A majority of the Executive Committee would be required to approve a substantial number of major matters, whether or not full Board approval was also required, as well as all matters which by law do not need approval by the full Board.


     The letter of intent contained a binding agreement by Mesa that was substantially the same (including the exceptions thereto) as the Exclusivity Covenant described under "The Stock Purchase Agreement -- Covenants Regarding Exclusivity." The letter of intent also obligated Mesa to pay Rainwater termination fees generally the same as those described under "The Stock Purchase Agreement -- Termination Payments" with respect to the Stock Purchase Agreement in the event of termination of the letter of intent for reasons equivalent to those stated in such section. Among other things, such provisions gave Rainwater the right to terminate the letter of intent and to require Mesa to pay it certain fees in the event Mesa solicited proposals for alternative transactions.


     All directors present at the February 28 meeting voted in favor of the letter of intent, except that Mr. Reed and Mr. Parkinson voted against. The letter of intent was signed by Mesa on February 28, 1996 and publicly announced the next morning. The letter of intent provided for a 30 day initial review period for due diligence by Rainwater and for an exploration of the availability of financing.



     Also at the February 28 meeting, Lehman Brothers delivered to the Board a letter stating that the discussions or negotiations then in process with Rainwater appeared reasonably likely to result, prior to July 30, 1996, in a definitive agreement for an Endorsed Major Transaction for purposes of the WDB Settlement Agreement. Accordingly, the Board extended to April 29, 1996 the date by which it was required by the WDB Settlement Agreement to set and announce a date for the 1996 annual meeting of stockholders.


  Financing Commitments


     On March 1, 1996, representatives of Rainwater and Mesa began contacting major commercial and investment banks in order to solicit proposals for refinancing Mesa's debt. Beginning on March 7, 1996, meetings were held with three commercial banks, which were asked to submit proposals for a fully committed senior secured credit facility. "Highly confident" letters for a subordinated note issuance were also sought. Mesa received a number of proposals that, on the whole, contained favorable terms that the banks indicated would not have otherwise been available to Mesa absent the involvement of Rainwater. By the end of March, the proposal for a new credit facility offered by Chemical Bank, The Chase Manhattan Bank, N.A., and Bankers Trust Company was considered by management to be the most desirable from Mesa's standpoint. Its terms required, among other things, that Rainwater be entitled to elect a majority of Mesa's directors. A commitment letter was executed by the banks and presented to Mesa for its consideration and acceptance. Mesa also received from Chase Securities Inc. a letter stating that, based on then current market conditions and subject to certain assumptions, such firm was highly confident that it could arrange for the sale by Mesa of up to $525 million of subordinated notes through a private sale (through a Rule 144A offering) or public offering.


     On April 1, 1996, the Board met to consider the proposed bank commitment and an amendment to the letter of intent with Rainwater. Like the proposed bank commitment, the amendment to the letter of intent contemplated that Rainwater, as holder of the Series B Preferred Stock, voting as a separate class, would be entitled to elect a majority of Mesa's directors, in lieu of the governance structure described in the letter of intent. The Board authorized execution of the amendment to the letter of intent and acceptance of the commitment letter from the banks named above for the New Credit Facility. All directors present (including Mr. Parkinson) voted in favor, except that Mr. Reed abstained regarding the amendment to the letter of intent.

     On April 2, Mesa announced that Rainwater had favorably completed its initial review period and that Mesa had received the bank commitment letter and the "highly confident" letter.

     During April 1996, Mesa and Rainwater negotiated the Stock Purchase Agreement and related documents and Rainwater completed its due diligence.

  April 23 Board Meeting


     At a meeting held on April 23, 1996, the Board reviewed the terms of the DNR Purchase, including the terms of the proposed Stock Purchase Agreement and the terms of the Series A and Series B Preferred Stock. At that meeting, Lehman Brothers presented its analysis of the transaction and its potential effects on Mesa and the trading values of the Common Stock and Series A Preferred Stock after the transaction, as well as possible trading values of the Common Stock in the event the transaction was not pursued. Lehman Brothers also delivered its opinion, described below, to the Board regarding the fairness of the transaction. A discussion of Lehman Brothers' analysis is set forth at "Opinion of Independent Financial Advisor" below. At that time, five of the six directors present indicated that they favored pursuing the Recapitalization, subject to further exploration of certain issues, including those being discussed with the NYSE regarding the application of the NYSE's voting rights policy to the special voting rights of the Series B Preferred Stock. The Board directed management and counsel to engage in further discussions with Rainwater regarding these issues and agreed to convene again on April 25 or 26 as discussions with the NYSE progressed. All directors other than Fayez Sarofim and Dorn Parkinson attended the meeting. Of those present, Joel Reed was the sole director opposing the transaction.


  Discussions with WDB Group

     At the April 23 meeting, the Board also discussed the provision of the proposed Stock Purchase Agreement that would entitle DNR to terminate the Stock Purchase Agreement if the WDB Group were to take certain actions that are prohibited by the WDB Settlement Agreement or were to initiate prior to the Special Meeting certain proxy solicitation actions that, in either case, DNR considered to be materially adverse to DNR or the Recapitalization. See
"-- Settlement with WDB Group" and "The Stock Purchase
Agreement -- Termination." In the meeting, Mr. Reed, who is a member of the WDB Group, was asked what the intentions of the group were with respect to the Recapitalization. After some discussion, Mr. Reed said he would check with others after the Board meeting and would then discuss the matter with a representative of Mesa. Mr. Reed also advised the Board that the WDB Group would shortly file a Schedule 13D amendment disclosing that the group had been disbanded and that Mr. Davis had sold shares.

     Following the Board meeting, a Mesa representative proposed to Mr. Reed that Mesa and the WDB Group consider amending the WDB Settlement Agreement and otherwise agree that (i) Mesa would combine the Special Meeting and the 1996 annual meeting for the election of directors into a single meeting, (ii) Mr. Reed and Mr. Parkinson would be nominated by the Board for election as directors at that meeting, subject to their agreement to resign from the Board if the First Closing occurred by a date to be agreed upon, (iii) the WDB Group would not solicit proxies on any matter at that meeting, and (iv) if the Recapitalization were not consummated by a date to be agreed upon, the WDB Group would have the right to require Mesa to hold a special meeting at which directors would be elected as at an annual meeting, as opposed to having to obtain the affirmative vote of the holders of a majority of the outstanding shares to remove and replace the Board (as usually required at a special meeting).



     After a break in the discussions for Mr. Reed to use the telephone, Mr. Reed said that the elements listed above would be acceptable if the following elements were added: (A) in connection with the Rights Offering, the WDB Group would be permitted to acquire additional Rights in the marketplace and to exercise such Rights, (B) the WDB Group's lawyers would have to be satisfied that the special meeting referred to in clause (iv) above would be held even if Mesa were to make a Chapter 11 filing, (C) if, after Mr. Reed and Mr. Parkinson resigned from the Board at the First Closing, the Second Closing did not occur by a date to be agreed upon, the Board would reelect them to the Board, (D) the WDB Group would vote its shares of Common Stock at the Special Meeting proportionately with the votes cast by other stockholders and (E) Mesa would reimburse the WDB Group for expenses, to be documented, which Mr. Reed estimated at $3 million. Later that day, the Mesa representative advised Mr. Reed that, although the other elements of his counter proposal sounded workable, the expense reimbursement would not be acceptable to the Board. Mr. Reed replied that no agreement could be reached without the expense reimbursement provision.


     On April 24, 1996, Mr. Reed called the Mesa representative and said that Mr. Parkinson wanted to participate in the April 25 or 26 Board meeting, that Mr. Parkinson, as well as Mr. Reed, planned to dissent with respect to the Recapitalization and that both would provide written dissents for inclusion in Mesa's proxy materials. Mr. Reed also said that Mr. Batchelder had spoken with the parties and that they will nominate candidates for election as directors at the 1996 annual meeting. Mr. Reed also said that they expect the Recapitalization proposal to fail.

     Also on April 24, 1996, the WDB Group filed an amendment to its Schedule 13D stating that, on April 22, 1996, Mr. Davis and his affiliates had notified Mr. Washington in writing that Mr. Davis and his affiliates were terminating their participation in the WDB Group. The amendment further disclosed that the Davis parties had sold an aggregate of 937,500 shares of the 2,500,000 shares of Common Stock owned by them at the time the Schedule 13D was first filed in June 1995.

  April 26 Board Meeting

     On April 26, 1996, following discussions with the NYSE, Mesa believed a resolution of the voting rights issue could be achieved. Accordingly, the Board convened by conference call to again consider the Recapitalization and the terms thereof. Earlier in the day, counsel to Mesa had received drafts of letters from Mr. Reed and Mr. Parkinson in which they stated the reasons for which they would dissent to the DNR Purchase, copies of which were forwarded to the other directors. At the meeting, Mr. Reed and Mr. Parkinson each discussed with the Board their concerns regarding the DNR Purchase (which concerns are set forth in the text of their letters as reproduced under "Letters of Dissenting Directors" below). The Board also discussed other issues relating to the Recapitalization, including the NYSE voting rights policy issue. Thereafter, the Board approved the Recapitalization, including the DNR Purchase, subject to resolution of the NYSE matter. Five of the seven directors present (Paul W. Cain, John S. Herrington, Wales H. Madden, Boone Pickens and Robert L. Stillwell) voted in favor of the Recapitalization, with Mr. Reed and Mr. Parkinson dissenting. The remaining director, Fayez Sarofim, did not participate in the meeting, but indicated his support for the Recapitalization to other directors prior to the meeting.

     Subsequent to the Board meeting, and after further discussions between the NYSE and each of Mesa and Rainwater, DNR agreed to increase the "minimum ownership amount," below which the special voting rights of the Series B Preferred Stock would terminate, to that percentage reflected below under "Description of Preferred Stock -- Voting Rights." Thereafter, Mesa and DNR executed the Stock Purchase Agreement on the evening of April 26, 1996. Mesa and DNR believe that, as modified, the special voting rights of the Series B Preferred will be acceptable to the NYSE.

     At the April 26 Board meeting, the Board also unanimously approved July 30, 1996 as the date for Mesa's 1996 Annual Meeting of Stockholders.


     On the next business day, April 29, 1996, Mesa publicly announced the signing of the definitive agreement and filed preliminary proxy materials for the Special Meeting with the SEC.



  Registration Statements; HSR Filings



     On May 7, 1996, Mesa filed with the SEC a registration statement with respect to the New Notes (the "Note Registration Statement"). On May 9, 1996, Mesa filed with the SEC a registration statement with respect to the Series A Preferred Stock to be issued pursuant to the exercise of Rights (the "Rights Offering Registration Statement").



     On May 9, 1996, DNR and Mesa each filed a Premerger Notification and Report Form with respect to the DNR Purchase with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act. Early termination of the waiting period under the HSR Act was granted on May 17, 1996.



  Dennis Washington Announces Intent to Nominate Directors



     By letter dated May 9, 1996, pursuant to a provision of Mesa's bylaws, Mr. Washington notified Mesa that he wishes to nominate seven persons to stand for election to the Board at Mesa's 1996 annual meeting of stockholders and of his intent to cumulate votes in the election. On May 10, 1996, the WDB Group filed an amendment to its Schedule 13D reporting Mr. Washington's notification letter and stating that (i) Mr. Washington had provided the notice at that time in order to preserve his ability to nominate directors at the 1996 annual meeting and (ii) the WDB Group anticipated that it would not solicit proxies with respect to the 1996 annual meeting prior to the vote of Mesa's stockholders on the Recapitalization, although they reserve the right to solicit proxies subject to applicable restrictions in the WDB Settlement Agreement. Under the WDB Settlement Agreement, Mr. Washington has agreed not to nominate directors at the 1996 annual meeting if, prior to that meeting, Mesa has completed an Endorsed Major Transaction. See "-- Settlement with WDB Group" above.


OPINION OF INDEPENDENT FINANCIAL ADVISOR

     The Board engaged Lehman Brothers on July 6, 1995 to act as its financial advisor with respect to the solicitation and evaluation of proposals from third parties for (i) an equity infusion into Mesa, (ii) the purchase of all or a part of Mesa's Hugoton field assets in segments or as a whole, (iii) the acquisition of Mesa with or without a sale of all or a part of the Hugoton field assets and
(iv) other alternative transactions, and to render to the Board its opinion as to the fairness, from a financial point of view, to Mesa or its stockholders of the terms of any transaction that might ultimately be implemented.


     On April 23, 1996, in connection with the consideration of the DNR Purchase and the Stock Purchase Agreement, Lehman Brothers made a presentation to the Board with respect to the DNR Purchase and delivered its opinion that, as of the date of such opinion, and subject to assumptions, factors and limitations set forth in such opinion as discussed below, the consideration to be received by Mesa for the Preferred Stock to be issued and sold in the Recapitalization is fair, from a financial point of view, to Mesa and, accordingly, to the stockholders of Mesa. Such opinion was reissued on May 24, 1996.


     THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS, WHICH SETS FORTH THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION, IS INCLUDED AS ANNEX A TO THIS PROXY STATEMENT, AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE OPINION OF LEHMAN BROTHERS SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


     No limitations were imposed by Mesa on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the Board as to the form or amount of consideration to be offered to Mesa for the Preferred Stock to be issued and sold in the Recapitalization, which was determined through arm's-length negotiations between Mesa and Rainwater and their respective advisors. Lehman Brothers' opinion is for the use and benefit of the Board and was rendered to the Board in connection with its consideration of the DNR Purchase. Lehman Brothers' opinion does not constitute a recommendation to any of Mesa's stockholders as to how such stockholder should vote with respect to the DNR Purchase or as to whether such stockholder should subscribe for any shares of Series A Preferred Stock pursuant to the Rights Offering. Lehman Brothers was not requested to opine as to, and its opinion does not address, Mesa's underlying business decision to proceed with or effect the DNR Purchase.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed: (i) the Stock Purchase Agreement and the specific terms of the DNR Purchase, including the terms of the Preferred Stock to be issued and sold in the Recapitalization,
(ii) such publicly available information concerning Mesa which Lehman Brothers believed to be relevant to its inquiry, including the Annual Reports to stockholders and Annual Reports on Form 10-K of Mesa for the three years ended December 31, 1995 and certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Mesa, (iii) financial and operating information with respect to the business, operations and prospects of Mesa furnished to Lehman Brothers by Mesa, including without limitation certain projections prepared by Mesa, (iv) a trading history of Mesa's Common Stock for the two year period ended April 19, 1996 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (v) a comparison of the historical financial results and present financial condition of Mesa with those of other companies that Lehman Brothers deemed relevant, (vi) a comparison of the financial terms of the DNR Purchase including the specific terms of the preferred stock with the financial terms of certain other transactions that Lehman Brothers deemed relevant, and (vii) Mesa's current need for additional cash to fund its debt obligations and capital, operating and growth requirements, its current highly leveraged capital structure and the alternatives available to Mesa to obtain additional financing at this time. In connection with its opinion, Lehman Brothers also reviewed certain information provided by Mesa relating to Mesa's oil and natural gas reserves, including year-end reserve reports prepared by Mesa's petroleum engineers and discussed the reserve information with the senior management of Mesa and its petroleum engineers.


     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of management of Mesa that it was not aware of any facts that would make such information inaccurate or misleading. With respect to the projections provided to Lehman Brothers by the management of Mesa, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Mesa as to the future financial performance of Mesa and that Mesa will perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Mesa and did not make or obtain any independent evaluations or appraisals of the assets or liabilities of Mesa. The opinion of Lehman Brothers states that it was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion.


     In arriving at its opinion, at Mesa's request and as mentioned above, Lehman Brothers also considered (i) all proposals available to Mesa for alternative transactions, (ii) all substantive discussions Lehman Brothers had, and all substantive discussions that to its knowledge Mesa has had, with qualified parties who have made bona fide offers, proposals or expressions of interest for alternative transactions, and (iii) the impact, if any, of the terms of the Recapitalization, after giving effect to the consummation thereof, on future proposals by third parties for, and the consummation of, any merger, consolidation, tender offer, share exchange, or exchange offer, involving Mesa.

     In connection with its presentation to the Board on April 23, 1996 and advising the Board of its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinions. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mesa. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     As mentioned above, in rendering its opinion Lehman Brothers considered the other proposals and indications of interest received as a result of the extensive Proposal Solicitation Process discussed above and the implied value of Mesa's Common Stock based on such proposals as well as Mesa's current and projected financial condition.


     In preparing the following analyses, Lehman Brothers used certain projections provided by Mesa consisting primarily of Mesa's 1996 operating plan and Mesa's projections of debt service under its long term debt agreements. The 1996 operating plan, which was prepared by Mesa's internal engineers in conjunction with the preparation of its reserve report, set forth projections of net natural gas, NGL and oil production, lease operating expenses, production and other taxes and capital expenditures related to Mesa's oil and gas producing properties.



     Lehman Brothers' assumptions also included two alternative oil and gas price forecasts. Case 1 consisted of Henry Hub gas prices of $2.05 in 1996, $2.10 in 1997 and West Texas Intermediate ("WTI") oil prices of $19.00 in 1996 and $19.50 in 1997. Henry Hub and WTI prices were thereafter escalated at 4% and capped at $7.00 and $75.00, respectively. Case 2 consisted of Henry Hub Gas Prices of $2.20 in 1996, $2.30 in 1997 and WTI oil prices of $20.00 in 1996 and $21.00 in 1997. Henry Hub and WTI prices were thereafter escalated at 5.5% and capped at $7.00 and $75.00, respectively.


     Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, Lehman Brothers reviewed and compared certain financial information, ratios, and public market multiples of Mesa with similar data of selected publicly traded oil and natural gas companies considered by Lehman Brothers to be comparable to those of Mesa, including Anadarko Petroleum Corporation, Apache Corporation, Barrett Resources Corporation, Burlington Resources, Inc., Cabot Oil and Gas Corporation, Cross Timbers Oil Company, Devon Energy Corporation, Enron Oil & Gas Company, HS Resources, Inc., Louis Dreyfus Natural Gas Corporation, Louisiana Land and Exploration Company, Newfield Exploration Company, Noble Affiliates, Inc., Nuevo Energy Company, Oryx Energy Company, Pogo Producing Company, Santa Fe Energy Resources, Inc., Seagull Energy Corporation, Tom Brown, Inc., United Meridian Corporation and Vastar Resources, Inc. (the "Comparable Universe"). Lehman Brothers calculated, among other things, the following multiples for each of the referenced companies based on public market prices as of April 19, 1996: (i) the market equity value of the relevant company to actual 1995 discretionary cash flow and to 1996 estimated discretionary cash flow; (ii) the net market capitalization (i.e. market value of equity plus total debt and preferred stock less cash) (the "Net Market Capitalization") divided by thousands of cubic feet of natural gas equivalents of proved reserves ("Mcfe") (at a ratio of six Mcf per barrel of oil) as of each respective company's 1995 fiscal year end; (iii) the Net Market Capitalization divided by, respectively, (a) 1995 earnings before interest, income taxes, depreciation, amortization, depletion and exploration expenses ("EBITDE") and
(b) 1996 estimated EBITDE; (iv) the Net Market Capitalization divided by the standard measure of discounted future cash flows ("SEC Value"); and (v) the Net Market Capitalization divided by pre-tax SEC Value. The results of these calculations were used to impute a range of values for Mesa's Common Stock by applying the multiples derived from the calculations to Mesa's current and pro forma financial data. Based upon this analysis, the range of values for Mesa's Common Stock was $2.33 to $10.44 per share.

     Because of the inherent differences between the capital structure, financial condition and prospects of Mesa and those of the companies included in the Comparable Universe, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of Mesa and the companies included in the Comparable Universe that would affect the public trading values of Mesa and such comparable companies.

     Analysis of Selected Comparable Transactions. Using publicly available information, Lehman Brothers compared selected financial data for Mesa with similar data for selected company and property transactions deemed by Lehman Brothers to be relevant. Using the same methodology as in the analysis of comparable companies, the multiples derived from this analysis were used to impute a range of values for Mesa's Common Stock. Based upon this analysis, the range of values for Mesa's Common Stock was $0.77 to $6.93 per share.

     Because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the capital structures, financial condition and prospects of Mesa and those of the selected acquired companies and properties analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the DNR Purchase that would affect the acquisition values of Mesa and such acquired companies.

     Discounted Cash Flow Analysis. Under this analysis, Lehman Brothers calculated estimates of after-tax cash flows from the reserve assets of Mesa based on the reserve reports and certain projections provided by Mesa. The projected after-tax cash flows were then discounted to present values using discount rates which were chosen based on several assumptions regarding the cost of capital of Mesa's business. Two primary scenarios were evaluated in which the principal economic variables were the escalation rates applied to oil, natural gas liquid and natural gas prices and operating and capital costs. An after-tax discount rate of 10% was used to discount the projected, unleveraged after-tax cash flows. Other key assumptions related to the depletion, depreciation, and amortization rates for the existing tax basis of Mesa's reserve assets and for future capital expenditures, and the utilization of Mesa's tax net operating losses. The present values were then used to determine a range of values for Mesa's Common Stock. Based upon this analysis, the range of values for Mesa's Common Stock was a nominal value to $2.77 per share.

     Going Concern Analysis. Under this analysis, Lehman Brothers calculated cash and equity balances based on projected cash flows, production and reserve additions for Mesa without giving effect to the Recapitalization for the year 1996. Due to projected negative cash balances and events of default in 1996, Lehman Brothers determined that Mesa's Common Stock market value would deteriorate as it had prior to the announcement of the DNR Purchase and would be of nominal value.


     Pro Forma Going Concern Analysis. Under this analysis, Lehman Brothers calculated a range of values for Mesa's Common Stock based on projected cash flows, production and reserve additions for Mesa which were provided by Mesa's management taking into account the proposed terms of the Recapitalization for the three year period 1996 through 1998 using the same two oil, natural gas liquid and natural gas price scenarios as in the above going concern analysis, and projected equity reference values per share for Mesa at the end of 1998 using valuation multiples consistent with current public market trading multiples for comparable independent oil and gas companies. Additional assumptions included reasonable reductions to G&A expenses and reinvestment of discretionary cash flows in the Gulf of Mexico at a finding cost of $0.85 per Mcfe. The projections and information utilized in the pro forma going concern analysis were provided by Mesa's management. Based on the above analyses, the projected total equity value range for Mesa at the end of 1998 was estimated to be $800 million to $1.8 billion resulting in a range of values for Mesa's Common Stock at the end of 1998 of $2.48 to $7.55 per share and a range of values for Mesa's Series A Preferred Stock at the end of 1998 of $4.20 to $10.08 per share. These projected per share value ranges for the Common Stock and Series A Preferred Stock at the end of 1998 were then discounted to present values using a 12% discount rate, which Lehman Brothers considered appropriate based on certain assumptions regarding the cost of capital of Mesa's business. The resulting present value range for the Common Stock was $1.87 to $5.69 per share (the "Post-

Recapitalization Common Stock Present Value Range") and the resulting present value range for the Series A Preferred Stock was $3.16 to $7.59 per share.



     As part of the Recapitalization, the holders of Common Stock will retain their shares of Common Stock and will receive, with respect to each share of Common Stock now owned, the right to buy .912 shares of Series A Preferred Stock for $2.06 (.912 multiplied by the Rights exercise price of $2.26 per share of Series A Preferred Stock). To calculate the value of the Recapitalization to each share of Mesa Common Stock prior to the consummation of the Recapitalization, the Post-Recapitalization Common Stock Present Value Range, $1.87 to $5.69 per share of Common Stock, must be added to the value of the right to buy .912 shares of Series A Preferred Stock. If the Post-Recapitalization Common Stock Present Value is at the low end of the range ($1.87 per share), the value of the right to buy .912 shares of Series A Preferred Stock is .912 multiplied by the difference between the Series A Preferred Stock present value of $3.37 per share minus $2.26, i.e., $1.01 per right to buy .912 shares of Series A Preferred Stock. If the Post-Recapitalization Common Stock Present Value is at the high end of the range ($5.69 per share), the value of the right to buy .912 shares of Series A Preferred Stock is .912 multiplied by the difference between the Series A Preferred Stock present value of $6.92 per share minus $2.26, i.e., $4.23 per right to buy .912 shares of Series A Preferred Stock.



     The sum of the value of the right to buy .912 shares of Series A Preferred Stock ($1.01 to $4.23) plus the Post-Recapitalization Common Stock Present Value Range ($1.87 to $5.69) resulted in a range of values for Mesa's Common Stock prior to the consummation of the Recapitalization of $2.87 to $9.92 per share. This range of Common Stock values was used to compare the Recapitalization to the Mesa Common Stock values estimated using the other types of analysis discussed above.


     Lehman Brothers. Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Board selected Lehman Brothers because of its expertise, reputation and familiarity with Mesa and because its investment banking professionals have substantial experience in transactions comparable to the DNR Purchase and the other types of transactions for which proposals were solicited.


     Lehman Brothers has previously rendered certain financial advisory and investment banking services to Mesa, for which it has received customary compensation. Pursuant to the terms of an engagement letter agreement, dated August 21, 1995, between Lehman Brothers and Mesa, Mesa has paid Lehman Brothers $400,000 and will pay Lehman Brothers an additional fee of $3.775 million upon the consummation of the DNR Purchase. In addition, Mesa has agreed to reimburse Lehman Brothers for its reasonable expenses (including, without limitation, professional and legal fees and disbursements) incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities that may arise under the federal securities laws. Lehman Brothers will act as dealer manager in connection with the Rights Offering for no additional fee.


     In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of Mesa for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

ADVANTAGES OF THE RECAPITALIZATION

     As described above, Mesa has explored various strategic alternatives for a comprehensive solution to its financial condition for a number of years, with the primary goal being to reduce leverage by either creating equity value or raising additional equity. A majority of the Board believes that the Recapitalization is the most advantageous of the alternatives available to Mesa resulting from the extended review process, principally because of the reduction of the amount and cost of Mesa's debt and the associated benefits of such reductions, as well as the expected benefits to Mesa of the additional transactional and financial expertise of DNR's Board representatives, as evidenced by the assistance such persons have rendered to Mesa in obtaining a commitment for the New Credit Facility.

     Resolution of Liquidity Concerns. The potential for insolvency and the associated cost to stockholder value has been a primary concern of Mesa. As a result of improved operating results for the first quarter of 1996, Mesa currently expects it would have sufficient cash resources to satisfy its mid-1996 debt service obligations, even if the Recapitalization were not consummated. Notwithstanding such improvements, Mesa's ability to fund 1996 year end interest payments would be uncertain. Moreover, absent changes in Mesa's capital structure and the completion of any significant transactions, Mesa would face substantial interest payments in 1997 and 1998 and $654 million in principal repayment obligations in 1998. The equity infusion and the accompanying debt refinancing will resolve Mesa's liquidity issues and materially improve Mesa's capital structure. See "Capital Resources and Liquidity."



     Reduction of Debt. Proceeds of the sale of Series A and Series B Preferred Stock will be used to reduce Mesa's total debt by approximately 20%. Additional debt will be repaid from the application of cash on hand. As part of the Recapitalization, Mesa will then be able to refinance the remainder of its debt through the Debt Refinancing on terms that will be substantially more favorable to Mesa than currently exist as a result of the lower debt to equity ratios and higher interest coverage ratios following the DNR Purchase. The Recapitalization is also expected to extend the timing of principal repayments, currently expected to be an aggregate of $185 million in 1996 and 1997 and $654 million in 1998, respectively, until as late as 2003 when the New Credit Facility is due, absent decreases in the borrowing base. The New Credit Facility is expected to provide for principal reductions driven only by the borrowing base for seven years, and the New Notes are expected to have a ten year maturity. This reduction in leverage will result in the availability of substantial cash for reinvestment over the next several years.



     Reduction of Interest Expense. The Recapitalization is expected to materially lower Mesa's interest expense. For the past seven years, Mesa has incurred interest expense in excess of $140 million per year. By repaying a substantial portion of its existing debt and refinancing the remainder using the New Credit Facility and the New Notes, at a lower average interest rate, Mesa expects to reduce its annual cash interest expense by approximately $75 million. See "Capital Resources and Liquidity." This reduction in debt service requirements will result in the availability of substantial cash flow for investment over the next several years.



     Use of Increased Funds for Investment. The increased funds available for investment as a result of the Recapitalization are expected to position Mesa to add shareholder value by funding exploration, development and acquisition expenditures. Mesa's ability to make these types of expenditures over the past several years has been severely constrained by the high cost of its debt. The Recapitalization is expected to increase cash flow available for investment and improve Mesa's ability to attract capital, which will increase Mesa's ability to pursue investment opportunities and make capital expenditures. No specific investment opportunities or additional material capital expenditures have been identified.


     Contribution of DNR Board Representatives. Immediately following the completion of the DNR Purchase, DNR will elect a majority of the members of Mesa's Board. Mesa expects to benefit from the ability of the DNR Board representatives, who have participated in a number of significant transactions and enjoy an excellent reputation in the financial community, to attract capital.

     Ability to Create Going Concern Value. Mesa believes its equity securities do not properly reflect the underlying value of its high quality asset base. The Board believes that, as concerns about liquidity and a shortage of capital for reinvestment are alleviated, the market value of Mesa's securities will improve.

DISADVANTAGES OF THE RECAPITALIZATION

     The principal disadvantages of the Recapitalization considered by the Board are (i) the transfer of control to DNR at a discount to market prices at the time the letter of intent for the Rainwater Purchase was announced, (ii) dilution of the investment of existing stockholders and (iii) limitations on the potential use of Mesa's net operating losses for tax purposes.


     Transfer of Control at a Discount. The DNR Purchase will effectively transfer control of the Board to from existing stockholders to DNR at a discount to the price at which the Common Stock was trading immediately prior to the public announcement of Mesa's letter of intent with Rainwater. (The discount to market prices is greater at the date hereof than it was prior to the announcement of the letter of intent, but a majority of the Board believes the post-announcement increase in the market price of the Common Stock is attributable in substantial part to the pendency of the Recapitalization.) DNR will thus control the Board even though, in the event all Rights are exercised, it will hold only approximately 32% of the economic interest in Mesa. On the other hand, the terms of the Preferred Stock preclude DNR from realizing a control premium relative to the Series A Preferred Stock in any subsequent sale of Series B Preferred Stock by DNR or merger or sale of Mesa, because (i) the Series B shares would automatically become Series A shares upon sale to any person not affiliated with Rainwater and (ii) the terms of the Preferred Stock will provide that the Series A and Series B Preferred Stock must receive the same kind and amount of consideration per share in any merger or similar transaction. For a discussion of the powers of the Board, see "-- Effects of the Recapitalization on Control of Mesa" above.



     Dilution. The Recapitalization will triple the number of shares of Common Stock outstanding on a fully diluted basis. The shares being sold to DNR will be sold at a discount to the prices at which the Common Stock traded before the Rainwater letter of intent was announced, and DNR's holdings will be further increased at a discount price to the extent that existing stockholders neither exercise the Rights distributed to them nor sell such Rights to someone who does exercise them. While the sale of equity securities at a discount to market is dilutive, the ability of Mesa's existing stockholders to participate in the Recapitalization via the purchase of Series A Preferred Stock at the same price as that being paid by DNR mitigates such dilution. Stockholders who do not wish to make the additional economic investment required for such purchase may mitigate the dilution by selling their Rights in the market. Additionally, the pay-in-kind dividend feature of the Series A and Series B Preferred Stock will require the issuance of additional shares of Preferred Stock for at least four years following the initial issuance. On the other hand, the terms of the Preferred Stock will provide that holders of Series A Preferred Stock will receive pay-in-kind dividends at the same times and to the same extent that holders of Series B Preferred Stock receive such dividends, and holders of Common Stock who purchase Series A Preferred Stock through the exercise of Rights will thus share pro rata with the holders of Series B Preferred Stock in such pay-in-kind dividends.



     Restriction on Use of NOLs. At December 31, 1995, Mesa had approximately $470 million of unused net operating loss ("NOL") carryforwards. The issuance of Series B Preferred Stock to DNR pursuant to the Stock Purchase Agreement will cause the NOL carryforward limitations of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), to apply to Mesa's NOL carryforwards. As a result, Mesa's ability to carry forward its existing NOLs to offset future income and gain (other than unrealized gain inherent in Mesa's assets at the time of issuance of the Series B Preferred Stock to DNR) will be limited. The impact of this limitation cannot be predicted with any certainty because the amount of the limitation will depend on the value of the Common Stock and on interest rates in effect at the time of issuance of the Series B Preferred Stock to DNR. However, based on recent Common Stock trading prices of $3 to $4 per share and on current interest rates, Mesa's ability to utilize its existing NOLs would be limited to approximately $11 million to $15 million per year ("Annual NOL Limitation"). As a result of the restriction on the utilization of the NOL, a portion of the NOLs may expire before Mesa is able to utilize them. Any unused Annual NOL Limitation as well as any tax operating losses which might be generated after the issuance of the Series B Preferred Stock will carry forward for use in future years without restriction.


CONSEQUENCES IF THE DNR PURCHASE IS NOT APPROVED


     If the DNR Purchase is not completed, Mesa will pursue other alternatives to address its liquidity issues and financial condition, including the possibility of soliciting other transactions similar to those sought during the Proposal Solicitation Process, seeking to restructure its balance sheet by negotiating with its current debt holders or seeking protection from its creditors under the federal Bankruptcy Code. See "Capital Resources and Liquidity."


ABSENCE OF APPRAISAL RIGHTS

     Under Texas law and Mesa's Amended and Restated Articles of Incorporation, objecting stockholders will have no appraisal, dissenters' or similar rights (i.e., the right to seek a judicial determination of the "fair value" of the Common Stock and to compel Mesa to purchase their shares of Common Stock for cash in that amount) with respect to the matters presented at the Special Meeting or otherwise with respect to the Recapitalization, nor will such rights be voluntarily accorded to stockholders by Mesa. Therefore, if the matters submitted for the approval of the stockholders at the Special Meeting are approved by the requisite number of shares, such approval will bind all stockholders and objecting stockholders will have no alternative other than selling their securities in the market.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

     Current Officers and Directors. The Stock Purchase Agreement provides that the current officers and directors of Mesa will continue to have the benefit of existing indemnification arrangements under applicable law and Mesa's charter and bylaws for at least six years following the First Closing under the Stock Purchase Agreement and, subject to certain limitations, that Mesa will maintain directors' and officers' liability insurance applicable to them for at least four years following the First Closing. See "The Stock Purchase
Agreement -- Indemnification of Directors and Officers."

     Mesa does not have employment agreements with any of its officers or directors.


     DNR Nominees. Richard E. Rainwater is the sole shareholder and President, Darla D. Moore is the chief executive officer, and Kenneth A. Hersh is the chief investment officer, of Rainwater, Inc., the sole general partner of DNR, and will be elected as directors of Mesa by DNR immediately following the sale of Series B Preferred Stock to DNR at the First Closing. Upon consummation of the Recapitalization, DNR will be the sole holder of Series B Preferred Stock, representing between 32.5% and 64.7% of Mesa's voting stock (on a fully diluted basis). As such, DNR will have the right to elect a majority of Mesa's directors and to receive dividends as described below under "Description of Preferred Stock -- Voting Rights" and "-- Dividends." Mesa has agreed to pay DNR (i) a fee of $4,655,000 (constituting 3.5% of the aggregate amount of Series B Preferred Stock to be purchased at the First Closing) at the First Closing (or as promptly as practicable thereafter as funds are available therefor, but no later than the Second Closing) and (ii) a fee of $4,620,000 (constituting 3.5% of the maximum aggregate amount of Series B Preferred Stock to be purchased at the Second Closing) at the Second Closing, less the amount by which DNR's reimbursable expenses as of the Second Closing are less than the initial $500,000 payment Mesa made at the time it entered into the February 28 letter of intent. In addition, the Stock Purchase Agreement provides that DNR will receive a fee of $400,000 per year in consideration of DNR's obligations under such agreement and to compensate DNR for the time that DNR has agreed its representatives will devote to Mesa's affairs, including the provision of certain investment analysis and assistance to Mesa during the course of DNR's investment, and DNR will be reimbursed by Mesa for all fees and expenses (up to a maximum of $50,000 for any calendar year) reasonably incurred by it in connection with monitoring its investment in Mesa.


EXPENSES OF THE RECAPITALIZATION


     Mesa expects to incur expenses incident to the Recapitalization of approximately $35 million, including fees payable to DNR at the First and/or Second Closings aggregating $9,275,000, fees payable to Lehman Brothers of $3,775,000, commitment, facility and other fees payable in connection with the New Credit Facility, underwriting discounts payable with respect to the issuance of the New Notes, legal expenses and other transaction expenses, including the expenses of DNR. In addition, Mesa may incur a make whole premium in connection with the prepayment of the HCLP Secured Notes. See "The Recapitalization -- Sources and Uses of Funds" and "Capital Resources and Liquidity."


BOARD RECOMMENDATION

     A majority of the Board believes that the DNR Purchase is fair to and in the best interests of Mesa and its stockholders. A majority of the Board recommends that the stockholders approve the DNR Purchase. Two directors dissented from the Board's conclusions and recommendations, as more fully described below.

     The recommendation of the majority of the Board is based on its belief that the DNR Purchase will result in the benefits to Mesa described above under "Advantages of the Recapitalization." The Board also considered the potential disadvantages discussed above under "Disadvantages of the Recapitalization."


     In reaching the recommendations and conclusions discussed above, the Board also considered (i) the condition that the DNR Purchase be approved by holders of the Common Stock, as described under "The Special Meeting;" (ii) Mesa's liquidity issues and financial condition, as described herein; (iii) the results of the Hugoton property auction and the Proposal Solicitation Process described above under "Background of the Recapitalization;" (iv) the limited number of viable alternatives Mesa would have to address its liquidity issues and financial condition in the event that the DNR Purchase were not pursued and the possible consequences thereof to Mesa and the value of its Common Stock; (v) the opinion of Lehman Brothers regarding the fairness of the DNR Purchase to Mesa, as described above under "Opinion of Independent Financial Advisor;" (vi) the voting power to be held by the holders of the Series B Preferred Stock in relation to their equity investment in Mesa; (vii) the right of the holders of Common Stock to purchase shares of Series A Preferred Stock pursuant to the Rights Offering at the same price that DNR would purchase shares of Series B Preferred Stock in the DNR Purchase, as described under "The Rights Offering;"
(viii) the terms of the Rights Offering, including the transferability of the Rights and the oversubscription privileges associated with the Rights, as described below under "The Rights Offering;" (ix) the relative rights of the Series A Preferred Stock and the Series B Preferred Stock, as described under "Description of Preferred Stock;" (x) the Exclusivity Covenant and the Exclusivity Exception in the Stock Purchase Agreement and the provisions of the agreement regarding termination and termination payments, as described under "The Stock Purchase Agreement;" (xi) the other provisions of the Stock Purchase Agreement, as described under "The Stock Purchase Agreement;" (xii) the anticipated terms of the Debt Refinancing, as described under "Description of New Debt;" (xiii) the benefit of Rainwater's involvement in arranging the Debt Refinancing, as described under "Background of the Recapitalization -- Financing Commitments;" (xiv) Mesa's results of operations for the first quarter of 1996, as described herein; (xv) the dissenting views expressed by Mr. Reed and Mr. Parkinson, including their letters set forth below under "Letters of Dissenting Directors;" (xvi) the expenses of the Recapitalization, as described above under "Expenses of the Recapitalization;" (xvii) the interests of certain persons in the Recapitalization, as described above under "Interests of Certain Persons in the Recapitalization;" (xviii) the business experience and business reputations of Richard E. Rainwater and the other nominees for election to the Board; and
(xix) the other information about the Recapitalization and about Mesa included in this Proxy Statement.


     All of the factors listed above were considered as a whole by the majority of the Board in reaching its belief as to the overall fairness of the DNR Purchase, and it is impracticable to assign relative weights to the factors considered.

     THE MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE DNR PURCHASE.

     Five of the seven directors who participated in the Board's April 26 meeting, namely Mr. Cain, Mr. Herrington, Mr. Madden, Mr. Pickens and Mr. Stillwell, voted in favor of the DNR Purchase and the other elements of the Recapitalization. Mr. Sarofim did not participate in that meeting, but indicated his support for the Recapitalization to other directors prior to the meeting.


     Two of the eight members of the Board (Joel L. Reed and Dorn Parkinson) dissented in writing from the Board's conclusions and recommendations. The full texts of their written dissents are set forth below.

LETTERS OF DISSENTING DIRECTORS

                                 April 26, 1996

The Board of Directors
c/o Mr. T. Boone Pickens
MESA, Inc.
1400 Williams Square West
5205 N. O'Connor Boulevard
Irving, TX 75039-3746

Gentlemen:

     My dissent to the Rainwater group's proposed acquisition of effective control of MESA (the "Proposed Acquisition") is based on economics. I request that the entire text of this letter be included in the Company's proxy statement with respect to the Proposed Transaction.

     As a director and a representative of one of the Company's largest shareholders, I do not believe that the Board is discharging its duties to MESA's existing shareholders by handing over value which I estimate to approximate $100 million to induce the Rainwater group to take control of MESA.

     I base the preceding statement on my belief that the current market rate for underwriting approximately $133 million of the proposed Convertible Preferred Stock and providing other services in effecting the Proposed Acquisition is substantially less than the "compensation" element that has been negotiated with the Rainwater group. If one were to add the approximately $50 million that is proposed to be paid to MESA's existing lenders as prepayment penalties, I believe the total loss in value being suffered by MESA common shareholders approaches $150 million or $2.34 per common share. The closing price on April 25, 1996 was only $3.875. The bottom line is that this is much too high of a price for MESA's existing shareholders to pay for what is essentially a Preferred Stock Rights Offering. I'm convinced that we as a Board can do much better for our shareholders.

     Looking at the Proposed Acquisition from another economic perspective confirms the inequity to our existing shareholders. As I have shown on the accompanying schedule, in order to equate the price of $2.26 that the Rainwater group proposes to pay for each share of Convertible Preferred Stock, to a share of existing common stock, one must deduct the present value of future dividends on the Preferred Stock. This adjustment yields an estimated common stock "equivalent" price of $1.17 that arguably might be even lower if one values the liquidation preference that the Preferred enjoys over the common stock. The Rainwater group is buying control of MESA at an astonishing 70% discount to current market of $3.875 per share as of April 25, 1996. The discount to market based on the closing price of MESA's common stock of $3.00 per share on February 28, 1996 (the day preceding announcement of the Proposed Acquisition) was 61%.

     My concern surrounding this transaction is compounded by the fact that the Rainwater group is purchasing less than 35% of the economic interest in the Company but is given absolute control of the Board through the creation of different classes of Convertible Preferred Stock with different voting provisions attached to each. I believe this voting mechanism further disenfranchises our common shareholders.

     The Company's financial advisors have indicated that a properly capitalized MESA can yield significant value to its shareholders. The critical question is at what cost to the existing common shareholders? I believe the cost of the Proposed Acquisition is too high and that the Company can develop an economically preferable transaction to the Proposed Acquisition. Improved business fundamentals help support this conclusion. The prognosis for natural gas prices, as demonstrated by the NYMEX one-year gas "strip" price, has improved considerably during the few months since MESA received most of its indications of interest concerning a sale or merger of the Company or sale of its assets. Better commodity prices for natural gas were the principal reason for the Company's net earnings reported for the first quarter of 1996.

     Our shareholders deserve better than the Proposed Acquisition and I believe that this Board through a focused effort can present to our shareholders a timely transaction with superior economics. Accordingly, please record my dissent to the Board's majority decision to approve the Proposed Acquisition.

                                            Sincerely,

                                            /s/  Dorn Parkinson

                                   APPENDIX A

                           Rainwater Group Economics

     The economics for the Rainwater group can be summarized as follows:

                                                                                  (IN MILLIONS
                                                                                   EXCEPT PER
                                                                                 SHARE AMOUNTS)
                                                                                 --------------
Purchase price of Series B Preferred...........................................      $133.0
Less: Closing Fee..............................................................        (9.3)
     Present value of future cash dividends in years 5 through 10 discounted at
     15%.......................................................................       (31.1)
                                                                                     ------
Adjusted Purchase Price........................................................      $ 92.6
                                                                                     ======
Shares to be received upon conversion of Preferred.............................        58.8
Shares to be received in pay-in-kind dividends in years 1 through 4............        20.7
                                                                                     ------
Total shares to be received....................................................        79.5
                                                                                     ======
Adjusted Purchase Price per Share for the Rainwater Group......................      $ 1.17
                                                                                     ======
Closing Price per Share on April 25, 1996......................................      $3.875
                                                                                     ======
% Discount.....................................................................         70%
                                                                                     ======

                                 April 26, 1996

The Board of Directors
c/o Mr. T. Boone Pickens
MESA, Inc.
1400 Williams Square West
5205 N. O'Connor Boulevard
Irving, TX 75039-3746

Dear Sirs:

     This letter shall serve to record my dissent to the Rainwater group's proposed transaction whereby it would obtain effective control of the Company via the purchase of a newly issued Convertible Preferred Stock ("Proposed Transaction"). I request that the entire text of this letter be included in the Company's proxy statement with respect to the Proposed Transaction.

     In my view, the Board is allowing control of MESA to be sold significantly below its value. I base this view on the equity market trading value of the Company and comparably sized companies in the oil and gas industry. The Company's recent stock price suggests that a properly capitalized MESA under the direction of highly regarded leadership, such as the Rainwater group, will yield substantial value to its stockholders. I believe that the Board can do more to ensure that a greater proportion of that value is retained by the existing shareholders rather than transferring it to the purchaser as contemplated by the Proposed Transaction.

     I acknowledge the argument that the Company's long and laborious search for a transaction might lead one to believe that if a better transaction were available, it would have surfaced by now. My answer to that argument is that I believe the process broke down in its later stages approximately two months ago. At that time, I believe the process was driven by the deadline for a "major" transaction under the Company's agreement with the Washington-Davis Group ("WDG") rather than the interests of shareholders. Consequently, our shareholders now face excessive economic dilution from the Proposed Transaction.

     On February 27, 1996, just two days ahead of the deadline by which the Company had to produce a "major" transaction or face freeing WDG to nominate an alternative slate of directors for MESA, management identified and presented the Proposed Transaction to the full Board for the first time. The very next day the Board took action on management's recommendation to approve a Letter of Intent outlining the Proposed Transaction.

     As one of the two dissenting votes cast at the February 28, 1996 telephonic board meeting, I stated my concern that many would view skeptically the motivation behind, and timing of, the Board's action. As a director I was not aware, and I do not believe that potentially interested third parties were aware, that the Company would seriously consider selling control at a below market price. After further analysis, I believe that the effective discount to the then market value of $3.00 per share (closing price on the day the Board approved the Letter of Intent) was in excess of 60%. That is, after taking into account the present value of the yield on the proposed Convertible Preferred Stock, the "comparable-to-common" Convertible Preferred share purchase price is approximately $1.17 versus the then market price of $3.00. Based on yesterday's market price of $3.875 (closing price on April 25, 1996) the discount to market is 70%.

     At the aforementioned telephonic board meeting I stated, and I continue to believe, that the Board has not adequately investigated all alternatives to the substantial economic dilution implicit in the Proposed Transaction. If the Board had not executed the Letter of Intent, WDG could have nominated an alternative slate of directors and communicated directly with our stockholders concerning the direction of MESA. This open discourse would have been healthy for the transaction process and might even have provided leverage for the Company in its negotiations concerning the Proposed Transaction. These views were rejected by the Board's majority approval of the Letter of Intent.

     Once the Board decided to sell control of the Company in a dilutive transaction, all efforts should have been made to maximize value to our existing shareholders. Prior to accepting the Proposed Transaction, the Board at a minimum should have:

     1.) Directed management and its advisors to affirmatively solicit interest in similarly structured transactions from previously interested third parties;

     2.) Released all parties from any standstills that might prevent them from making offers; and

     3.) Instructed management and its advisors to thoroughly review and report to the Board on a business plan that would provide as much time as possible to explore a preferable economic outcome that might stem from the first two actions.

     Unfortunately, these actions were not taken and the Letter of Intent was approved just hours ahead of the WDG settlement agreement deadline.

     These facts lead to my conclusion that the process followed by the MESA Board during the past two months may not have produced the best transaction for our shareholders. The substantial "in-the-money" value of the Convertible Preferred Stock Purchase Rights being transferred to the Rainwater group (which I believe to be in excess of $100 million) strongly suggests that the Company can find a qualified underwriter or purchaser of a substantially similar Convertible Preferred Stock Offering on more favorable economic terms for the MESA common shareholders.

                                            Sincerely,

                                            /s/  Joel L. Reed

RESPONSE OF THE MAJORITY OF THE BOARD TO THE LETTERS OF DISSENTING DIRECTORS

     The points raised by Mr. Parkinson and Mr. Reed in their letters have been addressed elsewhere in this Proxy Statement. However, the majority of the Board believes a specific rebuttal may be useful to stockholders.


     Prior to addressing those points, the majority of the Board notes that the day before Mr. Reed advised Mesa that he and Mr. Parkinson remained opposed to the Recapitalization, would definitely vote against it at the April 26 Board meeting and would provide written dissents for inclusion in this Proxy Statement, Mesa had rejected Mr. Reed's counter proposal (which he made in response to a proposal by Mesa) regarding a possible agreement between Mesa and the WDB Group. In Mr. Reed's counter proposal, he proposed, among other things, that (i) the WDB Group would agree to vote their shares at the Special Meeting proportionately with the votes cast by other stockholders and (ii) Mesa would reimburse the WDB Group for expenses that Mr. Reed estimated at $3 million. See "The Recapitalization -- Background -- Discussions with WDB Group."


  Endorsement of the Recapitalization

     In recommending the Recapitalization to Mesa's stockholders, the Board carefully considered the advantages and disadvantages of the Recapitalization, the Board's extensive review of strategic alternatives, the Proposal Solicitation Process, Mesa's financial condition, the opinion of Lehman Brothers and the other factors discussed elsewhere in this Proxy Statement. The majority of the Board believes the advantages of the Recapitalization are compelling, but they have fully acknowledged and considered the disadvantages of the Recapitalization.


     The majority of the Board believes that the disadvantage of transferring control of Mesa to DNR at a discount to the market prices of the Common Stock is offset by, among other things, (i) the opportunity Mesa's stockholders will have to participate in the transaction either by exercising their Rights to purchase Preferred Stock at the same $2.26 price being paid by DNR or by selling their Rights in the market and (ii) the value to Mesa of having Rainwater and its affiliates involved in Mesa's future direction. The majority of the Board believes the increase in the price of Mesa's Common Stock from $2 7/8 to current levels since the announcement on April 2 of the financing commitments for the Recapitalization is attributable in substantial part to the pendency of the Rainwater transaction. The suggestion expressed by the dissenting directors that Mesa has transferred $100 million in value to DNR is unfounded. Any increase in the value of the transaction to Rainwater since the letter of intent was signed is solely a result of the increase in Mesa's stock price, and does not result from any detriment suffered by Mesa or its stockholders, who have also enjoyed the benefits of this increase in value.



     The majority of the Board has further acknowledged and considered the dilutive effect of the Recapitalization. However, the majority of the Board believes that the combination of the value of the Rights distributed to stockholders and the prospective value of Mesa's equity after the Recapitalization (after giving effect to the dilution) will provide a return to stockholders that is superior to that likely to be available under any of the alternatives that were available to the Company at that time.


  Timing of the Decision


     Mesa signed the Rainwater letter of intent in February, and the Stock Purchase Agreement in April, because the Rainwater proposal was and is the most attractive proposal for Mesa and its stockholders to result from the Proposal Solicitation Process, and Mesa needed and needs a solution to its financial concerns. The February 29 date in the WDB Settlement Agreement was not a factor in the decision of the majority of the Board regarding whether to approve the letter of intent. Under the WDB Settlement Agreement, the Board would have had the right to defer the date of the annual meeting at that time -- whether or not Mesa had signed a letter of intent by that time -- so long as serious discussions or negotiations were in process for the Rainwater transaction and Mesa's financial advisor had informed the Board in writing that those discussions or negotiations were reasonably likely to result in a definitive agreement prior to July 30, 1996. In fact, any 60 day deferral that was properly implemented at that time would have remained effective even if the then-pending Rainwater negotiations had been abandoned thereafter. See "-- Background of the Recapitalization -- Settlement with WDB Group."


  Recent Increases in Gas Prices


     Higher gas prices resulting from the unusually cold 1995-96 winter were indeed a major reason for Mesa's improved results of operations in the first quarter of 1996. However, no one can predict whether prices will continue to improve, stabilize or go back down. The Recapitalization permits Mesa's existing stockholders to retain significant exposure to improving gas prices while significantly reducing the risk to the equity of a return to lower gas prices.


  HCLP Prepayment Premium


     As to any prepayment premium payable on the HCLP Secured Notes (which would be payable under any refinancing proposal), the majority of the Board believes the advantages of the much lower interest costs and the extension of principal maturities to be obtained from replacing those notes with the New Credit Facility as Mesa's senior secured debt will more than offset such premium.


  Proposal Solicitation Process

     The majority of the Board believes that the Proposal Solicitation Process has been successful in achieving its goals -- to fully evaluate all strategic alternatives available to Mesa for addressing its financial condition and to achieve a comprehensive solution to its financial concerns. Lehman Brothers contacted 141 parties about their potential interest in a transaction, and numerous alternatives, including equity infusions, were explored with all of those who were interested. The letters of dissent do not suggest that any other proposal that resulted from the process was preferable to the Recapitalization, and the Board has reviewed extensive analyses of the prospects for Mesa if it implements no transaction.


     The suggestion that "another underwriter" could now be found, and that a transaction more advantageous to Mesa and its stockholders than the Recapitalization could be achieved, is speculative, and would require Mesa and its stockholders to take the risk that Rainwater would terminate the Stock Purchase Agreement. Mesa has not been approached by any other party about a potential transaction since the letter of intent was announced in February. If that were to occur hereafter, the Board would determine whether to exercise the Exclusivity Exception ("fiduciary out") in the Stock Purchase Agreement and to pursue the alternative transaction, subject to paying DNR a termination payment. Any decision to exercise that right and pursue any such alternative would, however, necessarily take into account not only the attractiveness of the other alternative, but also the risk of jeopardizing the Rainwater transaction and possibly ending up with no transaction.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

TRADING PRICES

     The Common Stock currently trades on the New York Stock Exchange under the symbol MXP. The following table reflects the range of high and low selling prices of the Common Stock by quarter for 1996, 1995 and 1994.


                                                                             COMMON STOCK
                                                                             ------------
                                                                             HIGH     LOW
                                                                             ----     ---
    1996
    First Quarter..........................................................  $  4     $2 5/8
    Second Quarter (through May 23)........................................  4 1/2    2 5/8
    1995
    First Quarter..........................................................  6 1/8    4 5/8
    Second Quarter.........................................................  6 1/8    3 1/2
    Third Quarter..........................................................  5 1/2    3 7/8
    Fourth Quarter.........................................................  4 7/8      3
    1994
    First Quarter..........................................................  8 1/2    5 5/8
    Second Quarter.........................................................     7     5 3/8
    Third Quarter..........................................................  5 7/8    5 1/8
    Fourth Quarter.........................................................  5 1/2    3 5/8



     At April 30, 1996, there were 64,050,009 shares of Common Stock outstanding. At such date, there were approximately 18,500 record holders of Common Stock and approximately 45,000 beneficial holders of Common Stock.


DIVIDEND POLICY

     Mesa has not paid any dividends or distributions with respect to its equity securities, including the Common Stock, since 1990.


     Mesa's Existing Credit Facility prohibits Mesa from making any distributions or paying any dividends to equity holders, other than those paid in the form of its equity securities. The indentures governing Mesa's existing Secured and Unsecured Discount Notes also include certain restrictions on the payment of dividends on the Common Stock. In addition, the Statement of Resolution establishing the Series A Preferred Stock and the Series B Preferred Stock will prohibit the payment of dividends with respect to the Common Stock for so long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding. The New Credit Facility and the New Note indentures will also contain certain restrictions on the payment of cash dividends on the Common Stock and Preferred Stock. See "Description of New Debt."



     Moreover, Mesa currently does not expect to pay dividends on the Common Stock in the future unless and until there is a material and sustained increase in natural gas prices and adequate provision has been made for further reduction of debt in addition to that contemplated by the Recapitalization. Dividends on the Preferred Stock will be payable only in kind for the first four years after issuance.

                   SELECTED HISTORICAL FINANCIAL INFORMATION



     The following table sets forth selected financial information of Mesa as of the dates and for the periods indicated. The selected historical consolidated statement of operations data for the years ended December 31, 1993, 1994 and 1995 and the historical consolidated balance sheet data as of December 31, 1994 and 1995 are derived from the audited Consolidated Financial Statements incorporated by reference herein. The selected historical consolidated statement of operations data for the years ended December 31, 1991 and 1992 and the selected historical consolidated balance sheet data as of December 31, 1991, 1992 and 1993 are derived from audited consolidated financial statements of Mesa that are not incorporated by reference herein. The selected historical consolidated statement of operations data for the three months ended March 31, 1996 and the selected historical consolidated balance sheet data as of March 31, 1996 are derived from unaudited consolidated financial statements of Mesa. This table should be read in conjunction with the Consolidated Financial Statements and related notes thereto incorporated by reference herein and "Capital Resources and Liquidity."



                                                                                                                  THREE MONTHS
                                                                   YEARS ENDED DECEMBER 31,                     ENDED MARCH 31,
                                                   --------------------------------------------------------    ------------------
                                                     1991        1992        1993        1994        1995       1995       1996
                                                   --------    --------    --------    --------    --------    ------    --------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Natural gas....................................  $  169.9    $  157.6    $  141.8    $  139.6    $  129.6    $ 35.9    $   50.6
  Natural gas liquids............................      62.0        59.7        61.4        72.7        75.3      18.2        23.1
  Oil and condensate.............................      16.1        18.7        12.4         7.9        19.6       5.4         4.4
  Other..........................................       1.5         1.1         6.6         8.5        10.5       2.7         2.5
                                                   --------    --------    --------    --------    --------    ------    --------
Total revenues...................................     249.5       237.1       222.2       228.7       235.0      62.2        80.6
                                                   --------    --------    --------    --------    --------    ------    --------
Costs and expenses:
  Lease operating................................      46.9        43.9        51.8        52.7        51.8      12.6        13.5
  Production and other taxes.....................      18.9        18.6        20.4        21.3        18.4       4.7         5.4
  Exploration charges............................       4.7        10.0         2.7         5.2         6.6       1.3          .5
  General and administrative.....................      27.8        24.5        25.2        28.5        26.8       6.6         5.6
  Depreciation, depletion and amortization.......     117.1       113.9       100.1        92.3        83.4      21.0        30.3
                                                   --------    --------    --------    --------    --------    ------    --------
Total costs and expenses.........................     215.4       210.9       200.2       200.0       187.0      46.2        55.3
                                                   --------    --------    --------    --------    --------    ------    --------
Operating income.................................      34.1        26.2        22.0        28.7        48.0      16.0        25.3
Interest income..................................      16.5        13.5        10.7        13.5        15.9       3.9         3.2
Interest expense.................................    (150.8)     (143.4)     (142.0)     (144.8)     (148.6)    (36.7)      (37.7)
Other income.....................................      21.0        14.5         6.9        19.2        27.1       8.9        10.3
                                                   --------    --------    --------    --------    --------    ------    --------
Net income (loss)................................  $  (79.2)   $  (89.2)   $ (102.4)   $  (83.4)   $  (57.6)   $ (7.9)   $    1.1
                                                   ========    ========    ========    ========    ========    ======    ========
Net income (loss) per common share...............  $  (2.05)   $  (2.31)   $  (2.61)   $  (1.42)   $  (0.90)   $ (.12)   $    .02
                                                   ========    ========    ========    ========    ========    ======    ========
BALANCE SHEET DATA (END OF PERIOD):
Cash and investments(a)..........................  $  260.3    $  169.1    $  150.0    $  162.5    $  187.4              $  155.7
Total assets.....................................   1,832.8     1,676.5     1,533.4     1,484.0     1,464.7               1,409.1
Long term debt, including current maturities.....   1,310.7     1,286.2     1,241.3     1,223.3     1,236.7               1,214.3
Stockholders' equity.............................     273.6       184.4       112.1       124.6        67.0                  68.1


- ---------------


(a) At March 31, 1996, cash and investments includes $115.8 million of cash and cash investments and $40.0 million of investments.

                        CAPITAL RESOURCES AND LIQUIDITY



LONG TERM DEBT AND CASH FLOWS



     Mesa is highly leveraged with over $1.2 billion of long-term debt, including current maturities. The major components of Mesa's debt are (1) $492.3 million of HCLP Secured Notes due in installments through 2012, (2) $51.1 million (plus $11.4 million in letter of credit obligations) outstanding under the Existing Credit Facility, due in installments through 1997, with the majority of such debt due on June 23, 1997, (3) $39.7 million of Unsecured Discount Notes due on June 30, 1996, and (4) $617.4 million of Secured Discount Notes due on June 30, 1998. Both the Secured and Unsecured Discount Notes (together, "Discount Notes") are subordinate to the Existing Credit Facility.



     Mesa is required to make significant principal and interest payments on its debt during the remainder of 1996, including $81.6 million of principal and interest payments related to the Discount Notes and $12.5 million of principal payments related to the Existing Credit Facility by June 30, 1996. In addition, Mesa is required to pay $39.4 million in interest on the Secured Discount Notes on December 31, 1996. In the aggregate, assuming no acceleration of amounts due under any of Mesa's long-term debt agreements, Mesa's principal and interest obligations for the remainder of 1996, excluding obligations with respect to the HCLP Secured Notes, will total almost $140 million.



     The assets and cash flows of HCLP that are subject to the mortgage securing HCLP's debt are dedicated to service HCLP's debt and are not available to pay creditors of Mesa or its subsidiaries other than HCLP.



     Mesa's Existing Credit Facility contains a covenant requiring it to maintain tangible adjusted equity, as defined, of at least $50 million. At March 31, 1996, tangible adjusted equity was approximately $67.8 million. Assuming no changes in its capital structure and no significant transactions completed, Mesa expects that it will incur losses from operations for the remainder of 1996 and that its tangible adjusted equity will fall below $50 million during 1996. If and when Mesa determines that tangible adjusted equity is below $50 million, an Event of Default, as defined, would occur under the Existing Credit Facility and the bank would have the right to accelerate the payment of all outstanding principal and require cash collateralization of letters of credit. An Event of Default under the Existing Credit Facility would cause a cross default under Mesa's Secured and Unsecured Discount Note indentures unless and until the Existing Credit Facility default were cured or waived or the debt under the Existing Credit Facility were repaid or otherwise discharged. The Events of Default, if they occur and are not waived, could result in acceleration of approximately $656 million of long term debt principal otherwise due in mid-1997 and mid-1988. Pursuant to the subordination provisions of the Discount Note indentures, Mesa would be prohibited from making any payments on such notes for specified periods upon and during the continuance of any Event of Default under the Existing Credit Facility.



     As a result of improved results of operations in the first quarter of 1996, Mesa now expects that cash generated by its operations, together with available cash and investment balances, will be sufficient to fund the debt principal and interest obligations due by June 30, 1996. In addition, if the obligations under the Existing Credit Facility are accelerated and become due in the second half of 1996 as discussed above, Mesa expects to have sufficient cash to repay those obligations. However, whether Mesa would have sufficient cash to pay both those obligations and the interest payments on the Secured Discount Notes due at December 31, 1996 would depend upon results of operations for the remainder of 1996. Mesa will make decisions regarding payments on its debt as such payments come due, taking into account the status at such time of the Recapitalization.



     Mesa is required to make principal payments of $38.6 million (plus $11.4 million in letter of credit obligations) under its Existing Credit Facility in June 1997 (unless earlier accelerated as described above) and $617.4 million under its Secured Discount Notes in June 1998. Mesa is also required to make interest payments of approximately $40 million on each June 30 and December 31 through the repayment date of such notes. Even if Mesa has sufficient cash to meet its obligations due in 1996, it does not expect that it would have sufficient cash, assuming no changes in capital structure and no significant transactions are completed, to meet such obligations thereafter.

EFFECT OF THE RECAPITALIZATION



     The Recapitalization will enhance Mesa's ability to compete in the oil and gas industry by substantially increasing its cash flow available for investment and improving its ability to attract capital, which will increase its ability to pursue investment opportunities. Specifically, Mesa's financial condition will improve significantly as a result of the Recapitalization due to (i) a significant reduction in total debt outstanding, (ii) a reduction in annual cash interest expense of approximately $75 million, (iii) the implementation of a cost savings program designed to initially reduce annual general and administrative and other operating overhead expenses by approximately $10 million, and (iv) the extension of maturities on its long term debt, which will eliminate Mesa's present liquidity concerns.



     The expected reduction of annual cash interest expense is based on the following assumptions: (i) average borrowings outstanding under the New Credit Facility following the Second Closing of approximately $350 million, excluding letters of credit, and (ii) annual interest rates of approximately 7% under the New Credit Facility, 11% under the new senior subordinated notes and 12 1/4% under the new senior subordinated discount notes. Actual borrowings and interest rates under the New Credit Facility will fluctuate over time and will affect Mesa's actual cash interest expense.



     Management believes that cash from operating activities, together with as much as $150 million of availability under the $500 million New Credit Facility following the completion of the Recapitalization, will be sufficient for Mesa to meet its debt service obligations and scheduled capital expenditures, and to fund its working capital needs for the foreseeable future following the Recapitalization.



     The successful completion of the Recapitalization is expected to position Mesa to operate and continue as a going concern and to pursue its business strategies. The consolidated financial statements of Mesa do not include any adjustments reflecting any treatment other than going concern accounting.



     If the Recapitalization is not completed, Mesa will pursue other alternatives to address its liquidity issues and financial condition, including pursuing other merger and sale transactions, the possibility of seeking to restructure its balance sheet by negotiating with its current debt holders or seeking protection from its creditors under the federal Bankruptcy Code.

                          THE STOCK PURCHASE AGREEMENT

     The following summary of the material provisions of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which is attached as Annex B to this Proxy Statement.

PURCHASE AND SALE OF SERIES B PREFERRED STOCK

     The Stock Purchase Agreement provides for the issuance and sale by Mesa to DNR of shares of Series B Preferred Stock as follows:

          (a) Mesa will issue and sell to DNR 58,849,557 shares of Series B Preferred Stock at a purchase price of $2.26 per share concurrently with the closing and funding of the initial borrowings under the New Credit Facility and the consummation of the issuance of the New Notes at the First Closing.

          (b) Mesa will issue and sell to DNR an additional number of shares of Series B Preferred Stock equal to the number of shares of Series A Preferred Stock not purchased pursuant to the exercise of Rights, also at a price of $2.26 per share, concurrently with the completion of the Rights Offering at the Second Closing.

     The number of shares of Series B Preferred Stock to be purchased pursuant to the Stock Purchase Agreement, and the purchase price per share payable therefor, are subject to appropriate adjustment to reflect the Reverse Stock Split if effected by Mesa prior to the First Closing. However, the sale of Series B Preferred Stock is not conditioned on the Reverse Stock Split being effected.

REPRESENTATIONS AND WARRANTIES

     The Stock Purchase Agreement contains various representations and warranties on the part of Mesa relating to, among other things, (a) the corporate organization and good standing of Mesa and its subsidiaries, (b) the capital structure of Mesa and its subsidiaries, (c) the due authorization, execution, delivery and performance of the Stock Purchase Agreement and its enforceability, (d) the absence of conflicts with other agreements, instruments, laws and regulations, (e) required consents, approvals and filings, (f) the due authorization and issuance of the Series B Preferred Stock to be purchased pursuant to the Stock Purchase Agreement and the due authorization and reservation of the shares of Common Stock issuable upon conversion thereof, (g) employee benefit plans, (h) the reports and other documents filed by Mesa with the SEC and the accuracy of the information contained therein, (i) the absence of undisclosed liabilities, (j) the absence of certain changes or events, (k) compliance with applicable laws and permits, (l) pending and threatened litigation, (m) certain matters regarding the WDB Settlement Agreement, including the satisfaction of all applicable requirements so that the Recapitalization will be classified as an Endorsed Major Transaction thereunder,
(n) taxes, (o) environmental matters, (p) various matters relating to the oil and gas operations of Mesa and its subsidiaries and (q) intellectual property.


     The Stock Purchase Agreement also includes certain representations and warranties on behalf of DNR relating to, among other things, (a) the organization and existence of DNR, (b) the due authorization, execution, delivery and performance of the Stock Purchase Agreement and its enforceability,
(c) the absence of conflicts with other agreements, instruments, laws and regulations, (d) required consents, approvals and filings, (e) investment intent and accreditation, (f) the adequacy of available financial resources and (g) the accuracy of the information furnished by DNR for use in the prospectuses used in the Rights Offering and the offering of the New Notes.


COVENANTS REGARDING THE RECAPITALIZATION

     The Stock Purchase Agreement contains various covenants regarding the Recapitalization. The Stock Purchase Agreement requires that Mesa take all action necessary to call and hold the Special Meeting as promptly as practicable to consider and vote on the adoption and approval of the issuance and sale of Series B Preferred Stock pursuant to the Stock Purchase Agreement and other matters incident to the Recapitalization for which stockholder approval is required. The Stock Purchase Agreement provides that, subject to its fiduciary duties to Mesa's stockholders under applicable law, the Board must (i) recommend to the stockholders of Mesa that they vote in favor of the adoption and approval of the Recapitalization, (ii) use its reasonable best efforts to solicit from the stockholders proxies in favor of such adoption and approval and (iii) take all other action reasonably necessary to secure a favorable vote of the stockholders. Mesa must also use its reasonable best efforts to obtain a statement from its officers and directors who own voting stock of Mesa to the effect that such persons intend to vote all shares of voting stock owned by them in favor of the Recapitalization.


     Mesa has also agreed, pursuant to the Stock Purchase Agreement, to use its reasonable best efforts to promptly negotiate and enter into the New Credit Facility and the New Note indentures, all on terms as previously contemplated by the parties and otherwise reasonably satisfactory to DNR. Mesa must use its reasonable best efforts to satisfy all requirements of these documents. Mesa must use its reasonable best efforts to have the Note Registration Statement declared effective as promptly as practicable after the Special Meeting. Concurrently with the First Closing, Mesa must pay in full (through redemption, repayment, prepayment or defeasance) the HCLP Secured Notes, the existing Discount Notes and Mesa's Existing Credit Facility, as well as such other portion of Mesa's existing indebtedness as Mesa and DNR agree, from cash on hand and funds received at the First Closing.



     In addition, the Stock Purchase Agreement requires Mesa to use its reasonable best efforts to have the Rights Offering Registration Statement declared effective as promptly as practicable after the Special Meeting. Mesa must also use its reasonable best efforts to cause the Series A Preferred Stock and the shares of Common Stock issuable upon conversion thereof to be approved for listing on the New York Stock Exchange prior to the Second Closing and to cause the Rights to be approved for trading thereon prior to commencement of the Rights Offering.


     The Stock Purchase Agreement requires DNR to comply, and to cause its affiliates to comply, with reasonable requests of the lenders under the New Credit Facility to provide, at the time of the First Closing, a letter of credit to secure DNR's obligations to purchase shares pursuant to its Standby Commitment. Any fees and expenses incurred by DNR in connection with such letter of credit will not be reimbursed by Mesa.

COVENANTS REGARDING THE CONDUCT OF BUSINESS PRIOR TO THE FIRST CLOSING


     Under the Stock Purchase Agreement, Mesa has agreed that, at all times prior to the earlier of (i) the First Closing or (ii) the termination of the Stock Purchase Agreement in accordance with its terms, Mesa will conduct its business in the ordinary and usual course. Except as otherwise contemplated by the Stock Purchase Agreement, neither Mesa nor any subsidiary may, without the prior consent of DNR, (a) amend its charter or bylaws or make any material changes in its capital structure; (b) incur any liability or obligation or pay, discharge or satisfy any claims, liabilities or obligations except in the ordinary course of business consistent with past practice, or settle or compromise any litigation or claims involving liability in excess of $500,000;
(c) incur any indebtedness for borrowed money, except under Mesa's Existing Credit Facility; (d) make any loans or advances to any person, subject to certain exceptions; (e) declare or pay any dividend or make any other distribution with respect to its capital stock, other than certain dividends paid by subsidiaries; (f) issue, sell or deliver or purchase or otherwise acquire any of its capital stock or other securities other than pursuant to stock options issued and outstanding on the date of the Stock Purchase Agreement or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; (g) encumber any of its assets or properties, other than by operation of law or in the ordinary and usual course of business or to secure its existing indebtedness; (h) other than in the ordinary course of business, dispose of any assets, or waive, release, grant or transfer any rights of value; (i) acquire any corporation or other business organization; create or make any investment in any subsidiary; or make any capital expenditure, other than one included in the capital expenditure budget for the period from March 31, 1996 through July 31, 1996; (j) enter into, adopt or amend or terminate any collective bargaining agreement or any employee benefit plan; approve or implement any employee lay off or other personnel reorganization plan; approve or implement any employment severance arrangements (other than payments made under Mesa's severance policy in accordance with past practice); retain or discharge any officers and executive management personnel;

authorize or enter into any employment, severance, consulting services or other agreement with any officers and executive management personnel; or change the compensation or benefits provided to any director, officer or employee as of February 1, 1996; (k) enter into any material contract, agreement, lease or other commitment; or amend or modify in any material respect any of the agreements governing Mesa's existing indebtedness or any other material contract, agreement, lease or other commitment; (l) enter into any speculative or commodity swaps, hedges or other derivatives transactions or purchase any securities for investment purposes, except in connection with cash management;
(m) authorize, enter into or amend any contract, agreement or other commitment with a director, officer, employee or other affiliate pursuant to which any such person will receive compensation, consideration or benefit of any kind from Mesa or any subsidiary; (n) adopt, approve or implement any annual general and administrative expense budget for any period after July 31, 1996 or materially modify any existing general and administrative expense budget; (o) enter into any contract not cancelable within 30 days providing for the sale of production from Mesa's oil and gas properties or obligating Mesa to pay for any services with respect to its oil and gas properties (except as contemplated in the capital budget for the period from March 31, 1996 through July 31, 1996); or (p) grant any option or preferential right to purchase or enter into any other agreements that could adversely affect the marketability of any material asset of Mesa.

COVENANTS REGARDING EXCLUSIVITY

     Under the Stock Purchase Agreement, Mesa and its directors, officers, affiliates and representatives are prohibited from, directly or indirectly, soliciting any offer from, initiating or engaging in any discussions or negotiations with, or providing any information to, any person or group (other than DNR, its affiliates and representatives and persons effectuating the Rights Offering and the other Recapitalization transactions) concerning any possible proposal regarding the sale by Mesa of its equity securities or the issuance by Mesa of debt and/or equity instruments in connection with refinancing its existing indebtedness (other than following a default in payment thereof), or a merger, consolidation, liquidation, business combination, sale of assets of Mesa or other similar transaction involving Mesa or a substantial portion of its assets (any of the foregoing being a "Company Transaction"); provided that Mesa and its directors, officers, affiliates and representatives may:

          (i) respond to any party that initiates discussions regarding a potential Company Transaction, solely to notify such party that it is engaged in the Recapitalization and will not engage in any further communications while pursuing the Recapitalization, except as permitted by the Stock Purchase Agreement;

          (ii) respond to any unsolicited tender offer or exchange offer made by a third party to the extent required by Rule 14e-2(a) promulgated under the Exchange Act solely to recommend rejection of such offer and make such disclosures in connection therewith as are required by Rule 14d-9 promulgated under the Exchange Act; and

          (iii) respond or take any other action with respect to any unsolicited tender or exchange offer made by a third party, to the extent required by Rules 14e-2(a) and 14d-9 promulgated under the Exchange Act, in any manner other than as described in the immediately preceding clause (ii), or respond to, engage in discussions or negotiations with, otherwise communicate with and provide information to a third party that initiates such communication or requests such information regarding a potential Company Transaction, but only if and to the extent that the Board has determined in good faith that its fiduciary duties to Mesa's stockholders require Mesa to respond to, communicate with or provide information to such third party regarding a potential Company Transaction.

The covenant described above is referred to herein as the "Exclusivity Covenant." The exception described in paragraph (iii) above is referred to herein as the "Exclusivity Exception." Mesa must promptly inform DNR of any inquiry or proposal by a third party regarding a Company Transaction.

PAYMENT OF EXPENSES AND ADDITIONAL FEES

     The Stock Purchase Agreement requires Mesa to pay all expenses incurred by Mesa in connection with the Recapitalization and to reimburse DNR for its reasonable out of pocket expenses (other than fees and expenses related to the letter of credit provided to secure DNR's obligation to purchase shares pursuant to its Standby Commitment) incurred in connection with the Recapitalization (including fees and expenses of counsel and all third party consultants engaged by DNR to assist in the Recapitalization). An initial payment in the amount of $500,000 previously paid by Mesa to DNR will be credited against the fees and expenses otherwise subject to reimbursement under the Stock Purchase Agreement. In addition, Mesa has agreed to pay DNR (i) a fee of $4,655,000 (constituting 3.5% of the aggregate amount of Series B Preferred Stock to be purchased at the First Closing) at the First Closing (or as promptly as practicable thereafter as funds are available therefor, but no later than the Second Closing) and (ii) a fee of $4,620,000 (constituting 3.5% of the maximum aggregate amount of Series B Preferred Stock to be purchased at the Second Closing) at the Second Closing, less the amount by which DNR's reimbursable expenses as of the Second Closing are less than the initial $500,000 payment.


     The Stock Purchase Agreement also provides that, for so long as the Minimum Ownership Condition is satisfied, DNR will be entitled to receive a fee of $400,000 per year (payable quarterly in arrears, beginning September 30, 1996) in consideration of DNR's obligations under the Stock Purchase Agreement and to compensate DNR for the time DNR has agreed its representatives will devote to Mesa's affairs, including the provision of continuing analysis and assistance to Mesa during the course of its investment. Such fee is in lieu of any transaction or success fees to which DNR might otherwise typically be entitled for any such services performed in connection with specific transactions in which Mesa participates in the future. Mesa will also be required to reimburse DNR for all fees and expenses (up to a maximum of $50,000 for any calendar year) reasonably incurred by it in connection with its investment in Mesa.


CONDITIONS TO FIRST CLOSING

     The obligation of DNR to consummate the transactions contemplated by the Stock Purchase Agreement to be consummated at the First Closing is subject to the satisfaction or waiver of the following conditions: (a) the accuracy in all material respects of the representations and warranties of Mesa contained in the Stock Purchase Agreement; (b) the performance in all material respects by Mesa of all covenants and agreements required to be performed by it prior to the First Closing; (c) DNR's receipt of an opinion of counsel to Mesa as to certain matters set forth in the Stock Purchase Agreement; (d) the absence of litigation or governmental action with respect to the Recapitalization or against Mesa which would in good faith be expected to have a material adverse effect on Mesa and its subsidiaries; (e) the expiration or termination of the applicable waiting period under the HSR Act; (f) the receipt of all requisite stockholder approval of the Recapitalization; (g) the absence of any material adverse effect on Mesa and its subsidiaries other than as a result of changes in oil and gas prices, but specifically including any material reduction (except by production) in the aggregate total of Mesa's proved oil and gas reserves below those reflected in the reserve report provided to DNR, which in the good faith judgment of DNR makes it inadvisable to proceed with the consummation of the Recapitalization; (h) the satisfaction or waiver of all conditions precedent to the closing of the Debt Refinancing, including the initial borrowings under the New Credit Facility and the issuance and sale of the New Notes, such that the closing of such transactions will take place simultaneously with the First Closing; (i) substantial completion of the Rights Offering documents and satisfaction of the other conditions precedent to commencement of the Rights Offering (other than declaration of effectiveness by the SEC) so that the Rights Offering may be commenced as promptly as practicable following the First Closing; (j) the approval for listing on the New York Stock Exchange of the Series A Preferred Stock and the shares of Common Stock issuable upon conversion thereof, subject to official notice of issuance, and the approval of the Rights for trading on the New York Stock Exchange, subject to official notice of issuance; (k) the resignation of all but three of Mesa's current directors, effective as of the First Closing, and Board approval of the nomination of the four directors to be elected by the holders of Series B Preferred Stock (if not Richard Rainwater, Darla Moore, Kenneth Hersh and Philip Smith); (l) the effectiveness of certain amendments to Mesa's Articles of Incorporation and Bylaws; (m) coverage under Mesa's director and officer insurance policies of the directors elected by DNR; (n) the receipt of a certificate or certificates representing the shares of Series B Preferred Stock purchased at the First Closing; and (o) the receipt of a certificate of Mesa's chief executive or chief financial officer as to the satisfaction of the foregoing conditions.

     The obligation of Mesa to consummate the transactions contemplated by the Stock Purchase Agreement to be consummated at the First Closing is subject to the satisfaction or waiver of the following conditions: (a) the accuracy in all material respects of the representations and warranties of DNR contained in the Stock Purchase Agreement; (b) the performance in all material respects by DNR of all covenants and agreements required to be performed by it prior to the First Closing; (c) Mesa's receipt of an opinion of counsel to DNR as to certain matters set forth in the Stock Purchase Agreement; (d) the absence of litigation or governmental action with respect to the Recapitalization or against Mesa which would in good faith be expected to have a material adverse effect on Mesa and its subsidiaries; (e) the expiration or termination of the applicable waiting period, if any, under the HSR Act; (f) the receipt of all requisite stockholder approval of the Recapitalization; (g) the approval for listing on the New York Stock Exchange of the Series A Preferred Stock and the shares of Common Stock issuable upon conversion thereof, subject to official notice of issuance, and the approval of the Rights for trading on the New York Stock Exchange, subject to official notice of issuance; (h) the satisfaction or waiver of all conditions precedent to the closing of the Debt Refinancing, including the initial borrowings under the New Credit Facility and the issuance and sale of the New Notes, such that the closing of such transactions will take place simultaneously with the First Closing; and (i) the receipt of a certificate of a duly authorized representative of DNR as to the satisfaction of the foregoing conditions.


CONDITIONS TO SECOND CLOSING


     The obligations of DNR and Mesa to consummate the transactions to be consummated at the Second Closing are subject to the satisfaction or waiver of the following conditions: (a) the First Closing shall have occurred and (b) either (i) the Rights Offering shall have commenced and expired and the number of unexercised Rights shall have been determined or (ii) a period of no more than 120 days nor less than 60 days shall have elapsed since the First Closing, the length of such period to be established in accordance with the requirements of the documents relating to the Debt Refinancing.

TERMINATION

     The Stock Purchase Agreement may be terminated at any time prior to the First Closing as follows:

          (a) by mutual written consent of Mesa and DNR;

          (b) by Mesa or DNR after November 30, 1996, if the First Closing has not occurred by the close of business on such date, unless the failure to close results from a breach of the Stock Purchase Agreement by the party seeking termination;

          (c) by Mesa if (i) any of the representations and warranties of DNR contained in the Stock Purchase Agreement are not true and correct in all material respects when made or at any time prior to the First Closing, except as contemplated by the Stock Purchase Agreement, or (ii) DNR fails to fulfill in all material respects any of its obligations under the Stock Purchase Agreement, and, in each case, such misrepresentation, breach of warranty or failure to fulfill an obligation (provided it can be cured) has not been cured within five days of actual knowledge of it by DNR;

          (d) by DNR if (i) any of the representations and warranties of Mesa contained in the Stock Purchase Agreement are not true and correct in all material respects when made or at any time prior to the First Closing, except as contemplated by the Stock Purchase Agreement, or (ii) Mesa fails to fulfill in all material respects any of its obligations under the Stock Purchase Agreement, and, in each case, such misrepresentation, breach of warranty or failure to fulfill an obligation (provided it can be cured) has not been cured within five days of actual knowledge of it by Mesa;

          (e) by DNR at any time following (i) a breach by Mesa of the Exclusivity Covenant or (ii) the invocation by Mesa's Board of the Exclusivity Exception;

          (f) by DNR at any time (i) following any breach of Mesa's representations and warranties regarding the WDB Settlement Agreement or
     (ii) in the event that any other party to the WDB Settlement Agreement has
     (A) initiated, prior to the Special Meeting, a "Solicitation Action" (as defined in the WDB Settlement Agreement) (other than the giving of notice to Mesa, pursuant to Mesa's Bylaws, of an intention to nominate directors at the Annual Meeting) or (B) breached the WDB Settlement Agreement or taken certain other actions in the nature of those restricted by the WDB Settlement Agreement, which Solicitation Action, breach or other action described in clause (A) or (B) is, in DNR's good faith judgment, materially adverse to DNR or the Recapitalization (it being acknowledged by DNR that letters to the Board from Joel L. Reed and Dorn Parkinson, in form and substance similar to the drafts thereof provided to DNR, and any subsequent inclusion of such letters in the Proxy Statement will not give rise to any right to terminate the Stock Purchase Agreement as described in this paragraph (f));

          (g) by Mesa, if at any time the Board determines in good faith that the Exclusivity Exception should be invoked and that Mesa should pursue a potential Company Transaction not solicited by Mesa and Mesa shall have made the termination payment to DNR described below;

          (h) by Mesa or DNR if the stockholders of Mesa reject at a meeting the matters contained in the proxy statement with respect to such meeting that are necessary to approve the Recapitalization;

          (i) by Mesa or DNR, upon the occurrence of a certain events of bankruptcy regarding Mesa; or


          (j) by DNR, upon the occurrence of any default by Mesa under its Existing Credit Facility or the existing Discount Notes if any holder of such indebtedness, or any trustee or representative thereof, has taken any steps to accelerate any such indebtedness or commenced the exercise of any remedies pursuant to the agreements or instruments creating such indebtedness.


TERMINATION PAYMENTS

     Mesa has agreed that, upon termination of the Stock Purchase Agreement by DNR as described in paragraph (e)(ii) or (f) above, or upon the termination of the Stock Purchase Agreement by Mesa as described in paragraph (g) above, (i) Mesa will pay DNR a partial termination fee in the amount of (A) $300,000 in cash in the case of termination as described in paragraph (e)(ii) or (g), and
(B) $500,000 in the case of termination as described in paragraph (f), in addition to the fees and expenses for which Mesa is obligated to reimburse DNR, and (ii) if Mesa subsequently participates in any Company Transaction within a one-year period following termination of the Stock Purchase Agreement, or in any Company Transaction with a third party with whom Mesa communicated during the exclusivity period as a result of invoking the Exclusivity Exception (regardless of the closing date of such transaction), Mesa will pay DNR a fee in the amount of $2,700,000 upon the closing of such Company Transaction.

     In addition, Mesa has agreed that, upon any termination of the Stock Purchase Agreement as described in paragraph (e)(i) above, (i) Mesa will pay DNR $500,000 as partial liquidated damages and (ii) if Mesa subsequently participates in any Company Transaction within a one-year period following termination of the Stock Purchase Agreement, or in any Company Transaction with a third party with whom Mesa communicated during the exclusivity period in breach of the Exclusivity Covenant (regardless of the closing date of such transaction), Mesa will pay DNR a fee in the amount of $3,500,000 upon the closing of such Company Transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the Stock Purchase Agreement, for a period of six years from and after the First Closing, Mesa must indemnify, defend and hold harmless each person who, at any time prior to the First Closing, is or has been an officer, director or employee of Mesa or any of its subsidiaries, against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts paid in settlement (with the approval of Mesa) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on acts or omissions, or alleged acts or omissions, by such person in his capacity as a director, officer or employee of Mesa or any of its subsidiaries or as a prospective director to be elected by the holders of Series B Preferred Stock, whether pertaining to a matter existing or occurring at or prior to the First Closing and whether reasserted or claimed prior to, at or after the First Closing, to the same extent that such person was entitled to be indemnified by Mesa prior to the First Closing (and, in the case of the directors to be elected by the holders of Series B Preferred Stock, as if such person had held such office during the time the covered liability arose). In addition, the Stock Purchase Agreement requires that Mesa maintain its current directors' and officers' liability insurance policies with respect to matters occurring prior to the Second Closing for a period of four years following the First Closing.

INDEMNIFICATION OF DNR AND MESA

     The Stock Purchase Agreement contains certain mutual indemnification agreements between DNR and Mesa for claims and liabilities arising out of the Stock Purchase Agreement, the Recapitalization and breaches of representations, warranties, covenants and agreements contained in the Stock Purchase Agreement; provided that claims for indemnity with respect to the breach of representations and warranties are not required to be paid by either party unless each such claim payable by such party equals or exceeds $50,000 and then only to the extent that the aggregate amount of all such claims exceeds $500,000.

INDEPENDENT DETERMINATION

     From and after the First Closing, all decisions on behalf of Mesa as to the payment of indemnification under the Stock Purchase Agreement and otherwise regarding Mesa's rights and obligations under the Stock Purchase Agreement are required to be made by a committee of directors consisting of all directors other than those elected by the holders of Series B Preferred Stock.

REGISTRATION RIGHTS AGREEMENT

     At the First Closing, Mesa and DNR will enter into a Registration Rights Agreement (the "Registration Rights Agreement") covering (i) the shares of Series A Preferred Stock issuable in exchange for shares of Series B Preferred Stock to be sold under the Stock Purchase Agreement (the "Registrable Series A Preferred Stock"), (ii) the shares of Common Stock issuable upon conversion or redemption of shares of Registrable Series A Preferred Stock and Series B Preferred Stock and (iii) any securities issued or issuable in respect of any such shares by way of any stock split or stock dividend (including dividends paid in kind in accordance with the terms of the Series B Preferred Stock) or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise (the "Registrable Securities").


     The Registration Rights Agreement provides that the holders of at least a majority of the Registrable Securities outstanding may at any time (subject to customary "black-out" periods) require Mesa to effect the registration under the Securities Act of Registrable Securities by means of a "shelf" registration statement for an offering to be made on a continuous basis under the Securities Act, subject to certain limitations.


     The Registration Rights Agreement also provides certain "piggyback" registration rights to the holders of Registrable Securities whenever Mesa proposes to register an offering of any of its capital stock under the Securities Act (including on behalf of any stockholder of Mesa other than a holder of Registrable Securities), subject to certain exceptions, including pro rata reduction if, in the reasonable opinion of the managing underwriter(s) of the offering, such a reduction is necessary to prevent an adverse effect on the marketability or offering price of all the securities proposed to be offered in the offering.

     The Registration Rights Agreement contains customary provisions regarding the payment of expenses by Mesa and regarding mutual indemnification agreements between Mesa and the holders of Registrable Securities for certain securities law violations.

                         DESCRIPTION OF PREFERRED STOCK


     The following summary of the material terms of the Series A Preferred Stock and the Series B Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of (including the definitions of certain terms defined in) the Statement of Resolution establishing the Series A and Series B Preferred Stock, a copy of which is attached as Annex C hereto.

     The terms of the Series A Preferred Stock and Series B Preferred Stock are identical in all respects, except as described below under "Voting Rights" and "Transferability; Conversion of Series B to Series A Preferred Stock."

VOTING RIGHTS

     Subject to certain special voting rights of the holders of Series B Preferred Stock (described below), holders of Series A and Series B Preferred Stock will generally have the right to vote (on an as-converted basis) as a single class with the holders of Common Stock on all other matters coming before Mesa's stockholders, except matters for which class voting is required under Mesa's Articles of Incorporation, including the Statement of Resolution, or the TBCA.

     With respect to any matter for which class voting is required by the TBCA, except as otherwise described herein or required by law, the holders of Series A and Series B Preferred Stock will vote together as a single class and not as separate classes or series apart from each other, including any vote to approve or adopt (i) any plan of merger, consolidation or share exchange for which the TBCA requires a stockholder vote; (ii) any disposition of assets for which the TBCA requires a stockholder vote; and (iii) any dissolution of Mesa for which the TBCA requires a stockholder vote.

     The following matters will require the approval of the holders of at least a majority of the outstanding Series A and Series B Preferred Stock, voting together as a single class:

          (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking senior to or in parity with the Series A or Series B Preferred Stock or any security convertible into or exchangeable for any such class or series (provided that, if the holders of Series A and Series B are affected differently, each series will vote as a separate class); or

          (ii) any amendment of Mesa's Articles of Incorporation to eliminate cumulative voting.


     Without the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock voting as a separate class, Mesa may not adopt any amendment to the Articles of Incorporation or the bylaws that would materially affect the terms of the Series A Preferred Stock. Without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred Stock voting as a separate class, Mesa may not adopt any amendment to the Articles of Incorporation or the bylaws that would materially affect the terms of the Series B Preferred Stock.



     For so long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least a majority of such shares will be required in order to permit, affect or validate the amendment, alteration or repeal of any provisions of the Articles of Incorporation (including the Statement of Resolution relating to the Series A and Series B Preferred Stock) or Bylaws of Mesa that would limit the authority of the Board to amend or repeal any provision of Mesa's Bylaws.



     For so long as the Minimum Ownership Condition is satisfied, the holders of the Series B Preferred Stock will be entitled, voting separately as a class, to elect a majority of the members of Mesa's Board (excluding any Series A Directors, as defined below). The directors elected by the holders of Series B Preferred Stock (the "Series B Directors") may be removed with or without cause, and may only be removed by a vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class. Vacancies among the Series B Directors will be filled by a majority vote of the remaining Series B Directors or by the holders of Series B Preferred Stock. Upon any termination of the right of the holders of Series B Preferred Stock to elect Series B Directors, (i) the Series B Directors then serving may continue to hold office for the remainder of their term, subject to the right of the majority of the other directors (other than any Series A Directors) to request their prior resignation, and (ii) upon the expiration of the term of office or earlier resignation of each Series B Director, the size of the Board will automatically be reduced accordingly unless a majority of the non-Series B Directors by resolution determine otherwise and elect additional directors to fill any resulting vacancies.


     The Minimum Ownership Condition will be deemed satisfied at any time if (i) the Minimum Ownership Amount (as defined below) is owned in the aggregate by one or more of DNR and the persons that are partners of DNR as of the original issue date of the Series B Preferred Stock, and any of their respective affiliates so long as they remain affiliates of DNR or such persons; (ii) at least one half of the Minimum Ownership Amount is owned and held in the aggregate by one or more of Richard E. Rainwater and any of his respective affiliates (together, the "Rainwater Affiliates"); and (iii) the power to vote at least a majority of the shares of Series B Preferred Stock outstanding is held by Rainwater Affiliates, which will be deemed satisfied (A) with respect to any shares of Series B Preferred Stock owned by DNR if a Rainwater Affiliate at such time is the sole general partner of DNR, (B) with respect to any shares owned by a Rainwater Affiliate if at such time the right to vote such shares is not shared with any person who is not a Rainwater Affiliate and (C) with respect to any shares owned by a person other than a Rainwater Affiliate, if at such time a Rainwater Affiliate has the sole right to vote such shares pursuant to a voting agreement, voting trust, irrevocable proxy or other similar agreement with terms reasonably satisfactory to Mesa. The "Minimum Ownership Amount" means (i) ownership of shares of Series B Preferred Stock equal to at least 58% of the number of shares of Series B Preferred Stock issued to DNR at the First Closing or (ii) shares of Common Stock (including shares issuable upon conversion of shares of Series A and Series B Preferred Stock) equal to at least 15% of the total number of shares of Common Stock outstanding together with the total number of shares of Common Stock issuable upon conversion of outstanding Series A and Series B Preferred Stock.


     If Mesa is in arrears in the payment of dividends (whether payable in cash or in kind) on the shares of Series A and Series B Preferred Stock for a total of six quarters, then the size of the Board will automatically be increased by two additional directors and the holders of Series A Preferred Stock, voting as a separate class, will have the exclusive right to elect two directors (the "Series A Directors") immediately and at the next and every subsequent annual meeting of stockholders called for the election of directors. The right of the Series A Preferred Stock holders to elect the Series A Directors will terminate when all dividends accumulated on the Series A Preferred Stock have been paid in full, subject to revesting at such time as Mesa is again in arrears in the payment of dividends.

     During any period in which the holders of Series A Preferred Stock are entitled to elect Series A Directors, or the holders of Series B Preferred Stock are entitled to elect Series B Directors, the holders of Series A and Series B Preferred Stock will have certain special rights to call a special meeting of Mesa in lieu of Mesa's annual meeting or for the purpose of electing Series A or Series B Directors. At a meeting held for the purpose of electing a Series A or Series B Director, at least one-third of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, present in person or by proxy, will be required to constitute a quorum.


     During any period in which the holders of Series B Preferred Stock are entitled to elect Series B Directors, (i) the holders of Series B Preferred Stock will not be entitled to vote in the election of any directors other than the Series B Directors, (ii) no Series B Director will have the right to vote in the election of any person to fill any vacancy on the Board, other than a vacancy of a Series B Director, and all such rights with respect to non-Series A and Series B Directors will be exercised for and on behalf of the Board by a majority of the non-Series A and Series B Directors, and (iii) only the non-Series A and Series B Directors will have the right to vote in any action by or on behalf of the Board with respect to nominating persons to serve as non-Series A and Series B Directors to be elected at any meeting of stockholders after the 1996 annual meeting of stockholders. The persons to be nominated by or on behalf of the Board for election as Non-Series A and B Directors at the 1996 annual meeting shall be the persons most recently designated as such nominees by action of the Board prior to the First Closing Date (or, if any of such nominees shall be unable or unwilling to serve, such other person or persons as shall be designated by the other such nominee or nominees), unless otherwise agreed after such date by the unanimous vote of all Non-Series A and B

Directors then in office. Nothing in clause (ii) or (iii) above, or in the immediately preceding sentence, shall limit or restrict the right of holders of shares of Common Stock and Series A Preferred Stock to nominate and to elect, subject to and in accordance with applicable law, the other provisions of the Articles of Incorporation and the Bylaws, persons to serve as non-Series A and Series B Directors. The foregoing provision may not be amended without (x) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and (y) the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock.


DIVIDENDS


     Subject to the satisfaction of certain conditions described below, holders of Series A and Series B Preferred Stock will be entitled to receive, as and when declared by Mesa out of funds legally available therefor, cumulative dividends at the rate of 8.0% per annum of the stated value (the "Stated Value") of such shares (initial stated value of $2.26 per share), compounded quarterly. Dividends will be payable quarterly in arrears on the last business day of each March, June, September and December, beginning September 30, 1996. Prior to the fourth anniversary of the issuance of the Series B Preferred Stock, dividends on shares of Series A and Series B Preferred Stock will be payable in additional shares of Series A and Series B Preferred Stock, respectively, based upon the Stated Value of such shares. On and after the fourth anniversary of the issue date, Mesa may elect to pay dividends in cash rather than shares of Series A and Series B Preferred Stock for any quarter in which any of the following conditions is satisfied as of the record date for such dividend:


          Fixed Charge Coverage Ratio. Mesa's average Fixed Charge Coverage Ratio (as defined in the Statement of Resolution) at the end of the four preceding quarters is in excess of 2.5 to 1.

          Gas Price Realization. The Average Gas Equivalent Price (as defined in the Statement of Resolution) realized by Mesa on an Mcf equivalent basis (using a 6:1 conversion ratio) during the four preceding quarters is in excess of $2.95.

          Stock Price Threshold. The average closing price of the Common Stock during any 90 consecutive trading days preceding the tenth day prior to the record date for any dividend payment date after the fourth anniversary of the issue date is more than three times the conversion price then in effect.

If the stock price threshold described above is met, Mesa will thereafter have the option to pay dividends either in kind or in cash on any subsequent dividend payment date, regardless of any subsequent changes in the price of the Common Stock. However, the New Note indentures and the New Credit Facility may limit Mesa's ability to pay cash dividends even if permitted by the terms of the Series A and Series B Preferred Stock. To the extent dividends are not paid in cash or in kind on a scheduled dividend payment date, all accrued but unpaid dividends will be added to the Stated Value of each share of Series A and Series B Preferred Stock outstanding and shall remain a part thereof until paid, and dividends will accrue and be paid thereafter on the basis of the Stated Value, as adjusted.

CONVERSION

     Shares of Series A and Series B Preferred Stock will be convertible into shares of Common Stock at any time at the option of the holder, at an initial conversion ratio of one share of Common Stock per share of Series A or Series B Preferred Stock. The conversion ratio and shares issuable upon conversion will be subject to customary adjustment in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations, sales of Common Stock at less than market value and mergers and similar transactions.

REDEMPTION

     Subject to any restrictions imposed by the terms of the New Credit Facility or New Note indentures, Mesa will be entitled, at its option, to redeem all or part of the outstanding shares of Series A and Series B Preferred Stock (pro rata or by lot among the outstanding shares of both series) on any dividend payment date after the thirtieth day following the tenth anniversary of the original date of issue of the Series B Preferred Stock. All outstanding shares of Series A and Series B Preferred Stock will be subject to mandatory redemption on June 30, 2008. The redemption price upon any optional or mandatory redemption will be equal to the Stated Value per share of the shares to be redeemed, plus an amount equal to the dollar amount of all accrued and unpaid dividends through the redemption date that have not been added to the Stated Value of such shares. The redemption price may be paid either in cash or in shares of Common Stock, at the option of Mesa, with the number of shares of Common Stock used to pay the redemption price to be determined based upon the average trading price during the 20 day period ending five days before the redemption date. Mesa may not redeem any shares of Series A Preferred Stock, Series B Preferred Stock or any class or series of stock ranking in parity therewith unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall have been, or contemporaneously are, declared and paid for all dividend periods terminating on or prior to the redemption date.


RANKING AND LIQUIDATION

     The Series A Preferred Stock and the Series B Preferred Stock will rank on a parity with each other as to payment of dividends and distributions and upon liquidation, dissolution or winding-up of Mesa. Each share of Series A Preferred Stock and Series B Preferred Stock will rank prior to each share of Common Stock with respect to the distribution of assets upon a liquidation, dissolution or winding-up of Mesa. In the event of any such liquidation, dissolution or winding-up, each holder of a share of Series A Preferred Stock or Series B Preferred Stock will be entitled to receive, before any distribution to the holders of Common Stock, a liquidation preference equal to the Stated Value of such shares, plus all accrued and unpaid dividends thereon.

MERGERS AND SIMILAR TRANSACTIONS

     In the event that Mesa is a party to any merger, consolidation or share exchange in which the Series A Preferred Stock or Series B Preferred Stock is converted or exchanged into any other securities, property, cash or other consideration, the securities, property, cash or other consideration into which the Series A and Series B Preferred Stock may be converted or exchanged must be identical in kind and amount per share, and no shares of Series A or Series B Preferred Stock may be converted or exchanged into any securities, property, cash or other consideration unless all shares of Series A and Series B Preferred Stock may be converted or exchanged into the same kind and amount per share of securities, property, cash or other consideration.

AUTHORIZATION BY NON-SERIES A AND SERIES B DIRECTORS


     A majority of Mesa's directors, other than Series A Directors and Series B Directors, will be required to make the determinations required or permitted (i) as to whether to make payment of the redemption price of Series A and Series B Preferred Stock in cash or in kind, (ii) as to whether to exercise Mesa's option to redeem outstanding shares of Series A or Series B Preferred Stock and (iii) as to whether to make payment of any dividends declared by the Board on the Series A and Series B Preferred Stock in cash or in kind on or after the fourth anniversary of the issue date (subject to the requirement that Mesa have sufficient cash legally available to make any cash dividend payment).


CERTAIN COVENANTS OF MESA

     The Statement of Resolution contains customary covenants regarding reservation of shares for issuance upon conversion, compliance with laws regarding registration of securities, maintaining eligibility of the Common Stock for trading, payment of certain taxes and other matters.

TRANSFERABILITY; CONVERSION OF SERIES B TO SERIES A PREFERRED STOCK


     The Series A Preferred Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance.


     Upon any transfer of shares of Series B Preferred Stock, or the beneficial ownership thereof, to any person other than DNR, its partners and their respective affiliates, such shares will automatically convert to an equal number of shares of Series A Preferred Stock. In addition, at such time as the Minimum Ownership Condition is no longer met, all shares of Series B Preferred Stock then outstanding will automatically convert into an equal number of shares of Series A Preferred Stock.


TRANSFER AGENT



     The transfer agent for the Preferred Stock will be American Stock Transfer & Trust Company, which is also the transfer agent for the Rights and the Common Stock.


                              THE RIGHTS OFFERING

RIGHTS


     Each holder of Common Stock will receive .912 transferable Rights for each share of Common Stock held of record by such holder on a record date to be established after the Special Meeting. No fractional Rights or cash in lieu thereof will be distributed by Mesa; instead, the number of Rights distributed by Mesa to each holder of Common Stock will be rounded up to the nearest whole number. An aggregate of approximately 58,407,080 Rights (subject to rounding upward to avoid fractions) will be distributed pursuant to the Rights Offering. One Right plus $2.26 in cash (the "Subscription Price") will entitle the holder to one share of Series A Preferred Stock. An aggregate of approximately 58,407,080 shares of Series A Preferred Stock (subject to rounding to avoid fractions) will be sold upon exercise of the Rights, assuming all Rights are exercised in full.


BASIC AND OVERSUBSCRIPTION PRIVILEGES

     One Right will entitle the holder thereof to receive, upon payment of the Subscription Price, one share of Series A Preferred Stock. In addition, each holder of Rights who exercises in full such holder's Basic Subscription Privilege may also subscribe at the Subscription Price for additional shares of Series A Preferred Stock available as a result of unexercised Rights, if any. If an insufficient number of shares of Series A Preferred Stock is available to satisfy fully all exercises of the Oversubscription Privilege, the available shares will be prorated among holders who exercise their Oversubscription Privilege.

COMMENCEMENT; EXPIRATION; NO REVOCATION


     The Rights Offering will commence promptly after the First Closing under the Stock Purchase Agreement, and will expire not less than 16 nor more than 21 days thereafter, subject to extension by Mesa (as it may be extended, the "Expiration Date"). Rights not exercised prior to the Expiration Date will be void and will no longer be exercisable by any Rights holder. Once a holder of Rights has exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.


NOTICE TO STOCKHOLDERS

     In accordance with New York Stock Exchange rules, Mesa will send written notice to its stockholders at least ten days in advance of the proposed record date for the Rights Offering stating its intention to commence the Rights Offering, subject to effectiveness of registration under the Securities Act. Such notice will also state, to the extent finally determined, the proposed record date for determination of those entitled to receive Rights, the proposed expiration date of the Rights Offering and the date on which it is expected that certificates evidencing the Rights will be mailed.

TRANSFERABILITY

     The Rights will be transferable, and it is expected that they will trade on the New York Stock Exchange until the close of business on the last New York Stock Exchange trading day prior to the Expiration Date.

DETERMINATION OF SUBSCRIPTION PRICE


     The Subscription Price was determined by Mesa and its Board as a result of negotiations with Rainwater. The Subscription Price is not intended as an indication of the actual value of Mesa, the Common Stock or the Series A or Series B Preferred Stock.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     For United States federal income tax purposes, Rights holders generally will not recognize taxable income in connection with the issuance to them or exercise by them of Rights. Rights holders may incur gain or loss upon the sale of the Rights or the shares of Series A Preferred Stock acquired upon exercise of the Rights.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF SERIES A PREFERRED STOCK OR ANY OTHER SECURITIES. OFFERS AND SALES OF SERIES A PREFERRED STOCK WILL ONLY BE MADE BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN SUCH PROSPECTUS.

                            DESCRIPTION OF NEW DEBT

NEW CREDIT FACILITY


     Concurrently with the consummation of the First Closing pursuant to the Stock Purchase Agreement, Mesa will make the initial borrowings under the New Credit Facility. Mesa has obtained a commitment for the New Credit Facility from Chemical Bank, The Chase Manhattan Bank, N.A. (together, "Chase") and Bankers Trust Company ("Bankers Trust") that contains the terms described below. The commitment is subject to certain conditions, including negotiation, execution and delivery of definitive documentation. Mesa Operating Co., a wholly owned subsidiary of Mesa ("MOC"), will be the borrower under the New Credit Facility, and all borrowings will be unconditionally guaranteed by Mesa and secured by a first priority security interest in tangible and intangible assets representing at least 85% of Mesa's total assessed collateral value, which assets will include all of Mesa's West Panhandle and Hugoton properties.



     The New Credit Facility will be a seven year revolving credit facility for an aggregate of up to $500 million, a portion of which will be available for the issuance of letters of credit. Chase and Bankers Trust have advised Mesa that each will provide 50% of the entire amount of the New Credit Facility, but that they intend to syndicate the facility to a group of financial institutions to be identified by them in consultation with Mesa. Mesa expects to borrow substantially all of the $500 million available under the New Credit Facility (including letters of credit) concurrently with the closing of the issuance and sale of the New Notes and the initial sale of Series B Preferred Stock to DNR pursuant to the Stock Purchase Agreement, and to repay a portion of the facility upon consummation of the Rights Offering, such that approximately $350 million (excluding letters of credit) will be outstanding under the New Credit Facility following the Second Closing.



     The New Credit Facility will be subject to mandatory prepayment and reduction of the total commitment by the amount of (i) 75% of the net proceeds of any sale or issuance of equity by Mesa after the consummation of the First Closing (except from the net proceeds of the Rights Offering or the Standby Commitment and except, under certain circumstances, from the net proceeds of other equity issuances which are used to repay a portion of the New Notes), (ii) 100% of the net proceeds of the incurrence of certain indebtedness by Mesa and
(iii) 100% of the net proceeds of any sale or other disposition by Mesa of any assets (subject to certain collateral substitution provisions). Borrowings under the New Credit Facility will be subject to a borrowing base to be determined annually by the lenders based on certain proved oil and gas reserves and other assets of Mesa. Initially, the borrowing base will be $500 million. To the extent that the borrowing base is less than the aggregate principal amount of all outstanding loans and letters of credit under the New Credit Facility, 50% of each deficiency must be cured within 90 days and the balance must be cured within 180 days.

     At Mesa's option, borrowings under the New Credit Facility will bear interest at either (i) the "Adjusted Base Rate" (i.e., the highest of Chase's prime commercial lending rate, the secondary market rate for certificates of deposit plus 1% per annum or the federal funds rate plus 0.5% per annum) plus 0.5% or (ii) the Eurodollar rate plus 1.5%.

     The loan documents governing the New Credit Facility will contain certain customary covenants and restrictions relating to Mesa's operations.


     The closing of the New Credit Facility will be conditioned upon, among other things, the consummation of the First Closing under the Stock Purchase Agreement, the issuance and sale of the New Notes, the absence of a material adverse condition or material adverse change in or affecting Mesa's business, operations, property, condition (financial or otherwise) or prospects, the satisfaction of certain financial requirements and the lenders' receipt of and satisfaction with certain reports regarding Mesa's assets and operations.


NEW NOTES


     Concurrently with the consummation of the First Closing under the Stock Purchase Agreement and the initial borrowings under the New Credit Facility, MOC will issue and sell in a registered underwritten public offering $500 million in aggregate principal amount of New Notes. It is expected that a majority of the New Notes will be senior subordinated notes ("Senior Subordinated Notes") and that the balance will be senior subordinated discount notes ("Discount Notes"). The net proceeds of the sale of the New Notes, along with the proceeds of the other transactions consummated at the First Closing, will be applied to repay and/or refinance a substantial portion Mesa's outstanding indebtedness. See "The Recapitalization -- Sources and Uses of Funds."



     The Senior Subordinated Notes and the Discount Notes will be governed by separate indentures. Interest will accrue on the Senior Subordinated Notes from the date of original issuance and will be payable semiannually in arrears. The Discount Notes will be issued at a substantial discount to their aggregate principal amount. The Discount Notes will accrete in value until 2001. Cash interest will not accrue on the Discount Notes prior to 2001. Thereafter, interest will accrue and be payable semiannually in arrears.



     Except as described below, the New Notes will not be redeemable at Mesa's option prior to 2001, after which the New Notes will be subject to redemption at Mesa's option, in whole or in part, at specified redemption prices, plus accrued and unpaid interest thereon to the applicable redemption date. Prior to 1999, a portion of the New Notes will be redeemable at Mesa's option on any one or more occasions from the net proceeds of certain sales of equity interests in Mesa.



     Upon the occurrence of a Change of Control (as defined in the New Note indentures), each holder of the New Notes will have the right to require Mesa to repurchase all or a portion of such holder's New Notes, at an offer price in cash equal to 101% of the aggregate principal amount of such New Notes, plus accrued and unpaid interest, if any, thereon to the date of repurchase (or 101% of the accreted value at such date, as applicable).



     The New Notes will be general, unsecured obligations of MOC and will be subordinated in right of payment to all existing and future senior debt of MOC, which will include borrowings under the New Credit Facility and any other permitted indebtedness which does not expressly provide that it is on a parity with or subordinated in right of payment to the New Notes. The claims of the holders of the New Notes will be subordinated to senior debt, which, as of March 31, 1996, on a pro forma basis after giving effect to the Recapitalization and the application of the proceeds thereof, would have been approximately $350 million, representing borrowings under the New Credit Facility. See "Capitalization" and "Capital Resources and Liquidity."



     The New Notes will be guaranteed by Mesa and each future "material restricted subsidiary" (as defined in the New Note indentures) of MOC.

     The indentures governing the New Notes will contain certain covenants that, among other things, will limit the ability of MOC and its restricted subsidiaries to incur additional indebtedness and issue "disqualified stock," pay dividends, make distributions, make investments, make certain other restricted payments, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing pari passu or subordinated indebtedness of MOC and engage in mergers and consolidations.



     The consummation of the sale of the New Notes will be conditioned upon, among other things, the consummation of the First Closing under the Stock Purchase Agreement and the initial borrowings under the New Credit Facility.



     The foregoing represents a summary of the expected material provisions of the New Credit Facility and the New Notes, and does not purport to be complete. The terms and conditions of the New Credit Facility and the New Notes will be set forth in definitive credit and indenture documents to be entered into at or prior to the First Closing. Although Mesa believes that such definitive documents will contain substantially similar provisions to those summarized herein, there can be no assurance that the terms and provisions of such definitive documents will not vary from the foregoing summary.

                                 CAPITALIZATION


     The following table sets forth the historical consolidated capitalization of Mesa as of March 31, 1996, and as adjusted to give effect to (i) the Recapitalization and the application of the proceeds thereof (assuming net proceeds of $1.1 billion and assuming that all Rights are exercised in full) as described under "Recapitalization -- Use of Proceeds" and (ii) the Required Charter Amendments, as if the Recapitalization and the Required Charter Amendments had been consummated or adopted on March 31, 1996.



                                                                           AS OF MARCH 31, 1996
                                                                        --------------------------
                                                                        HISTORICAL     AS ADJUSTED
                                                                        ----------     -----------
                                                                              (IN MILLIONS)
Current maturities of long term debt..................................   $    92.5      $     5.3
                                                                        ----------
Long term debt:
  Existing Credit Facility(a).........................................        38.6             --
  HCLP Secured Notes..................................................       457.3             --
  Secured Discount Notes..............................................       618.4             --
  13 1/2% Subordinated Notes..........................................         7.4             --
  New Credit Facility(a)..............................................          --          349.2
  New Notes...........................................................          --          500.0
                                                                        ----------     ----------
          Total long-term debt........................................     1,121.7          849.2
                                                                        ----------     ----------
Stockholders' equity:
  Preferred stock, $.01 par value; 10,000,000 shares authorized, historical; 500,000,000 shares authorized, as adjusted
     Series A Preferred Stock, 140,000,000 shares authorized,
      58,407,080 shares issued and outstanding, as adjusted
      (liquidation preference of $132,000,000)(b).....................          --             .6
     Series B Preferred Stock, 140,000,000 shares authorized,
      58,849,557 shares issued and outstanding, as adjusted
      (liquidation preference of $133,000,000)(b).....................          --             .6
     Series A Junior Participating Preferred Stock, 1,000,000 shares authorized, no shares issued and outstanding, historical and as
      adjusted........................................................          --             --
  Common stock, $.01 par value, 100,000,000 shares authorized, historical; 600,000,000 shares authorized, as adjusted;
     64,050,009 shares issued and outstanding, historical and as
     adjusted.........................................................          .6             .6
  Additional paid-in capital..........................................       399.0          647.8
  Accumulated deficit.................................................      (331.5)        (407.5)
                                                                        ----------     ----------
Total stockholders' equity............................................        68.1          242.2
                                                                        ----------     ----------
                                                                         $ 1,282.3      $ 1,096.7
                                                                        ==========     ==========


- ---------------


(a) Reflects initial borrowings under the $500 million New Credit Facility. Amounts under the New Credit Facility and Mesa's Existing Credit Facility do not include approximately $11.4 million in letters of credit that are and will continue to be outstanding.



(b) To the extent Rights are not exercised, the number of shares of Series A Preferred Stock to be issued will decrease and the number of shares of Series B Preferred Stock to be issued will increase by the same amount.

                        THE REQUIRED CHARTER AMENDMENTS

INCREASE IN AUTHORIZED SHARES

     Proposal Two is a proposal to amend Mesa's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 600,000,000 and increase the number of authorized shares of Preferred Stock from 10,000,000 to 500,000,000. As of the Record Date, (i) 64,050,009 shares of
Common Stock and options for 2,932,390 shares of Common Stock (of the 4,000,000 shares subject to Mesa's option plan) were outstanding and (ii) no shares of Preferred Stock were outstanding, though 1,000,000 shares were reserved for issuance pursuant to the Shareholder Rights Plan. If the DNR Purchase and the Rights Offering are consummated (without giving effect to the Reverse Split Charter Amendments), there will be approximately 117,256,637 shares of Preferred Stock outstanding. In addition, Mesa will need to reserve an aggregate of approximately 178,000,000 shares of Preferred Stock for shares issuable as dividends on shares of Series A Preferred Stock and Series B Preferred Stock. Mesa will also need to reserve 117,256,637 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, and an additional 178,000,000 shares of Common Stock to cover the conversion of shares of Series A and Series B Preferred Stock issued as dividends. As a result, Mesa needs to authorize additional Common Stock and Preferred Stock to issue the appropriate number of shares in the DNR Purchase and the Rights Offering.

     The Board believes that it is in the best interest of Mesa to increase the authorized number of shares of Common Stock and Preferred Stock to ensure that sufficient shares are available for the purposes set forth herein and so that additional authorized shares of such stock will be available for issuance in the future for such corporate purposes as the Board deems advisable from time to time, without further action by the stockholders and without the accompanying delay and expense involved in calling and holding a special meeting of stockholders unless such action is required by applicable law or other applicable rules and regulations. Such corporate purposes may include, among other things, future equity issuances in public or private offerings or the use by Mesa of its equity securities as currency in any future acquisitions the Board may decide are in the best interests of the stockholders to pursue.

     In the event that the Reverse Stock Split is approved by the stockholders, a lesser number of shares of Common Stock and Preferred Stock will be required in order to complete the DNR Purchase and the Rights Offering. Accordingly, the Reverse Split Charter Amendments, if approved, will effect a reduction in the authorized shares of Common Stock and Preferred Stock as more fully described below.

ACTION BY WRITTEN CONSENT

     Mesa's Articles of Incorporation currently provide that no action required or permitted to be taken by stockholders of Mesa may be taken without a meeting of stockholders. The TBCA provides that the Articles of Incorporation may provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     The Stock Purchase Agreement requires that the holders of Series B Preferred Stock be entitled to act by written consent in lieu of a meeting with respect to any action required or permitted to be taken at any annual or special meeting by the holders of Series B Preferred Stock. Accordingly, Mesa proposes to amend its Amended and Restated Articles of Incorporation to permit action by written consent of the holders of any series of preferred stock to the extent provided in the resolution of the Board authorizing any such series or as otherwise required by law.

     The power to act by written consent will allow the holders of Series B Preferred Stock to exercise the special voting rights associated with shares of Series B Preferred Stock, including the right to elect a majority of Mesa's directors, without the necessity of calling and holding a meeting of Mesa's stockholders for such purpose. However, except as otherwise required by applicable law, any action requiring the approval of the holders of Common Stock, Series A Preferred Stock and/or any other class of Mesa's capital stock other than or in addition to the Series B Preferred Stock, will continue to require the holding of an annual or special meeting of stockholders.

  Board Recommendation

     The majority of the Board believes that the Required Charter Amendments are advantageous to Mesa and its stockholders, providing additional authorized shares of Common Stock and Preferred Stock that could be used from time to time, without further action or authorization by the stockholders, and providing the flexibility to allow action by written consent of holders of Preferred Stock.

     THE PROPOSAL WITH RESPECT TO THE REQUIRED CHARTER AMENDMENTS WILL BE VOTED UPON BY THE STOCKHOLDERS OF MESA SEPARATELY FROM THE OTHER PROPOSALS. HOWEVER, THE IMPLEMENTATION OF EACH OF THE OTHER PROPOSALS IS CONDITIONED UPON APPROVAL OF THE REQUIRED CHARTER AMENDMENTS BY THE STOCKHOLDERS OF MESA. ACCORDINGLY, A VOTE AGAINST THE REQUIRED CHARTER AMENDMENTS WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE PROPOSALS, INCLUDING THE DNR PURCHASE.

     THE MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL WITH RESPECT TO THE REQUIRED CHARTER AMENDMENTS.

     Two directors dissented from the Board's conclusions and recommendations. See "The Recapitalization -- Letters of Dissenting Directors."

                      THE REVERSE SPLIT CHARTER AMENDMENTS

     Proposal Three is a proposal to amend Mesa's Articles of Incorporation to effect a reverse stock split pursuant to which each four shares of Common Stock will be exchanged for one share of Common Stock. Except for minor differences resulting from the aggregation and sale of fractional shares, as described below, the Reverse Stock Split will not affect any stockholder's percentage ownership interest in Mesa or of the outstanding Common Stock. Following the Reverse Stock Split, the total number of shares of Common Stock outstanding would be reduced from 64,050,009 to approximately 16,012,502.

     A holder of Common Stock will be entitled to receive a whole number of shares plus a fraction of a share if the number of shares of Common Stock held by him prior to the Reverse Stock Split is not evenly divisible by four. However, no certificates or scrip representing fractional shares of Common Stock will be issued. In lieu of any fractional shares, American Stock Transfer & Trust Company, as transfer agent, on behalf of all persons otherwise entitled to receive fractional shares (including individual beneficial owners of shares held by a nominee holder) will, promptly following the effective time of the Reverse Stock Split, aggregate such fractional shares and sell the resulting whole shares of Common Stock for the accounts of those persons in open market transactions on the New York Stock Exchange. Those persons will thereafter be entitled to receive their allocable portion of the net proceeds of the sale thereof upon surrender of their Common Stock certificates as described below.

     The Reverse Stock Split will not affect the par value of the Common Stock, which will remain $.01 per share. The difference between the aggregate par value of the shares of Common Stock outstanding prior to the Reverse Stock Split and those to be outstanding thereafter will be transferred from Mesa's stated capital account to Mesa's surplus account.

     There were approximately 18,500 holders of record of the Common Stock as of March 31, 1996. The Reverse Stock Split is not expected to cause a significant change in the number of record holders of the Common Stock. Mesa has no plans for the cancellation or purchase of shares of Common Stock from holders of a nominal number of shares following the Reverse Stock Split, and has no present intention to take Mesa private through the Reverse Stock Split or otherwise.

     As of April 26, 1996, there were outstanding options to purchase an aggregate of 2,932,390 shares of Common Stock under Mesa's 1991 Stock Option Plan. All of such outstanding options include provisions for adjustment in the number of shares covered thereby and the exercise price therefor in the event of a reverse stock split. If the Reverse Stock Split is approved and effected, there would be reserved for issuance upon exercise of all outstanding options a total of approximately 733,097 shares of Common Stock. Each of the outstanding options would thereafter evidence the right to purchase one-fourth of the number of shares of Common Stock previously covered thereby, and the exercise price per share would be four times the previous exercise price.

     If the Reverse Split Charter Amendments are approved, Mesa will file the Reverse Split Charter Amendments with the Secretary of State of the State of Texas. Mesa will notify holders of Common Stock of the effectiveness of the Reverse Split Charter Amendments and will furnish the holders of record of shares of Common Stock at the close of business on such effective date with a letter of transmittal for use in exchanging certificates. The holders of Common Stock will be required to promptly mail their certificates representing shares of Common Stock to American Stock Transfer & Trust Company, as transfer agent, in order that new certificates giving effect to the Reverse Stock Split may be issued and the proceeds of the sale of any fractional shares may be distributed. Commencing with the effective date of the Reverse Split Charter Amendments, previously outstanding certificates representing shares of Common Stock will be deemed for all purposes to represent one-fourth of the number of shares previously represented thereby (subject to the treatment of fractional interests as described above).


     Mesa is currently authorized to issue 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Assuming that the Required Charter Amendments are approved, Mesa's authorized capital stock will be increased to 600,000,000 shares of Common Stock and 500,000,000 shares of Preferred Stock. In connection with the Reverse Stock Split, it is proposed to amend Mesa's Articles of Incorporation to reduce Mesa's authorized capital stock to 150,000,000 shares of Common Stock and 125,000,000 shares of Preferred Stock.



     It is impossible to predict the market's reaction to any reverse stock split or, in this case, to separate that reaction from the market's reaction to the proposed Recapitalization as a whole. However, Mesa would expect that immediately after the Reverse Stock Split each share of Common Stock would be valued at a price approximately four times greater than without the split. For information regarding recent prices for the Common Stock, see "Price Range of Common Stock and Dividend Policy."



     The majority of the Board believes that the Reverse Split Charter Amendments are advantageous to Mesa and its stockholders as a means of enhancing the liquidity and marketability of the Common Stock. The majority of the Board believes that the current low per share market price of the Common Stock impairs the acceptability of Mesa's equity securities to the financial community and the investing public. Although, theoretically, the number of shares outstanding should not affect an investor's decision to own shares of Common Stock as a investment, in practice many investors regard lower-priced stocks as unduly speculative in nature and may therefore avoid investment in such stocks. In addition, the majority of the Board believes that the current low market prices for the Common Stock reduce the effective marketability of Mesa's equity securities because of the reluctance of many leading brokerage firms to recommend lower-priced stocks to their clients. Furthermore, certain brokerage house policies and practices tend to discourage individual brokers with those firms from dealing in lower-priced stocks, and some brokerage houses will not permit clients to carry lower-priced stocks on a margin basis. Finally, the structure of trading commissions also tends to have an adverse impact on holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.


     Although there can be no assurance that the market price per share of Common Stock will increase proportionately to the decrease in the number of outstanding shares following the Reverse Stock Split, the Reverse Stock Split is intended to result in a price level for the Common Stock that will increase investor and broker interest.

     THE PROPOSAL WITH RESPECT TO THE REVERSE SPLIT CHARTER AMENDMENTS WILL BE VOTED UPON BY THE STOCKHOLDERS OF MESA SEPARATELY FROM THE OTHER PROPOSALS. THE IMPLEMENTATION OF THE OTHER PROPOSALS IS NOT CONDITIONED UPON APPROVAL OF THE REVERSE SPLIT CHARTER AMENDMENTS BY THE STOCKHOLDERS OF MESA. HOWEVER,

THE IMPLEMENTATION OF THE REVERSE SPLIT CHARTER AMENDMENTS IS CONDITIONED UPON APPROVAL OF EACH OF THE OTHER PROPOSALS. ACCORDINGLY, A VOTE AGAINST THE REQUIRED CHARTER AMENDMENTS OR THE DNR PURCHASE WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST THE REVERSE SPLIT CHARTER AMENDMENTS.

     THE MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL WITH RESPECT TO THE REVERSE SPLIT CHARTER AMENDMENTS.

     Two directors dissented from the Board's conclusions and recommendations. See "The Recapitalization -- Letters of Dissenting Directors."

                                   MANAGEMENT

DIRECTORS


     The following table sets forth each person currently serving on the Board of Mesa, (i) his name and age, (ii) the period during which he has served as a director, and (iii) his principal occupation over the last five years (including other directorships and business experience).



           NAME AND AGE                      BUSINESS EXPERIENCE OVER PAST FIVE YEARS
- -----------------------------------  --------------------------------------------------------
Boone Pickens, age 68..............  January 1992-Present, Chairman of the Board of Directors
                                     and Chief Executive Officer of Mesa; October
                                     1985-December 1991, General Partner of the Partnership
                                     and Chief Executive Officer and Director of Pickens
                                     Operating Co. (the corporate general partner of the
                                     Partnership); 1964-January 1987, Chairman of the Board,
                                     President, and founder of Original Mesa.
Paul W. Cain, age 57...............  January 1992-Present, Director, President and Chief
                                     Operating Officer of Mesa; August 1986-December 1991,
                                     President and Chief Operating Officer of Pickens
                                     Operating Co.; Director of Bicoastal Corporation.
John S. Herrington, age 56.........  January 1992-Present, Director of Mesa; December
                                     1991-Present, personal investments and real estate
                                     activities; May 1990-November 1991, Chairman of the
                                     Board of Harcourt Brace Jovanovich, Inc. (publishing);
                                     May 1989-May 1990, Director of Harcourt Brace
                                     Jovanovich, Inc.; February 1985-January 1989, Secretary
                                     of the Department of Energy of the United States.
Wales H. Madden, Jr, age 68........  January 1992-Present, Director of Mesa; December 1985-
                                     December 1991, Member of the Advisory Committee of the
                                     Partnership; 1964-January 1987, Director of Original
                                     Mesa; self-employed attorney and businessman for more
                                     than the last five years; Director of Boatmen's First
                                     National Bank of Amarillo.
Dorn Parkinson, age 49.............  May 1995-Present, Director of Mesa; April 1986-Present,
                                     President of Washington Corporations (principal
                                     businesses of Washington Corporations and its affiliates
                                     include rail transport, mining, ship berthing,
                                     environmental remediation, interstate trucking, and the
                                     repair and sale of machinery and equipment); January
                                     1995-Present, Chairman of the Board of Washington
                                     Construction Group, Inc. (heavy construction and
                                     contract mining); July 1993-October 1994, President and
                                     Chief Operating Officer of Washington Construction
                                     Group, Inc.; Director of Washington Construction Group,
                                     Inc.
Joel L. Reed, age 45...............  September 1995-Present, Director of Mesa; August
                                     1994-Present, partner with Batchelder & Partners, Inc.;
                                     October 1984-July 1994, various capacities including
                                     Chief Financial Officer, President and Chief Executive
                                     Officer of Wagner and Brown, Ltd. and affiliates
                                     (privately owned company consisting of companies engaged
                                     in energy, real estate, manufacturing, agribusiness, and
                                     investment services); Director of Magnetic Delivered
                                     Therapeutics.
Fayez S. Sarofim, age 67...........  January 1992-Present, Director of Mesa; Chairman of the
                                     Board and President of Fayez Sarofim & Co. (investment
                                     adviser) for more than the last five years; Director of
                                     Teledyne, Inc., Unitrin, Inc., Argonaut Group, Inc., and
                                     Imperial Holly Corporation.

           NAME AND AGE                      BUSINESS EXPERIENCE OVER PAST FIVE YEARS
- -----------------------------------  --------------------------------------------------------
Robert L. Stillwell, age 59........  January 1992-Present, Director of Mesa; December 1985-
                                     December 1991, Member of the Advisory Committee of the
                                     Partnership; 1969-January 1987, Director of Original
                                     Mesa; Partner in the law firm of Baker & Botts, L.L.P.,
                                     for more than the last five years.

     Effective May 31, 1996, Mr. Cain will retire as Mesa's President and Chief Operating Officer.


     Mr. Parkinson and David H. Batchelder were elected to the Board pursuant to an agreement dated April 1, 1995, between Mesa and Dennis R. Washington, the beneficial owner of approximately 4.5% of the outstanding Common Stock. Mr. Batchelder subsequently resigned from the Board and was succeeded by Mr. Reed pursuant to the terms of the WDB Settlement Agreement described above under "The Recapitalization -- Background of the Recapitalization -- Settlement with WDB Group."



     Assuming completion of the Recapitalization, the size of the Board will be reduced from eight members to seven members as provided in the Stock Purchase Agreement. The Stock Purchase Agreement contemplates that, at such time, all but three of Mesa's current directors will resign as directors and Richard E. Rainwater, Darla D. Moore, Kenneth A. Hersh and Philip B. Smith will be elected by DNR to fill the four seats on the Board to which the holders of the Series B Preferred Stock will be entitled. See "The Stock Purchase Agreement."



     The Board has nominated Mr. Pickens, Mr. Herrington and Mr. Stillwell to stand for election to the Board at Mesa's 1996 annual meeting of stockholders, assuming that the First Closing occurs. Mr. Cain, Mr. Madden and Mr. Sarofim have tendered letters of resignation from the Board to be effective as of the date of the First Closing. Mr. Parkinson and Mr. Reed have advised Mesa that they have not determined whether they will resign as directors upon the occurrence of the First Closing. In the event that Mr. Parkinson and/or Mr. Reed does not resign as of the First Closing, it is anticipated that Mr. Herrington and/or Mr. Stillwell would also resign from the Board effective as of the First Closing; however, Mr. Herrington and/or Mr. Stillwell would resume his position as a director on the Board upon his reelection at the 1996 annual meeting of stockholders and would succeed to the Board seats held by Mr. Parkinson and Mr. Reed from the First Closing to the annual meeting.

     The following table sets forth the name, age and five-year employment history of Mr. Rainwater, Ms. Moore, Mr. Hersh and Mr. Smith. Mr. Rainwater and Ms. Moore are married to each other.



           NAME AND AGE                      BUSINESS EXPERIENCE OVER PAST FIVE YEARS
- -----------------------------------  --------------------------------------------------------
Richard E. Rainwater, age 51.......  1986-Present, independent investor and sole shareholder and Director of Rainwater, Inc.; 1970-1986, chief
                                     investment advisor to the Bass family of Texas;
                                     1994-Present, founder and Chairman of the Board of
                                     Crescent Real Estate Equities, Inc.; 1992, co-founder of
                                     Mid Ocean Limited; 1987, co-founder of Columbia Hospital
                                     Corporation (predecessor to Columbia/HCA Healthcare
                                     Corporation); 1986, founder of ENSCO International, Inc.
Darla D. Moore, age 41.............  1994-Present, private investment activities and chief executive officer and Director of Rainwater, Inc.;
                                     1989-1994, Managing Director of Chemical Bank,
                                     Restructuring and Reorganization Unit and Retail
                                     Industries Group; Director of Magellan Health Services,
                                     Inc.; Trustee of the George Washington University.
Kenneth A. Hersh, age 33...........  1994-Present, chief investment officer and Director of
                                     Rainwater, Inc. and co-manager of investment activities
                                     of Natural Gas Partners investment funds; 1989-1994,
                                     co-manager of investment activities of Natural Gas
                                     Partners L.P.; 1985-1987, Morgan Stanley & Co.
                                     investment banking division, energy group; Director of
                                     Tide West Oil Company and HS Resources, Inc.
Philip B. Smith, age 45............  1991-Present, Director, President and Chief Executive
                                     Officer of Tide West Oil Company; 1986-1991, Senior Vice
                                     President of Mega Natural Gas Company; 1980-1986,
                                     executive positions with two small exploration and
                                     production companies; 1976-1980, various positions with
                                     Samson Resources Company; 1974-1976, production engineer
                                     with Texaco, Inc.


COMMITTEES OF THE BOARD

     The Board held ten meetings in 1995. Other than Mr. Herrington, all directors attended at least 75 percent of the meetings of the Board and committees of the Board on which he served. The Board has the following standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee. It does not have a nominating committee or committee performing similar functions.

     The Audit Committee is composed of Messrs. Herrington, Madden, and Parkinson. Its primary functions are (i) the recommendation of independent public accountants; (ii) the review of the independence of the independent public accountants, audit engagement, and other professional services of the independent public accountants; and (iii) the provision for the availability to the independent public accountants of all aspects of the Company's accounting practices and procedures. The Audit Committee held two meetings in 1995.

     The Compensation Committee is composed of Messrs. Sarofim and Reed. The Compensation Committee held one meeting in 1995. The Stock Option Committee, which administers the 1991 Stock Option Plan, is also composed of Messrs. Sarofim and Reed. The Stock Option Committee held one meeting in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Sarofim, a director and member of the Compensation and Stock Option Committees, is Chairman of the Board, President and owner of a majority of the outstanding capital stock of Fayez Sarofim & Co., which acts as an investment adviser for certain amounts invested in certain funds in Mesa's Retirement Plans (described below). During the year ended December 31, 1995, Fayez Sarofim & Co. received fees, paid by the Retirement Plans, of $175,459 for such services and has been retained to provide such services in 1996.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Mr. Reed was President, Chief Executive Officer and a director of Insilco Corporation from April 1989 until April 1993. Insilco filed a petition under Chapter 11 of the federal Bankruptcy Code on January 13, 1991.

DIRECTOR COMPENSATION

     Each director of Mesa serving throughout 1995 who was not also an employee of Mesa or its subsidiaries received compensation of $20,000 allocated quarterly in 1995, except for Messrs. Parkinson, David H. Batchelder and Reed (who succeeded Mr. Batchelder). Mr. Parkinson received $15,000, Mr. Batchelder received $10,000, and Mr. Reed received $5,000 for serving as directors for approximately seven months, four months, and three months, respectively. Directors who are also employees of Mesa receive no remuneration for their services as directors.

EXECUTIVE OFFICERS


     The following table sets forth the name, age, and five-year employment history of each current executive officer of Mesa.



                NAME AND AGE                      BUSINESS EXPERIENCE OVER PAST FIVE YEARS
- ---------------------------------------------  ----------------------------------------------
Boone Pickens, age 68........................  January 1992-Present, Chairman of the Board of
                                               Directors and Chief Executive Officer of Mesa;
                                               October 1985-December 1991, General Partner of
                                               the Partnership and Chief Executive Officer
                                               and Director of Pickens Operating Co.;
                                               1964-January 1987, Chairman of the Board,
                                               President, and founder of Original Mesa.
Paul W. Cain, age 57.........................  January 1992-Present, Director, President and
                                               Chief Operating Officer of Mesa; August 1986-
                                               December 1991, President and Chief Operating
                                               Officer of Pickens Operating Co.; Director of
                                               Bicoastal Corporation.
Dennis E. Fagerstone, age 47.................  January 1992-Present, Vice
                                               President -- Exploration and Production of
                                               Mesa; May 1991-December 1991, Vice
                                               President -- Exploration and Production of
                                               Pickens Operating Co.; June 1988-May 1991,
                                               Vice President -- Operations of Pickens
                                               Operating Co.
Stephen K. Gardner, age 36...................  June 1994-Present, Vice President and Chief
                                               Financial Officer of Mesa; January 1992-May
                                               1994, Vice President of BTC Partners Inc.
                                               (financial consultant to Mesa); May
                                               1988-December 1991, Financial Analyst of BTC
                                               Partners, Inc.; June 1987-April 1988,
                                               Financial Analyst of the Partnership; Director
                                               of Bicoastal Corporation.
Andrew J. Littlefair, age 35.................  January 1992-Present, Vice President -- Public
                                               Affairs of Mesa; August 1987-December 1991,
                                               Assistant to the General Partner of the
                                               Partnership; January 1984-August 1987, Staff
                                               Assistant to the President of the United
                                               States, Washington, D.C.

                NAME AND AGE                      BUSINESS EXPERIENCE OVER PAST FIVE YEARS
- ---------------------------------------------  ----------------------------------------------
William D. Ballew, age 38....................  January 1992-Present, Controller of Mesa; May
                                               1991-December 1991, Controller of the
                                               Partnership; January 1991-May 1991,
                                               Manager -- Accounting of Pickens Operating
                                               Co.; December 1988-December 1990, Assistant to
                                               the Controller of Pickens Operating Co.; July
                                               1986-December 1988, Audit Manager for Price
                                               Waterhouse, Dallas, Texas.


     Effective May 31, 1996, Mr. Cain will retire as Mesa's President and Chief Operating Officer and Mr. Pickens will assume Mr. Cain's duties.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Mesa during the fiscal year ended December 31, 1995 and Forms 5 and amendments thereto furnished to Mesa with regard to the fiscal year ended December 31, 1995, Mesa is not aware of any director, officer or beneficial owner of 10% or more of any class of securities of Mesa that failed to file on a timely basis, as disclosed on the above Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1995 or prior fiscal years, except that Mr. Littlefair failed to file a Form 4 with respect to one transaction that occurred in 1994, but which was subsequently reported on a Form 4 filed in 1996.

                             EXECUTIVE COMPENSATION

     The table set forth below contains certain information regarding compensation earned by, awarded to, or paid to the Chief Executive Officer and the other four most highly compensated executive officers of Mesa for services rendered to Mesa during the years 1993, 1994 and 1995.


                           SUMMARY COMPENSATION TABLE



                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                       ANNUAL COMPENSATION            AWARDS -- NUMBER
                                              -------------------------------------      OF SHARES
                                                                     OTHER ANNUAL       UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR     SALARY     BONUS     COMPENSATION(1)    OPTIONS/SARS     COMPENSATION(2)
- ------------------------------------  ----    --------   --------   ---------------   ---------------   ---------------
Boone Pickens, .....................  1995    $675,000   $      0        $  --                  0         $    35,914(3)
  Chairman of the Board of Directors  1994     675,000    175,000           --            200,000           1,094,500(4)
  and Chief Executive Officer         1993     675,000          0           --            275,000             114,750
Paul W. Cain, ......................  1995     400,020          0           --                  0              22,165(5)
  President and Chief Operating       1994     400,020    150,000           --            150,000              93,503
  Officer                             1993     400,020    225,000           --            100,000             106,253
Dennis E. Fagerstone, ..............  1995     199,980     50,000           --                  0              14,663(6)
  Vice President -- Exploration and   1994     199,980    100,000           --             85,000              50,997
  Production                          1993     199,980     75,000           --             10,000              46,747
Stephen K. Gardner, ................  1995     175,020     40,000           --                  0              12,915(7)
  Vice President and Chief Financial  1994(8)   92,095     60,000           --            135,000              25,856
  Officer                             1993          --         --           --                 --                  --
Andrew J. Littlefair, ..............  1995     139,980     40,000           --                  0              11,163(9)
  Vice President -- Public Affairs    1994     115,980    100,000           --             85,000              36,717
                                      1993     115,980     75,000           --             25,000              32,467


- ---------------

(1) Apart from the compensation set forth in the summary compensation table and under the plans and pursuant to the transactions described below, other compensation paid for services during the years ended December 31, 1995, 1994, and 1993, respectively, to each individual named in the summary compensation table aggregated less than 10% of the total salary and bonus reported for such individual in the summary compensation table, or $50,000, if lower.

(2) Except as reflected in other notes, "All Other Compensation" consists of the following items. First, Mesa maintains an Employees Premium Plan and a Profit Sharing Plan, both of which are retirement plans (the "Retirement Plans"), for all employees (see separate discussion below). Mesa declared contributions to the Retirement Plans of 5% of each employee's compensation in 1995 and 17% of each employee's compensation in 1994 and 1993. However, total employer contributions to the Retirement Plans for the account of a participant in any calendar year are limited as specified by the Code and the Retirement Plans. See "Limitation on Contributions to Benefit Plans" below. The maximum annual amount of employer contributions to a participant's accounts in the Retirement Plans totaled $7,500 in 1995, $25,500 in 1994, and $30,000 in 1993. Second, to the extent that 5% of an employee's total compensation exceeded $7,500 in 1995, that 17% of an employee's total compensation exceeded $25,500 in 1994 (in both cases, all employees with total compensation in excess of $150,000), and that 17% of an employee's total compensation exceeded $30,000 in 1993 (all employees with total compensation in excess of $176,470), Mesa, as a matter of policy, paid the excess amount in cash to such employee. Third, in 1995 there was a reallocation to participant accounts of forfeitures in the Profit Sharing Plan from unvested balances in the accounts of employees who terminated during 1994.


(3) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $26,250 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

(4) Includes the following: a $25,500 Retirement Plans contribution; a $119,000 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above; a $950,000 bonus payment that has been deferred until Mr. Pickens' retirement and that was subject to his continued employment (except in certain events) through December 31, 1995, with respect to Mesa's 1994 commodities and securities investment activities managed by him.

(5) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $12,501 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

(6) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $4,999 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

(7) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $3,251 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

(8)  Mr. Gardner became an officer of Mesa in June 1994.

(9) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $1,499 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

EMPLOYEES PREMIUM AND PROFIT SHARING PLANS

     Mesa maintains the Retirement Plans for the benefit of its employees. Each year, Mesa is required to contribute to the Employees Premium Plan 5% of the total compensation (as defined in the plan) paid to participants and may also contribute up to 12% of total compensation (as defined) to the Profit Sharing Plan. In previous years, Mesa had declared contributions of 17% to the Retirement Plans. In 1995 Mesa declared contributions of 5% to the Retirement Plans.

     Participants become 30% vested in their account balances in the Retirement Plans after three years of service and 40% vested after four years of service. Participants become vested an additional 20% for each additional year of service through year seven. Effective December 31, 1991, in conjunction with the conversion of the Partnership to Mesa, all participants were fully vested in their account balances in the Retirement Plans as of that date as a result of certain property dispositions consummated in 1990 and 1991. Participants remain fully vested in their 1991 balances, but contributions in 1992 and later years under the Retirement Plans are subject to the vesting schedule described above.

     Prior years of service with Mesa's predecessors are counted in the vesting schedule. Amounts accumulated and vested are distributable only under certain circumstances, including termination of the Retirement Plans.

LIMITATION ON CONTRIBUTIONS TO BENEFIT PLANS

     Total employer contributions to the Retirement Plans for the account of a participant in any calendar year are limited to the lesser of what is specified by the Code or by the Retirement Plans. The Code provides that annual additions to a participant's account may not exceed the lesser of $30,000 or 25% of the amount of the participant's annual compensation. The Retirement Plans provide that aggregate annual additions to a participant's account may not exceed 17% of eligible compensation as defined by the Retirement Plans. The eligible compensation per the Code was limited to $150,000 in 1995, $150,000 in 1994, and $228,000 in 1993. Mesa, in its discretion, may determine to make cash payments of amounts attributable to an employee's participation in the Retirement Plans to the extent such amounts exceed the Code limitations. As a matter of general policy for employees of Mesa, Mesa makes annual cash payments directly to employees to the extent that the annual additions to the account of each such employee pursuant to the Retirement Plans would exceed the Code limitations.

1991 STOCK OPTION PLAN


     The 1991 Stock Option Plan (the "Option Plan") was approved by stockholders in 1991 and amended with the approval of stockholders in 1994. Its purpose is to serve as an incentive to, and aid in the retention of, key executives and other employees whose training, experience, and ability are considered important to the operations and success of Mesa. The Option Plan is administered by the Stock Option Committee composed of non-employee directors of Mesa who meet the requirements of "disinterested person" in Rule 16b-3(c)(2)(i) of the Exchange Act. Pursuant to the Option Plan, the Stock Option Committee is given the authority to designate plan participants, to determine the terms and provisions of options granted thereunder, and to supervise the administration of the plan. A total of 4,000,000 shares of Common Stock are currently subject to the plan, of which options for 3,062,950 shares have been granted. At December 31, 1995, the following stock options were outstanding:


                                                                                NUMBER OF
                                                                                 OPTIONS
                                                                                ---------
    Granted..................................................................... 3,062,950
    Exercised...................................................................   (62,720)
    Forfeited...................................................................   (67,840)
                                                                                ---------
    Outstanding at December 31, 1995............................................ 2,932,390
                                                                                =========

     Shares of Common Stock subject to an option are awarded at an exercise price that is equivalent to at least 100% of the fair market value of the Common Stock on the date the option is granted. The purchase price of the shares as to which the option is exercised is payable in full at exercise in cash or in shares of Common Stock previously held by the optionee for more than six months, valued at their fair market value on the date of exercise. Subject to Stock Option Committee approval and to certain legal limitations, an optionee may pay all or any portion of the purchase price by electing to have Mesa withhold a number of shares of Common Stock having a fair market value equal to the purchase price. Options granted under the Option Plan include a limited right of relinquishment that permits an optionee, in lieu of purchasing the entire number of shares subject to purchase thereunder and subject to consent of the Stock Option Committee, to relinquish all or part of the unexercised portion of an option, to the extent exercisable, for cash and/or shares of Common Stock in an amount representing the appreciation in market value of the shares subject to such options over the exercise price thereof. In its discretion, the Stock Option Committee may provide for the acceleration of any unvested installments of outstanding options. The Board may amend, alter, or discontinue the Option Plan, subject in certain cases to stockholder approval.

     The options granted and outstanding at December 31, 1995, have exercise prices and vesting schedules as set forth in the following table:

                                    EXERCISE                   VESTING SCHEDULE
              NUMBER OF             PRICE PER    ---------------------------------------------
               OPTIONS                SHARE         30%         55%         80%        100%
    ------------------------------  ---------    ---------   ---------   ---------   ---------
    1,126,000.....................  $  6.8125    07/10/92    01/10/93    01/10/94    01/10/95
      134,500.....................    11.6875    04/02/93    10/02/93    10/02/94    10/02/95
      101,890.....................     5.8125    11/18/93    05/18/94    05/18/95    05/18/96
      475,000.....................     7.3750    05/10/94    11/10/94    11/10/95    11/10/96
       75,000.....................     6.1875    12/06/94    06/06/95    06/06/96    06/06/97
    1,000,000.....................     4.2500    06/01/95    12/01/95    12/01/96    12/01/97
       20,000.....................     5.6875    11/12/95    05/12/96    05/12/97    05/12/98

     There were no options granted to the Chief Executive Officer or to the other four most highly compensated executive officers of Mesa during 1995.

     Options exercised in 1995, and the number and value of exercisable and unexercisable options at December 31, 1995, for the Chief Executive Officer and the other four most highly compensated executive officers of Mesa are as follows:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                                   VALUE OF UNEXERCISED
                               YEAR ENDED DECEMBER 31, 1995     NUMBER OF SHARES UNDERLYING            IN-THE-MONEY
                             --------------------------------   UNEXERCISED OPTIONS/SARS AT           OPTIONS/SARS AT
                                NUMBER OF                            DECEMBER 29, 1995               DECEMBER 29, 1995
                             SHARES ACQUIRED                    ----------------------------    ----------------------------
             NAME              ON EXERCISE     VALUE REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
  -------------------------- ---------------   --------------   -----------    -------------    -----------    -------------
  Boone Pickens.............        --              $ --         1,130,000        145,000           $ 0             $ 0
  Paul W. Cain..............        --                --           312,500         87,500             0               0
  Dennis E. Fagerstone......        --                --           104,750         40,250             0               0
  Stephen K. Gardner........        --                --            74,250         60,750             0               0
  Andrew J. Littlefair......        --                --            96,750         43,250             0               0

     At December 29, 1995, the final trading day of the year, Mesa's Common Stock closed at $3.75 per share. The exercise price of the four grants of stock options reflected in the aggregate in the above tables are $6.8125, $7.375, $6.1875, and $4.25, respectively, per share. Thus, no outstanding options were in-the-money at such date.

OTHER

     There were no awards made under any long-term incentive plans from January 1, 1995, through December 31, 1995; therefore, no disclosure is required in the Long-Term Incentive Plan Awards table. From January 1, 1995, through December 31, 1995, no options or stock appreciation rights were repriced (as defined in Item 402(i) of Regulation S-K under the Securities Act). Except as described below under "Employee Retention Provisions," Mesa does not have any employment contracts or termination or change-in-control arrangements with respect to a named executive officer of Mesa that would require disclosure pursuant to Item 402(h) of Regulation S-K.

COMMON STOCK PURCHASE PLAN

     Mesa has established a Common Stock purchase program whereby employees, except officers, can buy Common Stock through after-tax payroll deductions. All other full-time employees of Mesa and its participating affiliates are eligible to participate. Mesa pays the brokerage fees for these open-market transactions.

EMPLOYEE RETENTION PROVISIONS

     On August 22, 1995, the Board adopted the MESA Inc. Change in Control Retention/Severance Plan, as amended, (the "Retention Plan"). Pursuant to the Retention Plan, all regular employees of Mesa (other than Mr. Pickens) will be entitled to receive certain benefits upon the occurrence of certain involuntary termination events (as described below) following a "Change in Control" (as defined below) of Mesa. The severance benefits consist of 200% of defined pay for officers (which includes the highest salary and highest bonus during the then-current and prior three calendar years before the Retention Plan was adopted), 150% of defined pay for certain key employees (which includes salary and bonus amounts) and a formula-based amount for all other employees, plus, in each case, any other accrued or vested or earned but deferred compensation, rights, options, or benefits otherwise owed to such employee upon his termination. In addition, on the same date, the Stock Option Committee determined that all outstanding but unvested stock options granted to an employee under Mesa's 1991 Stock Option Plan would immediately vest and become exercisable upon such a termination event following a Change in Control.

     Mesa developed the Retention Plan in consultation with an independent compensation consultant. That consulting firm advised the Board that the Retention Plan is conservatively in line with common practices. The independent firm noted, among other things, that most such plans it surveyed provide officers with three times their defined pay, rather than two.

     For purposes of the Retention Plan, a "Change in Control" means (i) any acquisition by an individual, entity or group resulting in such person's obtaining beneficial ownership of 35% or more of the then outstanding Common Stock or the combined voting power of the then outstanding voting securities of Mesa entitled to vote in an election of directors, provided certain acquisitions, including the following, shall not in and of themselves constitute a Change in Control hereunder: (a) any acquisition of securities of Mesa made directly from Mesa and approved by a majority of the directors then comprising the members of the Board as of May 16, 1995 (the "Incumbent Board"); or (b) any acquisition of beneficial ownership of a higher percentage of the Common Stock outstanding of Mesa or the voting securities of Mesa that results solely from the acquisition, purchase or redemption of securities of Mesa by Mesa so long as such action by Mesa was approved by a majority of the directors then comprising the Incumbent Board; (ii) a change in the membership of the Incumbent Board, together with members elected subsequent to May 16, 1995, whose election or nomination for election was approved by a majority of the members of the Incumbent Board as then constituted (excluding for this purpose any individual whose initial assumption of office occurred as a result of an actual or threatened election contest), cease for any reason to constitute a majority of the Board; (iii) a reorganization, merger, consolidation or sale of all or substantially all of the assets of Mesa, subject to certain exceptions; or (iv) approval by the stockholders of Mesa of the complete liquidation or dissolution of Mesa.

     Following the occurrence of a Change in Control, an eligible employee would be entitled to receive full severance benefits if, within 24 months of the occurrence of a Change in Control: (i) the employee was terminated by Mesa without "Cause" (as defined below); or (ii) the employee's duties, responsibilities or rate of pay as an employee were materially and adversely diminished in comparison to the duties, responsibilities and rate of pay enjoyed by the employee on the effective date of the Retention Plan; or (iii) the employee was relocated to any location in excess of 35 miles from his location immediately prior to the Change in Control. All severance benefits with respect to an eligible employee are payable in a lump sum within ten days after the termination date of such employee. Under the Retention Plan, "Cause" means the willful and continued failure of an employee to perform substantially the employee's duties with Mesa following written demand for performance or the willful engaging by the employee in illegal conduct or gross misconduct that is materially and demonstrably injurious to Mesa.


     The Recapitalization will not constitute a "Change of Control" for purposes of the Retention Plan, because the incumbent Board has approved the issuance of Series B Preferred Stock to DNR and the nomination of the persons DNR intends to elect as directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Sarofim, a director and member of the Compensation and Stock Option Committees, is Chairman of the Board, President, and owner of a majority of the outstanding capital stock of Fayez Sarofim & Co., which acts as an investment adviser to certain employee benefit plans of Mesa. During the year ended December 31, 1995, Fayez Sarofim & Co. received fees, paid by the employee benefit plans, of $175,459 for such services and has been retained to provide such services in 1996.

     Mr. Stillwell, a director, is a partner in the law firm of Baker & Botts, L.L.P. Mesa retained Baker & Botts, L.L.P., and incurred legal fees for such services in 1995. Baker & Botts, L.L.P., has been retained to provide legal services in 1996 and is advising Mesa as to certain legal matters in connection with the Recapitalization.


     Richard E. Rainwater is the sole shareholder and President, Darla D. Moore is the chief executive officer, and Kenneth A. Hersh is the chief investment officer, of Rainwater, the sole general partner of DNR, and will be elected as directors of Mesa by DNR immediately following the sale of Series B Preferred Stock to DNR at the First Closing. Upon consummation of the Recapitalization, DNR will be the sole holder of Series B Preferred Stock, representing between 32.5% and 64.7% of Mesa's voting stock (on a fully diluted basis). As such, DNR will have the right to elect a majority of Mesa's directors and to receive dividends as described above under "Description of Preferred Stock -- Voting Rights" and "-- Dividends." Mesa has agreed to pay DNR (i) a fee of $4,655,000 (constituting 3.5% of the aggregate amount of Series B Preferred Stock to be purchased at the First Closing) at the First Closing (or as promptly as practicable thereafter as funds are available therefor, but no later than the Second Closing) and (ii) a fee of $4,620,000 (constituting 3.5% of the maximum aggregate amount of Series B Preferred Stock to be purchased at the Second Closing) at the Second Closing, less the amount by which DNR's reimbursable expenses as of the Second Closing are less than the initial $500,000 payment Mesa made at the time it entered into the February 28 letter of intent. In addition, the Stock Purchase Agreement provides that DNR will receive a fee of $400,000 per year in consideration of DNR's obligations under such agreement and to compensate DNR for the time that DNR has agreed its representatives will devote to Mesa's affairs, including the provision of certain investment analysis and assistance to Mesa during the course of DNR's investment, and DNR will be reimbursed by Mesa for all fees and expenses (up to a maximum of $50,000 for any calendar year) reasonably incurred by it in connection with monitoring its investment in Mesa.


INDEMNIFICATION ARRANGEMENTS


     Mesa's Bylaws provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the TBCA. Mesa has also entered into indemnification agreements with its executive officers and directors that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits. In addition, Mesa has purchased customary directors' and officers' liability insurance policies for its directors and officers (and director nominees). The Bylaws and agreements with directors and officers also provide for indemnification for amounts (i) in respect of the deductibles for such insurance policies, (ii) that exceed the liability limits of such insurance policies, and (iii) that would have been covered by prior insurance policies of Mesa or its predecessors. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements. The Stock Purchase Agreement also provides for continuing indemnification following the Recapitalization for the current directors and officers to the fullest extent provided by law, as well as continuing coverage under Mesa's directors' and officers' liability insurance policies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT


     The following table presents certain information as to the beneficial ownership of Mesa's Common Stock as of April 30, 1996, by the directors, director nominees, and officers of Mesa, individually and as a group. The following table also indicates the number of shares of Common Stock to be beneficially owned by such persons assuming that such persons (i) sell or otherwise fail to exercise all of the Rights to be distributed to them in the Rights Offering or (ii) exercise all of the Rights to be distributed to them, as well as the percentage of the number of fully diluted shares of Common Stock to be owned by such persons under such circumstances (assuming that there will be 181,306,646 shares of Common Stock outstanding on a fully diluted basis, including 117,256,637 shares issuable upon conversion of shares of Series A and Series B Preferred Stock). Share numbers do not give effect to the Reverse Stock Split.



                                                             SHARES OWNED AFTER THE SALE OF SERIES B
                           SHARES OWNED BEFORE THE         PREFERRED STOCK AND THE RIGHTS OFFERING(1)
                              SALE OF SERIES B        -----------------------------------------------------
                           PREFERRED STOCK AND THE
                               RIGHTS OFFERING           NO RIGHTS EXERCISED         ALL RIGHTS EXERCISED
                           -----------------------    -------------------------    ------------------------
                           NUMBER(2)    PERCENTAGE      NUMBER       PERCENTAGE      NUMBER      PERCENTAGE
                           ---------    ----------    -----------    ----------    ----------    ----------
CURRENT DIRECTORS:
Paul W. Cain.............    322,639          *           322,639          *          331,885          *
John S. Herrington.......     10,000          *            10,000          *           19,120          *
Wales H. Madden, Jr......     22,200          *            22,200          *           42,447          *
Boone Pickens(3).........  5,061,626        7.8%        5,061,626        2.8%       8,647,269        4.8%
Fayez S. Sarofim.........  1,400,000        2.2%        1,400,000          *        2,676,800        1.5%
Robert L. Stillwell......     26,500          *            26,500          *           50,668          *
Dorn Parkinson(4)........         --          *                --          *               --          *
Joel L. Reed.............         --          *                --          *               --          *
PROPOSED FUTURE
  DIRECTORS:
Richard E.
  Rainwater(5)...........         --          *       117,256,637       64.7%      58,849,557       32.5%
Darla D. Moore...........         --          *                --          *               --          *
Kenneth A. Hersh.........         --          *                --          *               --          *
Philip B. Smith..........         --          *                --          *               --          *
OFFICERS:
Dennis E. Fagerstone.....    104,750          *           104,750          *          104,750          *
Stephen K. Gardner.......    102,979          *           102,979          *          117,780          *
Andrew J.
  Littlefair(6)..........    113,438          *           113,438          *          128,657          *
William D. Ballew........     64,853          *            64,853          *           66,771          *
Directors (Current and
  Future) and Officers as
  a group (16 persons)...  7,228,985       11.0%      124,485,622       68.7%      71,035,704       39.3%


- ---------------

 *  Less than 1.0%

(1) Includes shares of Common Stock issuable upon conversion of Series A and Series B Preferred Stock.


(2) Includes shares issuable upon the exercise of options that are exercisable within sixty days of April 30, 1996, as follows: 1,130,000 shares for Mr. Pickens; 312,500 for Mr. Cain; 104,750 for Mr. Fagerstone; 86,750 for Mr. Gardner; 96,750 for Mr. Littlefair; 62,750 for Mr. Ballew; and 1,793,500 for all current directors and officers as a group. No Rights will be issued in respect of outstanding options pursuant to the Rights Offering.



(3) Includes 7,545 shares of Common Stock owned by several trusts for Mr. Pickens' children of which he is a trustee, and over which shares he has sole voting and investment power, although he has no economic interest therein. Excludes 2,798 shares of Common Stock owned by Mrs. Pickens as her separate property, as to which Mr. Pickens disclaims beneficial ownership and with respect to which he does not have or share voting or investment power.

(4) Excludes 3,800 shares of Common Stock owned by Mr. Parkinson's son as his separate property, as to which Mr. Parkinson disclaims beneficial ownership and with respect to which he does not have or share voting or investment power. Mr. Parkinson is a member of the WDB Group, which has filed a Scheduled 13D which, as amended, states that the WDB Group is the beneficial owner of 3,500,000 shares of Common Stock. See Note 4 to the table under "Certain Beneficial Owners."

(5) Represents shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock to be held by DNR. Mr. Rainwater is the sole stockholder and President of Rainwater, Inc., the sole general partner of DNR, and, as such, may be deemed to beneficially own the shares of stock to be held by DNR. Mr. Rainwater and Ms. Moore are married to each other but she disclaims beneficial ownership of shares to be owned by Mr. Rainwater.

(6) Excludes 1,125 shares of Common Stock owned by Mrs. Littlefair as her separate property, as to which Mr. Littlefair disclaims beneficial ownership and with respect to which he does not have or share voting or investment power.

CERTAIN BENEFICIAL OWNERS


     The following table sets forth certain information as of April 30, 1996, regarding each person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) known by Mesa to own beneficially more than 5% of the Common Stock. Information is based on the most recent Schedule 13D or 13G filed by such holder with the SEC, or other information provided by the holder to Mesa. The following table also indicates the number of shares of Common Stock to be beneficially owned by such persons assuming that such persons (i) sell or otherwise fail to exercise all of the Rights to be distributed to them in the Rights Offering or (ii) exercise all of the Rights to be distributed to them, as well as the percentage of the number of fully diluted shares of Common Stock to be owned by such persons under such circumstances (assuming that there will be 181,306,646 shares of Common Stock outstanding on a fully diluted basis, including 117,256,637 shares issuable upon conversion of shares of Series A and Series B Preferred Stock). Share numbers do not give effect to the Reverse Stock Split.



                                                              SHARES OWNED AFTER THE SALE OF SERIES B
                              SHARES OWNED BEFORE THE        PREFERRED STOCK AND THE RIGHTS OFFERING(1)
                                 SALE OF SERIES B        --------------------------------------------------
                              PREFERRED STOCK AND THE
                                  RIGHTS OFFERING          NO RIGHTS EXERCISED       ALL RIGHTS EXERCISED
      NAME AND ADDRESS        -----------------------    -----------------------    -----------------------
    OF BENEFICIAL OWNER        NUMBER      PERCENTAGE     NUMBER      PERCENTAGE     NUMBER      PERCENTAGE
- ----------------------------  ---------    ----------    ---------    ----------    ---------    ----------
Boone Pickens...............  5,061,626(2)  7.8%         5,061,626     2.8%         8,647,269     4.8%
1400 Williams Square West
5205 North O'Connor
  Boulevard
Irving, Texas 75039-3746
FMR Corp. ..................  5,140,400(3)  8.0%         5,140,400     2.8%         9,828,445     5.4%
82 Devonshire Street
Boston, Massachusetts 02109
WDB Group...................  3,500,000(4)  5.5%         3,500,000     1.9%         6,692,000     3.7%
c/o Dennis R. Washington
Washington Corporations
101 International Way
Missoula, Montana 59807


- ---------------

(1) Includes shares of Common Stock issuable upon conversion of Series A Preferred Stock.

(2) See notes (2) and (3) to the table under "Security Ownership of Management."

(3) The Schedule 13G filed with the SEC on February 14, 1996, by FMR Corp. states that as of December 31, 1995, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,140,400 shares or 8.0% of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the

    Investment Company Act of 1940. The ownership of one investment company, Fidelity Capital Appreciation Fund ("Fund"), amounted to 5,140,400 shares or 8.0% of Common Stock outstanding. Edward C. Johnson, III, chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 5,140,400 shares owned by the Fund.

(4) A Schedule 13D filed by the WDB Group, as amended as of April 24, 1996, states that such group at that date beneficially owns 3,500,000 shares of Common Stock, as to which Dennis R. Washington has sole voting power. The
    Schedule 13D filed by the WDB Group prior to that date had included Davis Acquisition, L.P., Davis Companies, the Marvin Davis and Barbara Davis Revocable Trust, and Marvin Davis, which collectively owned 2,500,000 shares of Common Stock. On April 24, 1996, the WDB Group filed an amendment to the
    Schedule 13D stating that the Davis entities had terminated their participation in the WDB Group and had sold shares of Common Stock such that, as of April 23, 1996, the Davis entities beneficially owned 1,562,500 shares of Common Stock.

BENEFICIAL OWNERSHIP OF DNR

     The following table sets forth the percentage of the number of fully diluted shares of Common Stock to be beneficially owned by DNR after the Second Closing assuming certain percentages of the Rights are exercised in the Rights Offering, and that DNR acquires the required number of shares of Series B Preferred Stock at the First Closing.


                                                           PERCENTAGE OF RIGHTS EXERCISED
                                                      ----------------------------------------
                                                       0%      25%      50%      75%      100%
                                                      ----     ----     ----     ----     ----
    Percentage Ownership of DNR.....................  64.7%    56.7%    48.6%    40.6%    32.5%



     As used in this Proxy Statement, the number of "fully diluted" shares of Common Stock includes shares issuable upon conversion of Series A and Series B Preferred Stock, but excludes (i) shares issuable pursuant to employee stock options because no such options have an exercise price below current market prices of the Common Stock and (ii) unless otherwise indicated, shares issuable as dividends on the Series A and Series B Preferred Stock.

                            SHAREHOLDER RIGHTS PLAN


     On July 6, 1995, Mesa's Board declared a dividend of one right (each, a "Rights Plan Right") to purchase preferred stock for each share of Mesa's Common Stock outstanding as of the close of business on July 17, 1995. Each Rights Plan Right entitles the registered holder thereof to purchase from Mesa a unit consisting of one-hundredth of a share (a "Fractional Share") of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Junior Preferred Stock"), at a purchase price of $15 per Fractional Share, subject to certain adjustments to prevent dilution (including but not limited to adjustments that will be made if the Reverse Split Charter Amendments are approved and implemented). The description and terms of the Rights Plan Rights are set forth in a Rights Agreement dated as of July 6, 1995, as from time to time supplemented or amended, between Mesa and American Stock Transfer and Trust Company, as Rights Agent.


     The Rights Plan Rights are attached to all certificates representing outstanding shares of Common Stock, and no separate certificates for the Rights Plan Rights have been distributed. The Rights Plan Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock, or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Board. The Shareholder Rights Plan provides certain exceptions for inadvertent acquisitions and for persons or groups of affiliated or associated persons that, at the time of the adoption of the Shareholder Rights Plan, beneficially owned 10% or more of the then outstanding shares of Common Stock. Neither DNR nor any of its Affiliates or Associates (as such terms are defined in the Shareholder Rights Plan) will be deemed an Acquiring Person as a result of the execution, delivery and performance of the Stock Purchase Agreement and any documents ancillary thereto, and the consummation of any of the transactions contemplated thereby, unless DNR, together with its Affiliates and Associates, becomes the beneficial owner of additional shares of Common Stock, or another person that beneficially owns shares of Common Stock of Mesa becomes an Affiliate or Associate of DNR.


     The Rights Plan Rights are not exercisable until the Distribution Date and will expire at the close of business on December 31, 1996, unless earlier terminated or exchanged by Mesa as described below. Until the Distribution Date, the Rights Plan Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights Plan Rights will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date. Until a Rights Plan Right is exercised, the holder has no rights as a stockholder of Mesa, including, without limitation, the right to vote or receive dividends.



     In the event (a "Flip-In Event") that a person becomes an Acquiring Person except pursuant to a "Permitted Offer" (as defined below), each holder of a Rights Plan Right will thereafter have the right to receive, upon exercise of the Rights Plan Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of Mesa) having a current market price equal to two times the exercise price of the Rights Plan Right. However, Rights Plan Rights are not exercisable following a Flip-In Event until such time as the Rights Plan Rights are no longer redeemable by Mesa as described below. Following a Flip-In Event, all Rights Plan Rights beneficially owned by the Acquiring Person will be null and void in certain circumstances set forth in the Shareholder Rights Plan.



     A "Permitted Offer" under the Shareholder Rights Plan means a tender offer or an exchange offer commenced on or after September 30, 1995 by a bidder for all outstanding shares of Common Stock, whether or not approved by the Board,
(i) that remains open for at least 50 business days; (ii) pursuant to which the bidder together with its affiliates and associates becomes the beneficial owner of 51% of the outstanding shares of Common Stock immediately upon completion of such offer; (iii) if and to the extent the consideration offered is cash, states that the bidder has obtained written financing commitments from recognized financing sources, and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to purchase all the shares and pay all related fees and expenses; (iv) if all or part of the consideration offered is securities, offers a security that is to be issued by an entity that has a consolidated net worth at least equal to that of Mesa and its consolidated subsidiaries as of June 30, 1995; and (v) states that as promptly as practicable following the completion of such offer, the bidder will propose and seek to consummate a merger of Mesa with the bidder (or a subsidiary thereof) in which each share of Common Stock not then owned by the bidder will be converted into the same form and amount of consideration per share as that paid in such offer.



     In the event (a "Flip-Over Event") that, at any time after the time an Acquiring Person becomes such, (i) Mesa is acquired in a merger or other business combination transaction (other than a merger following a Permitted Offer), or (ii) 50% or more of Mesa's assets or earning power is sold or transferred, each holder of a Rights Plan Right will thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the Rights Plan Right.


     At any time until ten days following the first public announcement of a Flip-In Event, Mesa may redeem the Rights Plan Rights in whole, but not in part, at a price of $.01 per Rights Plan Right, payable, at Mesa's option, in cash, shares of Common Stock or such other consideration as the Board may determine. Under certain circumstances set forth in the Shareholder Rights Plan, redemption requires the approval of a majority of Mesa's continuing directors. At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of more than 50% or more of the then outstanding shares of Common Stock, Mesa (with the concurrence of a majority of the continuing directors) may exchange the Rights Plan Rights in whole or in part at an exchange ratio of one share of Common Stock (or other equity securities of comparable value) per Rights Plan Right, subject to adjustment.

     Other than the redemption price, any of the provisions of the Shareholder Rights Plan may be amended by the Board of Mesa (in certain circumstances, with the concurrence of the continuing directors) as long as the Rights Plan Rights are redeemable.

                                 ANNUAL MEETING


     The Annual Meeting of Stockholders of MESA Inc. will be held on July 30, 1996. See "The Recapitalization -- Background of the
Recapitalization -- February 28 Board Meeting."


STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 annual meeting were required to be received by Mesa at its principal executive offices in Irving, Texas, by approximately February 22, 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Incorporated by reference in this Proxy Statement, and subject in each case to information contained in this Proxy Statement, are the following documents filed by Mesa with the SEC pursuant to the Exchange Act: (1) Mesa's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) Mesa's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (3) Mesa's Current Report on Form 8-K dated March 1, 1996; and (4) Mesa's Current Report on Form 8-K dated April 29, 1996.


     Mesa will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Such request should be directed to Investor Relations, MESA Inc., 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039 (telephone: (214) 444-9001).

                                 OTHER MATTERS

     Representatives of Mesa's independent public accountants for the current and most recently completed fiscal years are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                            On behalf of the Board of Directors

                                            /s/  BOONE PICKENS
                                            Boone Pickens
                                            Chairman of the Board and Chief
                                            Executive Officer

Irving, Texas

May   , 1996

                                                                         ANNEX A

                                LEHMAN BROTHERS


                                  May 24, 1996


Board of Directors
MESA Inc.
1400 Williams Square West
5205 North O'Connor Boulevard
Irving, Texas 75039

Members of the Board:

     We understand that MESA Inc. ("Mesa" or the "Company") and DNR-MESA Holdings L.P. ("Rainwater"), a limited partnership of which Rainwater, Inc. is the sole general partner, have negotiated an agreement pursuant to which (i) Rainwater will purchase $133 million of Mesa Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), for a purchase price of $2.26 per share in cash; (ii) Mesa will distribute to its common shareholders transferable rights to acquire $132 million of Mesa Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, (the "Series A Preferred Stock" and together with the Series B Preferred Stock, the "Preferred Stock") with each right entitling the holder to purchase one share of Series A Preferred Stock for an exercise price of $2.26 in cash (the "Rights Offering"); (iii) Rainwater will purchase a number of shares of Series B Preferred Stock equal to the number of shares not subscribed for in the Rights Offering for $2.26 per share in cash; and (iv) Mesa will use its reasonable best efforts to refinance substantially all of its existing indebtedness with net proceeds from a new senior secured revolving credit facility and the sale of new debt securities. Collectively, such transactions are hereinafter referred to as the Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in the proposed Stock Purchase Agreement between Mesa and Rainwater (the "Agreement").

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company for the Preferred Stock. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed:

     (1) the Agreement and the specific terms of the Proposed Transaction, including the terms of the Preferred Stock;

     (2) such publicly available information concerning the Company that we believe to be relevant to our inquiry, including the Annual Reports to stockholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 1995 and certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

     (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including without limitation certain projections prepared by the Company;

     (4) a trading history of the Company's common stock for the two year period ended April 19, 1996 and a comparison of that trading history with those of other companies that we deemed relevant;

     (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant;

     (6) a comparison of the financial terms of the Proposed Transaction (including the specific terms of the Preferred Stock) with the financial terms of certain other transactions and securities that we deemed relevant; and

     (7) the Company's immediate need for additional cash to fund its debt obligations, capital, operating and growth requirements, its currently highly leveraged capital structure and the alternatives available to the Company to obtain additional financing at this time.

     In connection with our opinion, we also reviewed certain information provided by the Company relating to its oil and natural gas reserves, including year-end reserve reports prepared by the Company's petroleum engineers, and discussed the reserve information with the senior management of the Company and its petroleum engineers.

     In arriving at our opinion, we also have considered the financial terms of the other proposals and the indications of interest received by Mesa as a result of the extensive efforts undertaken by the Company and us to solicit indications of interest and proposals with respect to an equity infusion into the Company, the purchase of all or a part of Mesa's Hugoton field in segments or as a whole, or the acquisition of all of the Company with or without a sale of all or a part of the Hugoton field and other types of transactions.

     In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.


     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the projections prepared by the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any independent evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.


     In arriving at our opinion, at your request and as mentioned above, we have considered (i) all proposals available to Mesa for alternative transactions,
(ii) all substantive discussions we have had, and all substantive discussions that to our knowledge Mesa has had, with qualified persons who have made bona fide offers, proposals or expressions of interest for alternative transactions, and (iii) the impact, if any, of the terms of the Proposed Transaction, after giving effect to the consummation thereof, on future proposals by third parties for, and the consummation of, any merger, consolidation, tender offer, share exchange, or exchange offer, involving Mesa.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the Company for the Preferred Stock is fair to the Company and, accordingly, to the stockholders of Mesa.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have previously rendered certain financial advisory and investment banking services to the Company in the past and have received customary compensation for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction or as to whether any stockholder of the Company should subscribe for any shares of Series A Preferred Stock pursuant to the Rights Offering.

                                            Very truly yours,

                                            LEHMAN BROTHERS


                                            By:       /s/  H.E. LENTZ

                                                           H.E. Lentz
                                                      Managing Director

                                                                         ANNEX B

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement"), dated April 26, 1996, between MESA Inc., a Texas corporation (the "Company" and, together with its Subsidiaries, the "Companies"), and DNR-MESA Holdings, L.P., a Texas limited partnership ("Buyer").

     WHEREAS, the Company desires to sell to Buyer, and Buyer desires to purchase from the Company, shares of Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyer hereby agree as follows:

                                   ARTICLE I

                            TERMS OF THE TRANSACTION

     1.1 Agreement to Sell and to Purchase Series B Preferred Stock. On the terms and subject to the conditions set forth in this Agreement, the Company shall sell and deliver to Buyer, and Buyer shall purchase and accept from the Company at the times indicated below, the number of shares of Series B Preferred Stock equal to the sum of the following:

     (a) At the First Closing, 58,849,557 shares of Series B Preferred Stock;
and

     (b) At the Second Closing, a number of shares of Series B Preferred Stock equal to the number of Unsubscribed Shares, if any, upon completion of the Rights Offering.

     All of the shares of Series B Preferred Stock sold by the Company to Buyer pursuant to this Section 1.1 are referred to collectively as the "Shares". All of the Shares of the Series B Preferred Stock shall be issued pursuant to the Statement of Resolution as set forth as Exhibit A hereto (the "Statement of Resolution").

     1.2 Purchase Price and Payment. The aggregate purchase price for the Shares at each of the First Closing and the Second Closing shall be equal to $2.26 per share times the total number of Shares to be purchased at the First Closing and the Second Closing, respectively, pursuant to Section 1.1 (the "Purchase Price"). The Purchase Price payable by Buyer for the Shares to be purchased by it shall be paid at the First Closing and the Second Closing, as applicable, in immediately available funds by confirmed wire transfer to a bank account to be designated by the Company (such designation to occur no later than the third Business Day prior to the First Closing Date and the Second Closing Date, respectively).

     1.3  Intent of the Parties.

     (a) The Company and Buyer intend that (i) the purchase and sale of the Shares at the First Closing pursuant to this Agreement shall be made in conjunction with the closing and funding of the loans to be provided under the New Senior Credit Agreement and the closing of the issuance of the New Notes, with the proceeds thereof to be used to pay in full all of the Companies' indebtedness under the Existing Credit Agreement, the 12 3/4% Notes, the Hugoton Notes and such other Existing Indebtedness as is mutually agreed upon by the Company and Buyer (the "Debt Refinancing"), and (ii) the purchase and sale of the Shares at the Second Closing pursuant to this Agreement shall be made in conjunction with the closing of the Rights Offering. Any of the Shares that are purchased by Buyer at the Second Closing shall be Series B Preferred Stock rather than Series A Preferred Stock. The purchase and sale of the Shares, the Debt Refinancing and the Rights Offering are herein collectively referred to as the "Transaction". The Reverse Stock Split does not constitute part of the Transaction nor is the Transaction conditioned in any manner whatsoever on the Reverse Stock Split.

     (b) As used herein, the "Rights Offering" shall mean that certain distribution by the Company to each record holder of Common Stock, as of a record date after the Special Meeting Date to be set by the Company, of the transferable right (the "Rights") to purchase, at $2.26 per share, a pro-rata portion of approximately $132,000,000 (subject to rounding as set forth below) of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"). It is currently anticipated that in the Rights Offering (i) the Company will distribute .912 transferrable Rights with respect to each share of Common Stock outstanding as of the record date for the Rights Offering, at no cost to the record holders;
(ii) one Right plus $2.26 in cash will entitle the holder to purchase one share of Series A Preferred Stock; (iii) the Rights will be evidenced by transferable subscription certificates (provided that such rounding shall not cause the total purchase price of the Series A Preferred to exceed $132,500,000); (iv) no fractional Rights or cash in lieu thereof will be issued or paid, and the number of Rights distributed to each holder of Common Stock will be rounded up to the nearest whole number of Rights; (v) brokers, dealers and other nominees holding shares of Common Stock on the record date for more than one beneficial owner will be entitled to obtain separate subscription certificates for their beneficial owners so that they may each receive the benefit of rounding; and
(vi) each Right will also carry the right to subscribe at the $2.26 subscription price for additional shares of Series A Preferred Stock for which the other holders of Rights did not subscribe through the exercise of the basic subscription privileges (the "Excess Shares"), provided that (a) only Rights holders who exercise their basic subscription privilege in full will be entitled to exercise the oversubscription privilege and (b) if the Excess Shares are not sufficient to satisfy all over-subscriptions, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders exercising the oversubscription privilege.

     (c) The Company shall also submit to its shareholders a proposal for the adoption and approval of a reverse stock split with respect to all of the outstanding capital stock of the Company (the "Reverse Stock Split"). The shareholder vote required for the adoption and approval of the Reverse Stock Split shall be the vote required by Applicable Law, the Company's Articles of Incorporation, and the rules of the New York Stock Exchange. The Transaction is not conditioned in any manner whatsoever on shareholder approval or implementation of the Reverse Stock Split; provided, however, that in the event that the Company shall effectuate the Reverse Stock Split, the number of Shares sold and purchased hereunder and the purchase price thereof, and the number of shares of Series A Preferred Stock subject to the Rights and the exercise price thereof, shall be adjusted accordingly.

                                   ARTICLE II

                FIRST CLOSING, SECOND CLOSING AND CLOSING DATES

     The closing of the purchase and sale of the Shares pursuant to Section 1.1(a) and the closing of the Debt Refinancing contemplated hereby (the "First Closing"), and the closing of the purchase and sale of the Shares pursuant to
Section 1.1(b) and the Rights Offering contemplated hereby (the "Second Closing") shall take place (i) at the offices of the Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas, at 9:00 a.m., local time, on the third Business Day following the satisfaction or waiver (subject to Applicable Law) of each of the conditions to the obligations of the parties set forth in Articles VI and VII hereof to the First Closing and the Second Closing, respectively, or (ii) at such other times or places or on such other date or dates as the parties hereto shall agree. The date on which the First Closing is required to take place is herein referred to as the "First Closing Date" and the date on which the Second Closing is required to take place is herein referred to as the "Second Closing Date". All closing transactions at the First Closing shall be deemed to have occurred simultaneously, and all closing transactions at the Second Closing shall be deemed to have occurred simultaneously.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Buyer for itself and on behalf of the Companies, as of the date hereof, that:

     3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite corporate power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened.

     3.2 Qualification. Each of the Companies is duly qualified or licensed to do business as a foreign corporation or limited partnership and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so would not have a Material Adverse Effect.

     3.3  Capitalization of the Company.

     (a) The authorized capital stock of the Company (i) as of the date hereof, consists of 100,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and 10,000,000 shares of preferred stock, $.01 par value, and (ii) immediately before the issuance of the Shares at the First Closing and before the Reverse Stock Split, shall consist of 600,000,000 shares of the Common Stock and 500,000,000 shares of preferred stock. As of the date hereof, (i) 64,050,009 shares of Common Stock (with associated preferred stock purchase rights issued pursuant to the Company's Rights Agreement dated as of July 6, 1995, as amended (the "Shareholder Rights Plan")) are outstanding and no shares of preferred stock are outstanding and (ii) 2,932,390 shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options and 1,000,000 shares of preferred stock are reserved for issuance in connection with the Shareholder Rights Plan. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights.

     (b) Except as set forth above in subparagraph (a) of this Section 3.3 and as contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) other than employee compensation plans based on the Company's earnings and executive officer employment agreements, no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses
(i)-(iv) of the preceding sentence.

     3.4 Authority Relative to This Agreement. The Company has full corporate power and authority to execute, deliver, and perform this Agreement and to execute, deliver, and where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the execution, delivery, and where applicable, performance by it of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company (other than the approval of the transactions contemplated in this Agreement by the shareholders of the Company in accordance with Applicable Law and the Company's Articles of Incorporation and the rules of the New York Stock Exchange). This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the

Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.5  Noncontravention. Assuming shareholder approval as contemplated by
Section 3.6, the execution, delivery, and performance by the Company of this Agreement and the execution, delivery, and where applicable, the performance by it of Ancillary Documents to which it is a party and the consummation by it of the Transaction do not and will not (i) conflict with or result in a violation of any provision of the Company's Amended and Restated Articles of Incorporation or the Company's Amended and Restated Bylaws, or the charter, bylaws, partnership agreement or other governing instruments of any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any loss of material benefit, or of any right of termination, cancellation, or acceleration under, any Material Agreement, (iii) except as contemplated by the terms of the New Senior Credit Facility, result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary, or (iv) assuming compliance with the matters referred to in
Section 3.6, violate any Applicable Law binding upon the Company or any Subsidiary, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery, and performance by the Company of this Agreement and the execution, delivery, and where applicable, the performance by it of Ancillary Documents to which it is a party and the consummation by it of the Transaction do not give rise to an event that causes the rights outstanding pursuant to the Shareholder Rights Plan to be or to become exercisable.

     3.6 Consents and Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and the execution, delivery, and where applicable, performance of Ancillary Documents to which it is a party or the consummation of the Transaction, other than (i) the filing of any notification report and expiration or termination of any applicable waiting period that may be required under the HSR Act; (ii) the filing of the Statement of Resolution with the Secretary of State of the State of Texas; (iii) compliance with any applicable requirements of the Securities Act; (iv) compliance with any applicable requirements of the Exchange Act; (v) compliance with any applicable state securities laws; (vi) such filings as may be necessary or appropriate in connection with perfection of Encumbrances securing indebtedness under the New Senior Credit Facility; (vii) such filings as may be necessary or appropriate in connection with mergers of any of the Subsidiaries as contemplated pursuant to the Debt Refinancing; and (viii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.6 of the Disclosure Schedule attached hereto (the "Disclosure Schedule"), no consent or approval of any person other than the Company, Buyer or any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party or the consummation of the Transaction, other than (a) New York Stock Exchange approval for the listing of the Series A Preferred Stock and the Conversion Shares and the trading of the Rights, (b) such approvals as are required to be received from the shareholders of the Company, and (c) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

     3.7 Authorization of Issuance; Reservation of Shares. When issued and delivered pursuant to this Agreement against payment therefor, the Shares will have been duly authorized, issued and delivered and will be fully paid and nonassessable. During the period within which the Series B Preferred Stock may be converted, the Company will at all times have authorized and reserved for the purpose of issue upon conversion of the Series B Preferred Stock, a sufficient number of shares of Common Stock to provide for the conversion of the Series B Preferred Stock. All shares of Common Stock which are issuable upon conversion of the Shares (the "Conversion Shares") will, when issued, be validly issued, fully paid and nonassessable. The issuance of the Shares is not, and upon conversion of the Series B Preferred Stock the issuance of the Conversion Shares will not be, subject to any preemptive or similar rights.

     3.8 Subsidiaries. (a) Except as otherwise set forth in Section 3.8 of the Disclosure Schedule, the Company does not own, directly or indirectly, more than five percent of the capital stock or other securities of any corporation or partnership or have any direct or indirect equity or ownership interest of more than five percent in any other person, other than the Subsidiaries. Section 3.8 of the Disclosure Schedule lists each Subsidiary as of the date hereof and the jurisdiction of incorporation or formation of each Subsidiary. Each corporate Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each partnership Subsidiary is a partnership duly formed and validly existing under the laws of the jurisdiction of its formation. Each Subsidiary has all requisite corporate or, in the case of a partnership Subsidiary, partnership power and corporate or, in the case of a partnership Subsidiary, partnership authority to own, lease, and operate its properties and to carry on its business as now being conducted. Except as otherwise indicated on Section 3.8 of the Disclosure Schedule, no actions or proceedings to dissolve any Subsidiary are pending.

     (b) Except as otherwise indicated on Section 3.8 of the Disclosure Schedule, all the outstanding capital stock or other equity interests of each Subsidiary is owned directly or indirectly by the Company, free and clear of all Encumbrances securing indebtedness for money borrowed and restrictions on voting, sale, transfer or disposition. All outstanding shares of capital stock of each corporate Subsidiary have been validly issued and are fully paid and nonassessable. All partnership interests of each partnership Subsidiary have been validly issued and are fully paid (to the extent required at such time). No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

     (c) Except as set forth above in Section 3.8(b), there are outstanding (i) no shares of capital stock or other voting securities of the Subsidiaries; (ii) no securities of the Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of any of the Subsidiaries; (iii) no options or other rights to acquire from any of the Subsidiaries, and no obligation of any of the Subsidiaries to issue or sell, any shares of capital stock or other voting securities of any of the Subsidiaries or any securities of the Subsidiaries convertible into or exchangeable for such capital stock or voting securities; and (iv) other than employee compensation plans based on the Subsidiaries' earnings and executive officer employment agreements, no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Subsidiaries. There are no outstanding contractual obligations of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or any other securities of the type described in clauses
(i)-(iv) of the preceding sentence.

     3.9  Employee Benefit Plans and Other Agreements.

     (a) Section 3.9 of the Disclosure Schedule lists each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (i) which is subject to any provision of ERISA,
(ii) which is maintained, administered, or contributed to by the Company or any affiliate of the Company, and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. The Company has made available to Buyer accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and
(ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "Employee Plans". For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414(b), (c) and (m) of the Internal Revenue Code of 1986, as amended (the "Code"). The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such in Section 3.9 of the Disclosure Schedule.

     (b) Except as otherwise identified on Section 3.9 of the Disclosure Schedule, (i) no Employee Plan constitutes a "multiemployer plan", as defined in
Section 3(37) of ERISA (for purposes of this Section, a "Multiemployer Plan"),
(ii) no Employee Plan is maintained in connection with any trust described in
Section 501(c)(9) of the Code, (iii) no Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither the Company nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Plan. Except as has been currently or previously reflected on the financial statements of the Company, neither the Company nor any affiliate of the Company has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. There is no lien arising under ERISA against any of the assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary or any director or officer of the Company or any Subsidiary is subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect. There are no threatened or pending claims by or on behalf of the Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of the Company, its officers or directors, or such Employee Plans, under ERISA or any other Applicable Law, and to the Company's knowledge, there is no basis for any such claim.

     (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Employee Plans.

     (d) Except as set forth in Schedule 3.9 to the Disclosure Schedule, there is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any affiliate of the Company, that, individually or collectively, could give rise to the payment of any amount that would be an "excess parachute payment" within the meaning of Section 280G of the Code.

     (e) There are no collective bargaining agreements or other labor union contracts applicable to any employees to or by which the Company or any Subsidiary is a party or is bound and no such agreement or contract has been requested by an employee or group of employees of the Company or any Subsidiary.

     (f) Except as otherwise set forth in Section 3.9 of the Disclosure Schedule or in the Company's Form 10-K for its fiscal year ended December 31, 1995, other than the payment of wages and salaries in accordance with the ordinary and usual payroll practices of the Company, there are no agreements, arrangements or understandings (written or oral, formal or informal) to which the Company or any Subsidiary is a party with any current or former director, officer, employee, consultant or advisor or any affiliate of any such person by which any such person shall receive any compensation, consideration or benefit of any kind (whether cash or property) from any of the Companies. Except as otherwise set forth in Section 3.9 of the Disclosure Schedule, no severance payment or incentive payment, or similar obligation will be owed by the Company or any Subsidiary to any of its respective directors, officers, or employees as a direct result of the negotiation and/or the consummation of the Transaction or any of the transactions constituting the Transaction, nor will any such director, officer, or employee be entitled to severance payments or other similar benefits as a direct result of the Transaction in the event of the subsequent termination of his or her employment.

     3.10 SEC Filings. The Company has filed with the Securities and Exchange Commission (the "SEC"), and has made available to Buyer a complete and correct copy of, all forms, reports, schedules, statements, and other documents (excluding exhibits and preliminary material) required to be filed by it under the Securities Act, the Exchange Act, and all other federal securities laws, during the period from December 31, 1993 to the date of this Agreement. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Company with the SEC, including the Proxy Statement and the Registration Statements at the time that such documents are filed in accordance with Section 5.6 and

Section 5.9 hereof, respectively, are herein collectively referred to as the "SEC Filings". The SEC Filings, at the time filed, complied as to form in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading except as the same was corrected or superseded in a subsequent document duly filed with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Filings present fairly in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and, in the case of the unaudited consolidated interim financial statements, except to the extent that preparation of such financial statements in accordance with generally accepted accounting principles is not required by applicable rules of the SEC), the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements). No representations are made in this Section by the Company with respect to any information furnished by and relative to Buyer for inclusion in the Registration Statements or the Proxy Statement.

     3.11  Absence of Undisclosed Liabilities. Except as set forth in Section
3.11 of the Disclosure Schedule or to the extent disclosed in the SEC Filings filed prior to the date hereof, (a) as of December 31, 1995, neither the Company nor any Subsidiary had any liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise) material to the Company and the Subsidiaries considered as a whole, and (b) since December 31, 1995, neither the Company nor any Subsidiary has incurred any such material liabilities or obligations, other than those incurred in the ordinary course of business consistent with past practice or pursuant to or as contemplated by this Agreement.

     3.12 Absence of Certain Changes. Since December 31, 1995, (i) there has not been any Material Adverse Effect, specifically including, without limitation, any event causing a material reduction (other than by production of reserves) in the aggregate total of the proved oil and gas reserves of the Company and its Subsidiaries, below the aggregate reserve totals reflected in the most recent reserve report prepared by the Company's engineers estimating the proved reserves attributable to the Company's oil and gas properties as of December 31, 1995 and as described in the Company's most recent Form 10-K for the fiscal year ended December 31, 1995 (the "Reserve Report") (provided that it is understood and agreed for all purposes of this Agreement that the receipt by the Company of any reserve report prepared by persons other than the Company, containing estimates of proved reserves less than the estimate thereof set forth in the Reserve Report, shall not of itself be deemed to constitute such a material reduction, unless such other reserve report contains a materially lower estimate of proved reserves due to taking into account (A) a physical event occurring subsequent to the date of the Reserve Report or (B) additional interpretative data from that available at the time of the preparation of the Reserve Report that, in the case of (A) or (B), in the opinion of the Company's petroleum engineers, exercising their independent professional judgment, would cause such persons to materially reduce the estimates of proved reserves contained in the Reserve Report), (ii) neither the Company nor any Subsidiary has incurred any liability or engaged in any transaction that is material to the Company and its Subsidiaries taken as a whole, or entered into any Material Agreement, except in the ordinary course of business consistent with past practice, as contemplated by this Agreement or as disclosed in Section 3.12 of the Disclosure Schedule, or (iii) neither the Company nor any Subsidiary is in default under (and no event has occurred which with the lapse of time or action by a third party could result in a default under) any Material Agreement, except for (x) such defaults that have been waived or cured in all respects prior to the date hereof and (y) defaults as contemplated by the Company's Form 10-K for the fiscal year ended December 31, 1995, that may occur on and after the date hereof under the Existing Bank Debt or the 12 3/4% Notes.

     3.13 Compliance With Laws and Permits. Except as set forth in Section 3.13 of the Disclosure Schedule or as otherwise specified in Section 3.9 or Section 3.21, since March 31, 1992, (i) the Company and the Subsidiaries have complied with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, production of hydrocarbons, sales of hydrocarbons, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, product safety, and civil rights) other than violations which in the reasonable judgment of the Company, individually or in the aggregate, do not and will not have a Material Adverse Effect; (ii) each of the Companies has obtained and holds all material permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Entities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets; (iii) neither the Company nor any Subsidiary has received any written notice, which has not been dismissed or otherwise disposed of, that the Company or any Subsidiary has not so complied; and (iv) neither the Company nor any Subsidiary is charged or, to the best knowledge of the Company, threatened with, or, to the best knowledge of the Company, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company or any Subsidiary other than violations which in the reasonable judgment of the Company, individually or in the aggregate, do not and will not have a Material Adverse Effect.

     3.14 Litigation. The Company has delivered to Buyer an accurate list of all Proceedings pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) or any properties or rights of the Company or any Subsidiary as of the date hereof. Any and all probable and estimated liabilities of the Company and the Subsidiaries under such Proceedings are adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company or reserves established in the financial statements of the Company. The Company has no knowledge of any facts that are likely to give rise to any additional Proceedings that would reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no Proceedings pending or, to the best knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the Transactions.

     3.15 Settlement Agreement. All applicable requirements of that certain Agreement of Compromise and Settlement dated September 20, 1995, among the Company, Boone Pickens and the parties referred to as the WDB Parties therein (the "Settlement Agreement") have been satisfied so that the issuance of stock to Buyer and upon the exercise of Rights in the Rights Offering as contemplated hereby will be classified as an "Endorsed Major Transaction" thereunder. To the knowledge of the Company, the Settlement Agreement is in full force and effect as of the date hereof. The Company has not entered into any amendment of the Settlement Agreement nor waived any of its rights with respect thereto, and the Company is not in default thereunder. As of the date hereof, to the knowledge of the Company, no WDB Party has initiated a "Solicitation Action" (as defined in the Settlement Agreement) or taken any actions in the nature of those which are restricted by Sections 4, 6(a), 6(c) or 7 of the Settlement Agreement (except that no representation or warranty is being made with respect to any letters to the Board of Directors from Joel L. Reed and Dorn Parkinson, in form and substance similar to the drafts thereof provided to Buyer on the date hereof).

     3.16 True and Complete Disclosure. Taken in the aggregate, all factual information (excluding estimates), including without limitation factual information contained in the Reserve Report and any other reserve report prepared by the Company in connection with the oil and gas properties of the Companies, heretofore or contemporaneously furnished by the Company to Buyer in writing for purposes of or in connection with this Agreement or the Transaction has been true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make the statements of fact contained therein, in the light of the circumstances under which they were made, not misleading at such date. All financial forecasts prepared and furnished by the Company to Buyer were prepared in good faith on the basis of assumptions believed to be reasonable and data, information, tests or conditions believed to be valid or accurate or to exist at the time such forecasts were prepared.

     3.17 Books and Records. All books, records and files of the Companies (including those pertaining to the Companies' oil and gas properties, wells and other assets, those pertaining to the production, gathering, transportation and sale of hydrocarbons, and corporate, accounting, financial and employee records)
(a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly and accurately reflect in all material respects the ownership, use, enjoyment and operation by the Companies of their respective assets.

     3.18 Governmental Regulation. Neither the Company nor any Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Subsidiary has a similar status under any similar state laws or regulations of the type regulating public utilities.

     3.19 Investments and Guarantees. Except as set forth in Section 3.19 of the Disclosure Schedule or in the SEC Filings filed prior to the date hereof, none of the Companies is a party to (i) any financial arrangement with respect to or creating any indebtedness to any person (other than indebtedness incurred in the ordinary course of business); (ii) any Material Agreement relating to the making of any advance to, or investment in, any person; or (iii) any Material Agreement providing for a guaranty or other contingent liability with respect to any indebtedness for money borrowed or similar obligation of any person.

     3.20  Taxes. Except as disclosed in Section 3.20 of the Disclosure
Schedule: (i) the Company and each Subsidiary have duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority when due (as extended pursuant to extensions with respect to such Tax Returns that have been requested or granted); (ii) the Company and each Subsidiary have paid, or adequately reserved against in the Company's financial statements, all Taxes due, or claimed by any taxing authority to be due, from or with respect to them, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been established in such financial statements; (iii) to the knowledge of the Company, there has been no issue raised or adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of the Tax Returns, except for (a) such adjustments as the Company has settled prior to the date of this Agreement with the Internal Revenue Service or applicable taxing authority, or (b) adjustments that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been established in the Company's financial statements (each of which is disclosed in Section 3.20 of the Disclosure Schedule); (iv) the Company and each Subsidiary have made all deposits required with respect to Taxes; and (v) no waiver or extension of any statute of limitations as to any federal Tax matter has been given by or requested from the Company or any Subsidiary.

     3.21 Environmental Matters. Except as set forth in Section 3.21 of the Disclosure Schedule:

     (a) Each of the Companies has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Applicable Laws pertaining to health, safety, the environment, Hazardous Material (as such term is defined in CERCLA), or Solid Wastes (as such term is defined in RCRA) (such Applicable Laws as they now exist or are hereafter enacted and/or amended are collectively, for purposes of this Section, called "Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, for purposes of this Section, called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, for purposes of this Section, called "RCRA");

     (b) None of the Companies has been notified by any Governmental Entity that any of the operations or assets of any of the Companies is the subject of any investigation or inquiry by any Governmental Entity evaluating whether any material remedial action is needed to respond to a release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

     (c) None of the Companies and, to the Company's knowledge, no other person has filed any notice under any federal, state or local law indicating that (i) any of the Companies is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of any of the Companies;

     (d) To the Company's knowledge, none of the Companies has any material contingent liability in connection with (i) the release into the environment at or on any property now or previously owned or leased by any of the Companies, or
(ii) storage or disposal of any Hazardous Material;

     (e) In the last six years, none of the Companies has received any claim, complaint, notice, inquiry or request for information which remains unresolved as of the date hereof with respect to any alleged material violation of any Environmental Law or regarding potential material liability under any Environmental Law relating to operations or conditions or any facilities or property owned, leased or operated by any of the Companies;

     (f) To the Company's knowledge, no property now or previously owned, leased or operated by any of the Companies is listed on the National Priorities List pursuant to CERCLA or on any similar federal or state list as sites requiring investigation or cleanup;

     (g) To the Company's knowledge, none of the Companies is directly transporting, has directly transported, is directly arranging for the transportation of, or has directly transported, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA or on any similar federal or state list or which is the subject of federal, state or local enforcement actions that may lead to material claims against such company for remedial work, damage to natural resources or personal injury, including claims under CERCLA;

     (h) There are no sites, locations or operations at which any of the Companies is currently undertaking any remedial or response action relating to any disposal or release of any Hazardous Material, as required by Environmental Laws; and

     (i) All underground storage tanks and solid waste disposal facilities owned or operated by the Companies are used and operated in material compliance with Environmental Laws.

     3.22 Insurance. Each of the Companies carry, and will continue to carry, insurance with reputable insurers (except as to self-insurance) in respect of such of their respective properties, in such amounts and against such risks as is customarily maintained by other persons of similar size engaged in similar businesses (which may include self-insurance in amounts customarily maintained by companies similarly situated or has been maintained in the past by the Companies.) None of such insurance was obtained through the use of materially false or misleading information or the failure to provide the insurer with all material information requested in order to evaluate the liabilities and risks insured. The Companies have not received any notice of cancellation or non-renewal of any insurance policies or binders.

     3.23 Oil and Gas Operations. In those instances in which any of the Companies serves as operator of a well that is currently a producing well or undergoing drilling operations, it has drilled and completed (if applicable) such well, and operated and produced such well, in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and all Applicable Laws, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on the Companies. All proceeds from the sale of oil, gas and other hydrocarbons produced by the Companies are being received by the Companies in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $500,000 and held in suspense in the ordinary course of business).

     3.24 Marketing of Production. Except for contracts listed in Section 3.24 of the Disclosure Schedule (with respect to all of which contracts the Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed in accordance with the terms of the relevant contract), there exist no Material Agreements for the sale of production from the leasehold and other interests in oil, gas and other mineral properties owned, or otherwise held in the name of, the Companies (collectively, the "Oil and Gas Properties") (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (i) agreements or arrangements pertaining to the sale of production at a price equal to or greater than a price that is the market price from time to time existing in the areas where the Oil and Gas Properties subject to such agreement or arrangement are located, and (ii) agreements or arrangements that are cancelable on 60 days notice or less without penalty or detriment.

     3.25 Prepayments. Neither the Company nor any Subsidiary is obligated, by virtue of a prepayment arrangement, make-up right under a production sales contract containing a "take or pay" or similar provision, production payment or any other arrangement, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of its properties at some future time without then or thereafter being entitled to receive payment of the contract price therefor, except where any such arrangement would not have a Material Adverse Effect.

     3.26 Gas Imbalances. Except as disclosed in the SEC Filings filed prior to the date hereof, neither the Company nor any Subsidiary had (i) any obligation to deliver gas from the Oil and Gas Properties (or cash in lieu thereof) to other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors in excess of the share to which they were entitled nor (ii) any right to receive deliveries of gas from the Oil and Gas Properties (or cash in lieu thereof) from other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors of less than the share to which they were entitled; in either case where any such gas imbalance would have a Material Adverse Effect.

     3.27 Customers and Suppliers. None of the current customers or suppliers of the Companies has refused, or communicated in writing that it will or may refuse, to purchase or supply products or services from or to the Companies or has communicated in writing that it will or may substantially reduce the amount of production, goods or services that it is willing to purchase from or supply to the Companies where any such refusal or reduction would have a Material Adverse Effect.

     3.28 Material Personal Property. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any Subsidiary that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or any Subsidiary, in a manner consistent with the Company's or the Subsidiaries' past practices.

     3.29 Reserve Report. The Company acknowledges and agrees that Buyer has been provided with a copy of the Reserve Report. The Company's and each Subsidiary's ownership of the Oil and Gas Properties described in the Reserve Report entitle the respective owner to receive a percentage of the oil, gas and other hydrocarbons produced from each well or unit equal to not less than the percentage set forth in the Reserve Report as the "Net Revenue Interest" for such well or unit and cause the respective owner to be obligated to bear a percentage of the cost of operation of such well or unit not greater than the percentage set forth in the Reserve Report as the "Working Interest" for such well or unit, and to the extent such percentages of production which the respective owner is entitled to receive, and shares of expenses which the respective owner is obligated to bear, may change after the date of such report, such changes were properly reflected (based on reasonable assumptions) in preparing such report. The underlying historical information used for preparation of the Reserve Report was, at the time of delivery, true and correct in all material respects.

     3.30 Nonconsent Operations. Except as set forth in Section 3.30 of the Disclosure Schedule, there are no operations on the Oil and Gas Properties in which the Company's or any Subsidiary's commitment would have exceeded $1,000,000, being conducted as of January 1, 1995, or any time thereafter, in which the Company or any Subsidiary has elected not to participate.

     3.31 Intellectual Property. The Company and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of oil, gas, condensate and other hydrocarbons, with such exceptions as would not result in a Material Adverse Effect.

There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the Transaction, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance in all material respects with such licenses and agreements and there are no pending or, to the best knowledge of the Company or any Subsidiary, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or any Subsidiary to use, copy, modify or distribute the same.

     3.32 Prior Securities Offerings. Since January 1, 1993, the Company has not sold any securities other than securities registered pursuant to the Securities Act.

     3.33 Private Offering of the Securities. Neither the Company nor anyone acting on its behalf has offered or will offer the Shares or any part thereof or any similar securities, other than the Series A Preferred Stock issuable pursuant to the Rights Offering, for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Shares within the provisions of Section 5 of the Securities Act.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company that:

     4.1 Organization. Buyer is a limited partnership that is duly formed and validly existing as a limited partnership under the laws of the State of Texas.

     4.2 Authority Relative to This Agreement. Buyer has full power and authority to execute, deliver, and perform this Agreement and execute, deliver and, where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and execution, delivery, and, where applicable, performance of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 Noncontravention. The execution, delivery, and performance by Buyer of this Agreement and the execution, delivery and, where applicable, performance of Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the agreement of limited partnership of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Buyer, or
(iv) violate any Applicable Law binding upon Buyer, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

     4.4 Consents and Approvals. Other than (i) any HSR Act filing and (ii) filings required by the Exchange Act, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer or any of its partners in connection with the execution, delivery, or performance by Buyer of this Agreement. No consent or approval of any person other than any Governmental Entity is required to be obtained or made by Buyer or any of its partners in connection with the execution, delivery or performance by Buyer of this Agreement and the execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party.

     4.5  Purchase for Investment.

     (a) Buyer and each of its partners has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Shares pursuant hereto, and Buyer (and each of its partners) has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and prospects and the terms and conditions of the issuance of the Shares.

     (b) Buyer is acquiring the Series B Preferred Stock solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and neither Buyer nor any of its partners has any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or anyone else any Series B Preferred Stock; and neither Buyer nor any of its partners has any present plans or intentions to enter into any such contract, undertaking or arrangement.

     (c) Buyer and each of its partners acknowledges and understands that (i) no registration statement relating to the Series B Preferred Stock (or the Conversion Shares or the shares of Series A Preferred Stock into which the Series B Preferred Stock will be convertible) has been or is to be filed with the SEC under the Securities Act or pursuant to the securities laws of any state; (ii) the Series B Preferred Stock (and the Conversion Shares or the shares of Series A Preferred Stock into which the Series B Preferred Stock will be convertible) cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (iii) the certificates representing the Shares will include a legend thereon that refers to the foregoing; and (iv) the Company has no obligation or intention to register the Series B Preferred Stock (or the Conversion Shares or the shares of Series A Preferred Stock into which the Series B Preferred Stock will be convertible) under any federal or state securities act or law; except to the extent in each case that the terms of the Registration Rights Agreement set forth as Exhibit B hereto shall otherwise provide.

     (d) Buyer and each of its partners (i) is an "accredited investor" as defined in Rule 501 of the rules promulgated pursuant to the Securities Act;
(ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Series B Preferred Stock and to protect its own interest in connection with an investment in the Series B Preferred Stock; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Series B Preferred Stock to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Series B Preferred Stock for an indefinite period of time.

     (e) Buyer and each of its partners has relied upon its own independent investigations of the business of the Company or upon its own independent advisers in evaluating its investment in the Series B Preferred Stock, provided that in conducting such investigations, they and their advisers have relied upon the information furnished to them by the Company and the representations and warranties herein contained.

     (f) The agreement of limited partnership of Buyer requires that each Partner make substantially the same representations and warranties as set forth in this Section 4.5 in order to enable the Company to substantiate that the sale of the Series B Preferred Stock to Buyer shall be exempt from the registration provisions of the Securities Act.

     (g) The acquisition of the Shares by Buyer at the First Closing and the Second Closing, as applicable, shall constitute Buyer's confirmation of the foregoing representations.

     4.6 No Other Shares. Except for such rights as may be conferred on Buyer by this Agreement and the Ancillary Documents, neither Buyer, any of its partners nor any Affiliate of Buyer beneficially owns, directly or indirectly, any shares of capital stock or other securities of the Company or any of its Subsidiaries.

     4.7 Financial Resources. The Partnership has the financial resources available to it as are necessary to perform its obligations to acquire the Shares pursuant to the terms of this Agreement.

     4.8 Disclosure Documents. None of the written information furnished by Buyer before or after the date hereof pursuant to Section 5.17 for inclusion in either of the Registration Statements or the Proxy Statement will, at the time each such Registration Statement becomes effective or the prospectus included therein is first mailed to the Company's shareholders, or at the time the Proxy Statement is filed with the SEC or is first mailed to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this
Section 4.8 shall not apply to statements or omissions in the information furnished pursuant to Section 5.17 to the extent such information is based upon information furnished to Buyer by the Company.

     4.9 Brokerage Fees. Buyer has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Company and the purchase by Buyer of the Shares pursuant to this Agreement.

     4.10 True and Complete Disclosure. Taken in the aggregate, all factual information (excluding estimates) heretofore or contemporaneously furnished by Buyer to the Company in writing for purposes of or in connection with this Agreement or the Transaction has been true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make the statements of fact contained therein, in the light of the circumstances under which they were made, not misleading at such date.

     4.11 Governmental Regulation. Buyer is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Continuing Operations. From the date of this Agreement to the earlier of (i) the First Closing Date, or (ii) the termination of this Agreement in accordance with its terms (the "Interim Period"), the Company and its Subsidiaries shall conduct their business in the ordinary and usual course, and neither the Company nor any Subsidiary shall, without the prior consent of Buyer (which consent may be obtained in writing or by discussions, in person or by telephone, with an officer of the general partner of Buyer), except as expressly contemplated hereby:

          (a) amend its charter or bylaws; split (including any reverse split), combine, or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any Subsidiary; or make any other material changes in its capital structure;

          (b) except in the ordinary course of business consistent with past practice, (i) incur any liability or obligation, (ii) become liable or responsible for the obligations of any other Person (other than wholly-owned Subsidiaries) or (iii) pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in the financial statements; provided that, in no event shall any of the Companies enter into any settlement or compromise of any litigation or claims involving liability in excess of $500,000, without the prior written approval of Buyer;

          (c) incur any indebtedness for borrowed money, except for borrowings under the Existing Credit Agreement;

          (d) make any loans or advances to any person, other than (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Companies with respect to cash management conducted in the ordinary and usual course of the Companies' business;

          (e) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any Subsidiary to another of the Companies in the ordinary and usual course of the Companies' business;

          (f) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock or other securities other than as contemplated herein or pursuant to stock options issued and outstanding as of the date hereof or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities;

          (g) subject to Encumbrance any of its assets or properties, other than those Encumbrances arising by operation of law or in the ordinary and usual course of business and those Encumbrances incurred to secure the Existing Indebtedness;

          (h) other than in the ordinary course of business, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets, or waive, release, grant, or transfer any rights of value;

          (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; create or make any investment in any subsidiary; or make any other investment or expenditure of a capital nature, other than any capital expenditure already included in the capital expenditure budget for the Companies for the period from March 31, 1996 through July 31, 1996, as previously provided to and approved by Buyer; provided that, the amount and timing of such capital expenditure must not vary in any material respect from that set forth in the approved budget;

          (j) enter into, adopt, or (except as may be required by law) amend or terminate any collective bargaining agreement or any Benefit Plan; approve or implement any employee lay off or other personnel reorganization plans; approve or implement any employment severance arrangements (other than payments made under the Company's severance policy in accordance with past practice) or retain or discharge any officers and executive management personnel; authorize or enter into any employment, severance, consulting services or other agreement with any officers and executive management personnel; or except as set forth in Section 5.1 of the Disclosure Schedule, change the compensation or benefits provided to any director, officer, or employee as of February 1, 1996;

          (k) enter into any contract, agreement, lease or other commitment which is material to the business, assets, properties, or financial position of the Companies; or amend, modify, or change in any material respect any of the agreements pertaining to the Existing Indebtedness or any other existing contract, agreement, lease or other commitment which is material to the business, assets, properties, or financial position of the Companies;

          (l) enter into any speculative or commodity swaps, hedges or other derivatives transactions or purchase any securities for investment purposes, other than in connection with the Companies' cash management;

          (m) authorize, enter into or amend any contract, agreement or other commitment with any director, officer, employee or other Affiliate (other than the Companies) pursuant to which any such person shall receive compensation, consideration or benefit of any kind (whether cash or property) from any of the Companies;

          (n) adopt, approve or implement any annual general and administrative expense budget for the Companies for any period after July 31, 1996, or modify any of the Companies' existing general and administrative expense budgets in any material respect;

          (o) enter into any contract not cancelable within 30 days providing for the sale of production from the Companies' oil and gas properties or obligating any of the Companies to pay for any services with respect to the Company's oil and gas properties except as contemplated by the capital budget for the Companies for the period from March 31, 1996 through July 31, 1996 described in clause (i) above; or

          (p) grant any option or preferential right to purchase or enter into any other agreements that could adversely affect the marketability of any material asset of the Companies.

     5.2 Press Releases. Except as may be required by Applicable Law or by the rules of any national securities exchange, neither Buyer nor the Company shall issue any press release with respect to this Agreement or the Transaction without the prior consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

     5.3 Stock Exchange Listing. The Company shall use its reasonable best efforts to cause the Series A Preferred Stock and the Conversion Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance (and, in the case of the Series A Preferred Stock, satisfactory distribution), prior to the Second Closing Date and to cause the Rights to be approved for trading thereon prior to the commencement of the Rights Offering.

     5.4  Fees and Expenses.

     (a) The Company shall be responsible for the payment of all expenses incurred by the Company in connection with the proposed Transaction, regardless of whether the Transaction closes, including, without limitation, all fees and expenses incurred in connection with the Registration Statements and the Proxy Statement and the fees and expenses of the Company's legal counsel and all third party consultants engaged by the Company to assist in the Transaction. Subject to receipt of appropriate documentation, the Company shall also reimburse Buyer for all out of pocket expenses reasonably incurred by Buyer in connection with the proposed Transaction (other than fees and expenses related to the letter of credit to be provided pursuant to Section 5.7), including, without limitation, the fees and expenses of Buyer's legal counsel and all third party consultants engaged by Buyer to assist in the Transaction, subject to the requirement that any such third party consultants other than accountants, oil and gas or environmental consultants, shall be subject to the approval of the Company, which approval will not be unreasonably withheld. Such reimbursements to Buyer shall be due at the Second Closing, or promptly following any earlier termination of this Agreement for any reason (including, without limitation, any termination of this Agreement by election of Buyer). Concurrently with the execution of that certain letter of intent (and attached term sheet) by and between the Company and Rainwater, Inc. dated February 28, 1996 (as amended by letter dated April 1, 1996, the "Letter of Intent"), the Company paid to Buyer the amount of $500,000 (the "Initial Payment"), which Initial Payment shall be credited against the fees and expenses otherwise owed to Buyer upon termination hereof or upon the Second Closing pursuant to this Section 5.4(a). To the extent that such Initial Payment exceeds the total of all such fees and expenses owed to Buyer following any termination hereof, such excess will be refunded to the Company.

     (b) The Company shall (i) at the First Closing pay Buyer the amount of $4,655,000 (provided, however, that if funds are not reasonably available at such time, then the Company shall pay such fee as promptly as practicable thereafter, but in no event later than the Second Closing), which amount constitutes 3.5% of the aggregate amount of Series B Preferred Stock that Buyer is obligated to purchase at the First Closing pursuant to this Agreement (i.e., 3.5% times $133,000,000); and (ii) at the Second Closing pay Buyer the amount of $4,620,000, which amount constitutes 3.5% of the aggregate amount of Series B Preferred Stock that Buyer could be obligated to purchase at the Second Closing pursuant to this Agreement (i.e., 3.5% times $132,000,000), less an amount, if any, by which the actual fees and expenses owed to Buyer by the Company as of the Second Closing Date pursuant to Section 5.4(a) above are less than the Initial Payment.

     (c) For so long as the Minimum Ownership Condition (as such term is defined in the Statement of Resolution) is satisfied, the Company shall pay Buyer $400,000 annually, due quarterly in arrears beginning September 30, 1996 (adjusted pro-rata for any period which is less than a full quarter), and reimburse Buyer annually (payable quarterly in arrears) for all fees and expenses reasonably incurred by Buyer in connection with monitoring the activities and operations of the Company (including, without limitation, those incurred in connection with the Debt Refinancing), up to a maximum of $50,000 for any calendar year (adjusted pro-rata for any period which is less than a full year), unless the Company shall have approved a greater amount. Buyer agrees that its principals and its Affiliates shall provide continuing analysis and assistance to the Company during the course of Buyer's investment, and it is acknowledged by the parties that the annual fee payable to Buyer pursuant to this Section 5.4(c) is in consideration of Buyer's obligations hereunder and also compensates Buyer for the time that its representatives (including executive officers of the general partner of Buyer) shall devote to Company affairs rather than other aspects of the business of Buyer and its general partner. Such amounts payable to Buyer pursuant to this Section 5.4(c) are in lieu of any transaction or success fees that might otherwise typically be charged for any such services performed in connection with specific transactions in which the Company may participate in the future.

     5.5 Brokers, etc. The Company shall be solely responsible for the payment of any amounts owed to Lehman Brothers Inc. in connection with the sale and purchase of the Shares as contemplated herein, and the Company shall be solely responsible for the payment of any commission or other compensation payable to any financial advisor, broker, agent, finder, or similar intermediary retained by or acting on behalf of the Company in connection with the consummation of the Debt Refinancing and the Rights Offering.

     5.6  Special Meeting; Proxy Statement.

     (a) The Company shall take all action necessary in accordance with Applicable Law and the Company's Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of the Transaction (including, without limitation, amendments to the Articles of Incorporation of the Company), to the extent such shareholder approval is necessary with respect to the effectuation of any part of the Transaction. The shareholder vote required for the adoption and approval of the Transaction shall be the vote required by Applicable Law, the Company's Articles of Incorporation, and the rules of the New York Stock Exchange, as represented by the Company in Section 3.4. The Board of Directors of the Company shall, subject to its fiduciary obligations to the Company's shareholders under Applicable Law, taking into account the advice of counsel, (i) recommend to the shareholders of the Company that they vote in favor of the adoption and approval of all matters necessary to effectuate the Transaction, (ii) use its reasonable best efforts to solicit from the shareholders of the Company proxies in favor of such adoption and approval, and
(iii) take all other action reasonably necessary to secure a vote of the shareholders of the Company in favor of such adoption and approval. The Company shall also use its reasonable best efforts to obtain a statement from all of its officers and directors that own voting stock of the Company that such persons intend to vote all shares of voting stock of the Company owned by such shareholders in favor of the Transaction at the Special Meeting.

     (b) At the Special Meeting, the Board of Directors of the Company shall submit the Reverse Stock Split for the adoption and approval of the shareholders, and shall (i) recommend to the shareholders of the Company that they vote in favor of the adoption and approval of the Reverse Stock Split, (ii) use its reasonable best efforts to solicit from the shareholders of the Company proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of the shareholders of the Company in favor of such adoption and approval. The Company shall also use its reasonable best efforts to obtain a statement from all of its officers and directors that own voting stock of the Company that such persons intend to vote all shares of voting stock of the Company owned by such shareholders in favor of the Reverse Stock Split at the Special Meeting. The parties hereto recognize that, although the Reverse Stock Split shall be submitted to a vote of the shareholders of the Company at the Special Meeting, the Transaction is not conditioned in any manner whatsoever on shareholder approval of the Reverse Stock Split. In the event that the shareholders of the Company approve the Reverse Stock Split, the Company shall take all actions necessary to implement the Reverse Stock Split prior to the commencement of the Rights Offering.

     (c) As promptly as practicable after the date hereof, the Company shall prepare, shall file with the SEC under the Exchange Act, shall use all reasonable best efforts to have cleared by the SEC, and promptly thereafter shall mail to its shareholders, a proxy statement with respect to the Special Meeting. The term "Proxy Statement", as used herein, means such proxy statement and all related proxy materials and all amendments and supplements thereto, if any. Except to the extent otherwise determined in good faith by the Board of Directors of the Company in the exercise of its fiduciary duties, taking into account the advice of counsel, the Proxy Statement shall contain the recommendation of the Board that shareholders of the Company vote in favor of the adoption and approval of all matters necessary to effectuate the Transaction and the Reverse Stock Split. The Company shall notify Buyer promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement by the SEC, and the Company shall supply Buyer with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Proxy Statement. The Company, after consultation with Buyer, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. The Company and Buyer shall cooperate with each other in preparing the Proxy Statement, and the Company and Buyer shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement. The Company and Buyer each agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated promptly to holders of shares of the Common Stock, in each case as and to the extent required by Applicable Law.

     5.7 Debt Refinancing. The Company shall use its reasonable best efforts to promptly negotiate and enter into the New Senior Credit Facility together with one or more indentures for the New Notes, and such promissory notes, mortgages, security agreements, underwriting agreements and other definitive agreements and instruments required in connection with the Debt Refinancing, all of which shall be in form and substance reasonably satisfactory to Buyer (the "Debt Refinancing Documents") and to the extent the terms thereof are reflected in the Registration Statement, the Buyer will acknowledge that such terms as so reflected are satisfactory, subject to pricing of the New Notes, prior to the filing of such statement. It is acknowledged and agreed by the parties that for purposes hereof, the terms of the New Notes shall not be considered to be satisfactory by Buyer if the per annum rate of interest rate on the New Notes, on a weighted average basis, and the material terms of the New Notes are materially less favorable to the Company than the indicative terms set forth in the Sub-Debt Letter and in the other materials provided to the Company and Buyer by the underwriters contemplated to manage the offering of the New Notes during the course of the Company's review and negotiation of commitments for the Debt Refinancing. The Company shall use its reasonable best efforts to satisfy all requirements of the Debt Refinancing Documents; provided, however, that nothing contained in this Agreement shall be deemed to require any person to waive compliance with such documents. The obligations contained in this Section are not intended, nor shall they be construed, to benefit or confer any rights upon any person other than the parties hereto. Concurrently with the First Closing, the Company shall pay in full, through redemption, prepayment or defeasance, all outstanding indebtedness under the Hugoton Notes, the 12 3/4% Notes and the Existing Credit Agreement and such other portion of the Existing Indebtedness as is mutually agreed by the Company and Buyer, from cash on hand and funds to be received at the First Closing of the Transaction. In addition, Buyer agrees to comply with and to cause its Affiliates to comply with any reasonable requests of the lenders providing the New Senior Credit Facility with respect to providing a letter of credit, in favor of the Company, to secure Buyer's obligation to purchase Shares at the Second Closing.

     5.8 Rights Offering. The Company shall promptly prepare and submit to Buyer for review, a form of subscription agreement, subscription certificate and all other documents and instruments required in connection with the Rights Offering, all of which shall be in form and substance reasonably satisfactory to Buyer (the "Rights Offering Documents"). The Rights Offering Documents shall provide, among other things, that the Rights Offering shall be generally conducted in the manner described in Section 1.3(b) of this Agreement.

     5.9 Registration Statements. As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC registration statements on Form S-3 for the purpose of registering under the Securities Act (i) the offering, sale, and delivery of the securities issuable in the Rights Offering, and (ii) if required, the offering, sale and delivery of securities issuable in connection with the Debt Refinancing, in each case as necessary to effectuate the Transaction. The term "Registration Statements", as used herein, means such registration statements and all amendments and supplements thereto, if any. The Company shall use all reasonable best efforts to have the Registration Statements declared effective under the Securities Act as promptly as practicable after the Special Meeting. The Company shall notify Buyer promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Registration Statements by the SEC, and the Company shall supply Buyer with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Registration Statements. The Company, after consultation with Buyer, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Registration Statements. The Company and Buyer each agrees promptly to correct any information provided by it for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause each Registration Statement (or the prospectus contained therein) as so corrected to be filed with the SEC and to be disseminated to the extent required by Applicable Law. The Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) reasonably required to be taken under any applicable state securities laws in connection with the issuance of securities pursuant to the Registration Statements.

     5.10  Exclusivity Agreement.

     (a) From the date of the Letter of Intent to the earlier of (i) the First Closing Date, or (ii) the termination of this Agreement in accordance with its terms (but not including upon or due to a breach of this Agreement by the Company) (the "Exclusivity Period"), the Company will not, and will use its reasonable best efforts to insure that its directors, officers, Affiliates and representatives (collectively with the Company, the "Company Parties") do not, directly or indirectly, solicit any offer from, initiate or engage in any discussions or negotiations with, or provide any information to, any person or group (other than Buyer and its Affiliates and their representatives and those persons agreed upon by the Company and Buyer to effectuate the Rights Offering and the Debt Refinancing as contemplated in this Agreement) concerning any possible proposal regarding a sale by the Company of its equity securities, or the issuance by the Company of debt and/or equity instruments in connection with refinancing its existing indebtedness (other than any issuance in connection with the restructuring of such indebtedness following a default in payment thereof), or a merger, consolidation, liquidation, business combination, sale of assets of the Company or other similar transaction involving the Company or a substantial portion of the assets of the Company (any of the foregoing is referred to herein as a "Company Transaction"); provided that, the Company Parties may:

          (i) respond to any party that initiates discussions regarding a potential Company Transaction, solely to notify such party that it is engaged in the Transaction and will not engage in any further communications while pursuing the Transaction, except as permitted hereby;

          (ii) respond to any unsolicited tender offer or exchange offer made by a third party to the extent required by Rule 14e-2(a) promulgated under the Exchange Act solely to recommend rejection of such offer and make such disclosures in connection therewith as are required by Rule 14d-9 promulgated under the Exchange Act; and

          (iii) respond or take any other action with respect to any unsolicited tender or exchange offer made by a third party, to the extent required by Rules 14e-2(a) and 14d-9 promulgated under the Exchange Act, in any manner other than as permitted by the immediately preceding clause (ii), or respond to, engage in discussions or negotiations with, otherwise communicate with and provide information to a third party that initiates such communication or requests such information regarding a potential Company Transaction, but only if and to the extent that the Board of Directors of the Company has determined in good faith, taking into account the advice of its legal counsel and financial advisors, that its fiduciary duties to the Company's shareholders require the Company to respond to, communicate with or provide information to such third party regarding a potential Company Transaction (collectively, the "Exclusivity Exception").

     (b) The Company shall promptly advise Buyer orally and in writing of any inquiry or proposal by a third party regarding any Company Transaction. Any breach by the Company of its agreement contained in this Section 5.10 is herein referred to as an "Exclusivity Breach".

     5.11 Use of Proceeds. The funds received by the Companies at the First Closing and the closing of the Debt Refinancing, and the funds received by the Companies at the Second Closing and the closing of the Rights Offering, shall be applied at the First Closing and the Second Closing, respectively, to pay in full all of the Existing Indebtedness of the Companies and to pay costs and expenses of the Transaction, with the remaining funds to be used for working capital purposes.

     5.12 Notification and Amendment of Schedules. Each party hereto agrees to give prompt notice to the other party of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the First Closing and/or the Second Closing, as applicable, and (ii) any material failure to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. In addition, each party agrees to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered prior to the First Closing Date which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6.1 and 7.1 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the First Closing and the Second Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the First Closing and the Second Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

     5.13 Access to Information. During the Interim Period, the Company (i) shall give Buyer and its authorized representatives reasonable access to the Company's employees, offices and other facilities, and all books and records of the Company and the Subsidiaries, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require to verify the accuracy of any representation or warranty contained in Article III, and (iii) shall cause the Company's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Company and the Subsidiaries as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of the Company contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that the Company shall have the right to have a representative present at all times.

     5.14 HSR Act Notification. To the extent it is determined that the HSR Act will be applicable to the Transaction, each of the parties hereto shall (i) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement and in no event later than ten Business Days after the date of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Transaction, in each case so that the waiting period applicable to this Agreement and the Transaction contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

     5.15  Indemnification of Directors and Officers; Insurance.

     (a) For the period of six years from and after the First Closing Date, the Company shall indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes on or prior to the First Closing Date, an officer, director, or employee of the Company or any of the Subsidiaries (the "Covered Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities, or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding, or investigation based in whole or in part on acts or omissions, or alleged acts or omissions by, such person in his capacity as a director, officer, or employee of the Company or any of the Subsidiaries or as a prospective Series B Director (as such term is defined in the Statement of Resolution), whether pertaining to any matter existing or occurring at or prior to the First Closing Date and whether reasserted or claimed prior to, or at or after, the First Closing Date ("Covered Liabilities") and shall advance expenses and provide the benefit of self insurance by the Company to the Covered Parties in connection therewith, to the same extent that such Covered Party was entitled to indemnification, advancement of expenses and the benefit of such self insurance from the Company pursuant to Applicable Law, the Articles of Incorporation or Bylaws of the Company or by contract on or prior to the First Closing Date, provided that any Series B Director who is a Covered Party shall be entitled to indemnification for Covered Liabilities to the same extent as if such Series B Director had held office during the time that the Covered Liabilities arose.

     (b) In the event that the Company shall amend its Articles of Incorporation or Bylaws subsequent to the First Closing in any respect that would limit the availability of indemnification to persons who are officers, directors, or employees of the Company or any of the Subsidiaries, no such amendments shall limit or otherwise have any effect on the contractual right of the Covered Parties to receive indemnification pursuant to this Section 5.15. In addition, no such amendment to the Articles of Incorporation or Bylaws of the Company shall be made that would have an adverse effect on the Covered Parties unless such amendment affects equally the Covered Parties and all directors, officers and employees of the Company or any of the Subsidiaries who hold office at the time such amendment is enacted.

     (c) The Company shall, from and after the date of this Agreement and for four years from the First Closing Date, maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Company may substitute therefor policies no less favorable in terms and amounts of coverage so long as substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the Second Closing Date; provided, however, that in no event shall the Company be required to expend pursuant to this Section more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance and, in the event the cost of such coverage shall exceed that amount, the Company shall purchase as much coverage as possible for such amount, and in any event the Company shall provide the Covered Parties with the same terms and amounts of coverage as the Company provides to those persons who are directors and officers of the Company at the time such policies terminate.

     (d) The Company shall amend its existing insurance coverage under the Company's current policies of directors' and officers' liability insurance, or obtain comparable replacement policies on terms no less favorable in terms of coverage and amounts than those in effect on the date hereof, so that Buyer's purchase of the Shares pursuant to this Agreement shall not constitute a "change of control" of the Company or otherwise cause any of the Covered Parties or any of persons who become officers, directors or employees of the Company on or after the First Closing Date to be excluded from the coverage provided by such insurance policies.

     (e) In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.15. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each person entitled to indemnification or insurance coverage pursuant to this Section, his heirs, and his representatives. The rights provided such persons under this Section shall be in addition to, and not in lieu of, any rights to indemnity that such persons may have under the Articles of Incorporation or Bylaws of the Company or any other provisions herein or in other agreements.

     (f) The defense of any claim, action, suit, proceeding, or investigation forming the basis for the Covered Liabilities shall be conducted by the Company. If the Company has failed to conduct such defense, the Covered Parties may retain counsel satisfactory to them and the Company shall pay all reasonable fees and expenses of such counsel for the Covered Parties promptly as statements therefor are received. The party not conducting the defense will use reasonable efforts to assist in the vigorous defense of any such matter, provided that such party shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Covered Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding, or investigation, shall notify the Company (but the failure of a party so to notify the Company shall not relieve the Company from any liability which it may have under this Section except to the extent such failure materially prejudices the Company). If the Company is responsible for the attorneys' fees of the Covered Parties, then the Covered Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Covered Parties.

     (g) If any provision or provisions of this Section 5.15 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 5.15 shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

     5.16 Reasonable Best Efforts. Except as contemplated by Section 5.10(a)(iii) and subject to the fiduciary obligations of the directors of the Company to the shareholders of the Company under Applicable Law, each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the Transaction.

     5.17 Cooperation and Information. Buyer shall cooperate fully with the Company in connection with the preparation and filing of the Proxy Statement and the Registration Statements, and Buyer shall obtain and furnish to the Company in writing the information regarding Buyer, its Affiliates and the prospective Series B Directors required to be included (based upon the advice of its counsel) in the Proxy Statement and each Registration Statement.

     5.18 Agreement of Limited Partnership of Buyer. Within five days from the date hereof, Buyer will furnish to the Company a true and correct executed copy of the agreement of limited partnership of Buyer, substantially in the form provided to the Company as of the date hereof, executed by the partners of Buyer, which agreement shall provide that its partners are required to collectively make capital contributions in amounts sufficient to satisfy the obligations of Buyer to purchase the Shares at the First Closing and Second Closing, subject to no conditions other than the satisfaction of the conditions to closing set forth in Article VII hereof. After delivery of such agreement to the Company, Buyer and its partners shall not consent to the admission of any additional or substituted partners at any time prior to the consummation of the Second Closing. Buyer shall promptly furnish to the Company any amendment of such agreement of limited partnership. No such amendment to the agreement of limited partnership shall have the effect of changing the amount or in any material respect the timing of the capital contributions that the partners of Buyer are required to make to Buyer, or of amending or adding to the conditions to the obligations of the partners to make capital contributions; nor shall the partners of Buyer agree to any waiver thereunder that would have such an effect.

     5.19 Equity Maintenance of General Partner of Buyer. During the Interim Period and the period from the First Closing Date to the Second Closing Date, Buyer and its general partner will enforce that certain Equity Maintenance Agreement between the general partner and its sole shareholder, a copy of which has been provided to Buyer, and will not permit the amendment, waiver or termination of same, to the extent necessary in order to ensure that the general partner of Buyer shall have sufficient financial resources to the extent necessary to satisfy the obligations of Buyer to purchase the Shares at the First Closing and the Second Closing, respectively.

                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     6.1 Conditions to First Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement to be consummated at the First Closing shall be subject to the fulfillment on or prior to the First Closing Date of each of the following conditions:

     (a) Representations and Warranties True. All the representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the First Closing Date (except to the extent otherwise contemplated by this Agreement or the Ancillary Documents); provided, however, that (i) to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct as of such specified date, and (ii) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Material Adverse Effect), this condition shall be satisfied if such representation or warranty shall be true and correct in all material respects.

     (b) Covenants and Agreements Performed. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the First Closing Date.

     (c) Opinion of Counsel. The Company shall have received an opinion of legal counsel to Buyer, dated the First Closing Date, in form reasonably satisfactory to the Company, covering those matters set forth in Exhibit 6.1(c) attached hereto, subject to customary assumptions, limitations and exclusions.

     (d) HSR Act. To the extent that the HSR Act is applicable to the Transaction, all waiting periods (and any extensions thereof) applicable to this Agreement and the Transaction under the HSR Act shall have expired or been terminated.

     (e) Legal Proceedings. On the First Closing Date, other than suits to enforce this Agreement, there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or Governmental Entity of competent jurisdiction directing that any aspect of the Transaction not be consummated, (ii) any Proceeding pending or threatened in writing in which it is or may be sought to prohibit, substantially delay, or rescind this Agreement, the Debt Refinancing Documents, the Rights Offering Documents or any aspect of the Transaction or to obtain an award of damages in connection with the Transaction and which, in the good faith judgment of either of the parties, is material, or (iii) any Proceedings pending against the Companies which, in the good faith judgment of either of the parties, would be expected to have a Material Adverse Effect.

     (f) Shareholder Approvals. The holders of the requisite number of shares of outstanding capital stock of the Company shall have duly and validly approved all items necessary to effectuate the Transaction to the extent that shareholder approval is required.

     (g) Stock Exchange Listing. The Series A Preferred Stock and the Conversion Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance (and, in the case of the Series A Preferred Stock, satisfactory distribution). The Rights shall have been approved for trading on the New York Stock Exchange, subject to official notice of issuance.

     (h) Completion of Debt Refinancing. All conditions precedent to the closing of the Debt Refinancing, as outlined in the Senior Debt Commitment, including the execution and delivery of the Debt Refinancing Documents, the funding of the loans to be provided under the New Senior Credit Facility and the issuance of the New Notes, shall have been satisfied or duly waived and such closing shall occur simultaneously with the First Closing.

     (i) Certificate. The Company shall have received a certificate executed by a duly authorized person on behalf of Buyer dated the First Closing Date, representing and certifying, in such detail as the Company may reasonably request, that the conditions set forth in this Section 6.1 have been fulfilled.

     6.2 Conditions to Second Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement to be consummated at the Second Closing shall be subject to the fulfillment on or prior to the Second Closing Date of each of the following conditions:

     (a) Consummation of First Closing. The First Closing shall have occurred prior to the Second Closing Date.

     (b) Completion of Rights Offering. Either (i) the Rights Offering shall have commenced and expired and the number of Unsubscribed Shares shall have been determined, or (ii) a period of not more than 120 days nor less than 60 days shall have elapsed since the First Closing Date, the length of such period to be established in accordance with the requirement of the Debt Refinancing Documents.

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYER

     7.1 Conditions to First Closing. The obligations of Buyer to consummate the transactions contemplated by this Agreement to be consummated at the First Closing shall be subject to the fulfillment on or prior to the First Closing Date of each of the following conditions:

     (a) Representations and Warranties True. All the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the First Closing Date (except to the extent otherwise contemplated by this Agreement or the Ancillary Documents); provided, however, that (i) to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct as of such specified date, and (ii) with respect to each such representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Material Adverse Effect), this condition shall be satisfied if such representation or warranty shall be true and correct in all material respects.

     (b) Covenants and Agreements Performed. The Company shall have performed and complied with the agreement contained in Section 5.1 at all times during the Interim Period, and the Company shall have performed and complied in all material respects with all other covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the First Closing Date.

     (c) Opinion of Counsel. Buyer shall have received an opinion of legal counsel to the Company, dated the First Closing Date, in form reasonably satisfactory to Buyer, covering those matters set forth in Exhibit 7.1(c) attached hereto, subject to customary assumptions, limitations and exclusions.

     (d) Legal Proceedings. On the First Closing Date, other than suits to enforce this Agreement, there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or Governmental Entity of competent jurisdiction directing that any aspect of the Transaction not be consummated, (ii) any Proceeding pending or threatened in writing in which it is or may be sought to prohibit, substantially delay, or rescind this Agreement, the Debt Refinancing Documents, the Rights Offering Documents or any aspect of the Transaction or to obtain an award of damages in connection with the Transaction and which, in the good faith judgment of either of the parties, is material, or (iii) any Proceedings pending against the Companies which, in the good faith judgment of either of the parties, would be expected to have a Material Adverse Effect.

     (e) HSR Act. To the extent that the HSR Act is applicable to the Transaction, all waiting periods (and any extensions thereof) applicable to this Agreement and the Transaction under the HSR Act shall have expired or been terminated.

     (f) Shareholder Approvals. The holders of the requisite number of shares of outstanding capital stock of the Company shall have duly and validly approved all items necessary to effectuate the Transaction to the extent that shareholder approval is required.

     (g) No Adverse Changes. Since the date of this Agreement, there shall not have been any Material Adverse Effect, other than as a result of changes in oil and gas prices, but specifically including, without limitation, any material reduction (other than by production of reserves) in the aggregate total of the proved oil and gas reserves of the Company, below the aggregate reserve totals reflected in the Reserve Report which, in the good faith judgment of Buyer, makes it inadvisable for Buyer to proceed with the consummation of the Transaction; provided that it is understood and agreed for all purposes of this Agreement that the receipt by the Company of any reserve report prepared by persons other than the Company, containing estimates of proved reserves less than the estimate thereof set forth in the Reserve Report, shall not of itself be deemed to constitute such a material reduction, unless such other reserve report contains a materially lower estimate of proved reserves due to taking into account (A) a physical event occurring subsequent to the date of the Reserve Report or (B) additional interpretative data from that available at the time of the preparation of the Reserve Report that, in the case of (A) or (B), in the opinion of the Company's petroleum engineers, exercising their independent professional judgment, would cause such persons to materially reduce the estimates of proved reserves contained in the Reserve Report.

     (h) Completion of Debt Refinancing. All conditions precedent to the closing of the Debt Refinancing, as outlined in the Senior Debt Commitment, including the execution and delivery of the Debt Refinancing Documents, the funding of the loans to be provided under the New Senior Credit Facility and issuance of the New Notes, shall have been satisfied or duly waived and such closing shall occur simultaneously with the First Closing.

     (i) Commencement of Rights Offering; Stock Exchange Listing. The Rights Offering Documents shall have been substantially completed (other than for such amendments to the Rights Offering Documents as are necessary to reflect the consummation of the transactions contemplated at the First Closing), and all other conditions precedent to the commencement of the Rights Offering (other than the declaration by the SEC of effectiveness of the Rights Offering Registration Statement) shall have been satisfied at the First Closing so that the Rights Offering may be commenced as promptly as practicable following the First Closing. The Series A Preferred Stock and the Conversion Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance (and, in the case of the Series A Preferred Stock, satisfactory distribution). The Rights shall have been approved for trading on the New York Stock Exchange, subject to official notice of issuance.

     (j) Resignations and Elections of Directors. All but three members of the Company's current Board of Directors shall have submitted written resignations to become effective at the First Closing Date so that immediately upon Buyer's purchase of the Shares, Buyer may, by execution and delivery of a written consent, elect four members of the Board of Directors effective as of the First Closing Date. In addition, the current Board of Directors shall have duly approved the nomination of such four persons designated by Buyer but only to the extent such persons are not Richard Rainwater, Darla Moore, Kenneth Hersh and Philip Smith.

     (k) Amendment of Articles and Bylaws. The Articles of Incorporation and/or Bylaws of the Company and each of its Subsidiaries will have been amended on or prior to the First Closing Date in a form acceptable to the Company and Buyer in order to effectuate the Transaction contemplated herein, including, without limitation, such amendments to the Bylaws of the Company as will establish the Board of Directors at seven members. None of the provisions of the Articles of Incorporation or Bylaws of the Company shall prohibit or restrict the authority of the Board of Directors, by action of a majority of its members, from amending the Company's Bylaws, provided that the Bylaws may provide (and may be amended after the date hereof to provide) that (i) the number of directors shall not be less than seven (plus any directors elected by the Series A Preferred Stock pursuant to the rights of the holders of such stock to elect two directors in the event of certain dividend arrearages), (ii) each committee of the Board of Directors shall be constituted so as to provide that at least one member of each committee will be one of the directors as to which the holders of Common Stock are entitled to vote (and such directors shall be entitled to determine the identity of their representative on such committee), (iii) any two directors shall be entitled to call a special meeting of the Board of Directors and (iv) none of such provisions shall be amended by action of the Board of Directors without the unanimous vote or consent of all directors.

     (l) Directors and Officers Insurance. Each of the representatives of Buyer serving on the Board of Directors of the Company shall receive the same insurance coverage under the Company's director and officer insurance policies as the Company's directors receive as of the date hereof (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective director of the Company), such policies shall be in full force and effect in accordance with their terms in existence as of the date of this Agreement, except to the extent such policies are required to be amended pursuant to Section 5.15(d) hereof, and the Company shall have provided to Buyer a copy of such policies together with the riders and schedules thereto which evidence compliance with this condition.

     (m) Certificates. Buyer shall have received a certificate or certificates representing the Shares purchased at the First Closing, in definitive form representing the Shares, registered in the name of Buyer and duly executed by the Company.

     (n) Officer Certificate. Buyer shall have received a certificate executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company, dated the First Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in this Section 7.1 have been fulfilled.

     7.2 Conditions to Second Closing. The obligations of Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Second Closing shall be subject to the fulfillment on or prior to the Second Closing Date of each of the following conditions:

     (a) Consummation of First Closing. The First Closing shall have occurred prior to the Second Closing Date.

     (b) Completion of Rights Offering. Either (i) the Rights Offering shall have commenced and expired and the number of Unsubscribed Shares shall have been determined, or (ii) a period of not more than 120 days nor less than 60 days shall have elapsed since the First Closing Date, the length of such period to be established in accordance with the requirements of the Debt Refinancing Documents.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT, AND WAIVER

     8.1 Termination Prior to First Closing. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the First Closing in the following manner:

     (a) by mutual written consent of the Company and Buyer; or

     (b) by the Company or Buyer after November 30, 1996 if the First Closing shall not have occurred by the close of business on such date, so long as the failure to consummate the transactions contemplated to be consummated at the First Closing on or before such date does not result from a breach of this Agreement by the party seeking termination of this Agreement; or

     (c) by the Company, if (i) any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct when made or at any time prior to the First Closing as if made at and as of such time, except
(A) as contemplated hereby or (B) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Material Adverse Effect), such representation and warranty shall not be true and correct in all material respects, or (ii) Buyer shall have failed to fulfill any of its obligations in this Agreement in all material respects; and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within five days of actual knowledge thereof by Buyer; or

     (d) by Buyer, if (i) any of the representations and warranties of the Company contained in this Agreement shall not be true and correct when made or at any time prior to the First Closing as if made at and as of such time, except
(A) as contemplated hereby or (B) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Material Adverse Effect), any such representation and warranty shall not be true and correct in all material respects, (ii) the Company shall have failed to fulfill any of its obligations under Section 5.1, or (iii) the Company shall have failed to fulfill any of its obligations in this Agreement (other than those obligations set forth in Section 5.1) in all material respects; and, in the case of each of clauses
(i), (ii) and (iii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within five days of actual knowledge thereof by the Company; or

     (e) by Buyer at any time following (i) an Exclusivity Breach, or (ii) the invoking by the Board of Directors of the Company of the Exclusivity Exception;

     (f) by Buyer at any time (i) following any breach of the representation and warranty contained in Section 3.15 (regardless of whether the breach of such representation and warranty is caused by the Company or a WDB Party), or (ii) in the event that any WDB Party shall have (A) initiated, prior to the Special Meeting, a "Solicitation Action" (as defined in the Settlement Agreement) (other than giving notice to the Company pursuant to the Company's Bylaws of an intention to nominate directors at the Company's 1996 annual meeting of stockholders together with any information with respect to such nominees as is required by the Bylaws), or (B) breached the Settlement Agreement or taken any actions in the nature of those which are restricted by Sections 4, 6(a), 6(c) or 7 of the Settlement Agreement, which Solicitation Action, breach or other action described in clause (A) or (B) is in Buyer's good faith judgment materially adverse to Buyer or the Transaction (it being acknowledged by Buyer that letters to the Board of Directors from Joel L. Reed and Dorn Parkinson, in form and substance similar to the drafts thereof provided to Buyer on the date hereof, and any subsequent inclusion of such letters in the Proxy Statement shall not give rise to any right to terminate this Agreement pursuant to this subsection
(f)); or

     (g) by the Company, if at any time the Board of Directors of the Company has determined in good faith that the Exclusivity Exception should be invoked and that the Company should pursue a potential Company Transaction not solicited by the Company and the Company shall have made the payment to Buyer required by
Section 8.3; or

     (h) by the Company or Buyer, if the shareholders of the Company shall have rejected at a meeting the matters contained in the Proxy Statement that are necessary in order to adopt and approve the Transaction; or

     (i) by Buyer or the Company, upon the occurrence of a Bankruptcy Event;

     (j) by Buyer, upon the occurrence of any default by the Company or its Subsidiaries under the Existing Bank Debt or the 12 3/4% Notes if any holder of any indebtedness pursuant to the Existing Bank Debt or the 12 3/4% Notes, or any trustee or representative thereof, shall have taken any steps to accelerate any such indebtedness or shall have commenced the exercise of any remedies permitted pursuant to the agreements or other instruments creating such indebtedness.

     8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by the Company, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the provisions contained in this Article VIII, Article IX and in Sections 5.4 and 5.5 shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement.

     8.3  Termination Fee; Break-Up Fee.

     (a) The Company agrees that on the date of termination of this Agreement by Buyer pursuant to Section 8.1(e)(ii) or Section 8.1(f) or on the date of the termination of this Agreement by the Company pursuant to Section 8.1(g), (i) the Company will pay to Buyer a partial termination fee in the amount of (A) $300,000 in cash, in the case of a termination pursuant to Section 8.1(e)(ii) or
Section 8.1(g), or

(B) $500,000 in cash, in the case of a termination pursuant to Section 8.1(f), which such fee is in addition to the fees and expenses for which the Company is obligated to reimburse Buyer pursuant to Section 5.4, and (ii) if the Company subsequently participates in any Company Transaction within a one year period following the termination of this Agreement, or in any Company Transaction with a third party with whom the Company communicated during the Exclusivity Period as a result of invoking the Exclusivity Exception (regardless of the date of the closing of such transaction), the Company will pay a fee to Buyers at the time of the closing of such transaction in the amount of $2,700,000 cash.

     (b) The parties acknowledge that it would be difficult to establish the amount of actual damages that Buyer would incur as a result of the occurrence of any Exclusivity Breach. Therefore, in addition to the fees and expenses for which the Company is obligated to reimburse Buyer pursuant to Section 5.4, the Company agrees that upon any termination of this Agreement pursuant to Section 8.1(e)(i) as a result of an Exclusivity Breach (i) the Company will on the date of such termination, pay as partial liquidated damages to Buyer, the amount of $500,000 in cash, and (ii) if the Company shall subsequently participate in any Company Transaction within a one year period following the termination of this Agreement, or in any Company Transaction with a third party with whom the Company communicated during the Exclusivity Period in breach of Section 5.10 (regardless of the date of the closing of such transaction), the Company will pay liquidated damages to Buyer at the time of the closing of such transaction in the amount of $3,500,000 cash.

     8.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

     8.5 Waiver. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.

                                   ARTICLE IX

                          SURVIVAL OF REPRESENTATIONS;
                                INDEMNIFICATION

     9.1 Survival. The representations and warranties of the parties hereto contained in Articles III and IV of this Agreement or in any certificate delivered pursuant to Section 6.1(i) or 7.1(n) hereof shall survive the First Closing and the Second Closing, respectively, regardless of any investigation made by or on behalf of any party, until the second anniversary of the First Closing Date (the "Survival Date".) No action may be brought with respect to a breach of any representation after the Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered. The provisions of this Section 9.1 shall have no effect upon any of the covenants of the parties set forth in Article V or any of the other obligations of the parties hereto under the Agreement, whether to be performed later, at or after the First Closing or the Second Closing, as applicable.

     9.2  Indemnification by Company.

     (a) The Company shall indemnify, defend, and hold harmless Buyer, Richard
E. Rainwater, their respective Affiliates and each of their respective directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any and all Indemnified Liabilities, REGARDLESS OF WHETHER SUCH INDEMNIFIED LIABILITIES ARE CAUSED BY THE NEGLIGENCE OF AN INDEMNIFIED PARTY; provided however, that the Company shall not be obligated to indemnify an Indemnified Party with respect to any Indemnified Liabilities to the extent it is ultimately determined by a final non-appealable judgment of a court of competent jurisdiction that such Indemnified Liabilities were caused by the gross negligence, willful misconduct or material breach of this Agreement of or by such Indemnified Party.

     (b) At the written request of an Indemnified Party, the Expenses incurred by an Indemnified Party in connection with any Proceeding, other than as provided in subparagraph (c), shall be paid by the Company as and when incurred by the Indemnified Party in advance of the final disposition of such Proceeding upon receipt by the Company of an undertaking by or on behalf of an Indemnified Party to repay promptly such amount to the extent that it is ultimately determined that an Indemnified Party is not entitled to be indemnified by the Company (a "Repayment Undertaking"). The request for advancement of Expenses by an Indemnified Party and the Repayment Undertaking need not be secured. Any advancement of Expenses shall be made no later than 20 days after receipt by the Company of the Repayment Undertaking from the Indemnified Party, and is required to be made notwithstanding any allegation by the Company or any other person that an Indemnified Party is not entitled to Indemnification pursuant to the exception set forth in subparagraph (a) hereof.

     (c) Notwithstanding any other provisions herein, the Company shall not be obligated hereunder to indemnify or advance Expenses to an Indemnified Party with respect to any Proceeding, or any claim therein, brought or made (i) by an Indemnified Party against the Company, other than a Proceeding, or a claim therein, made by an Indemnified Party in connection with successfully establishing or enforcing his right of indemnification or to receive advancement of Expenses, in whole or in part, hereunder, or (ii) by the Company against Buyer pursuant to Section 9.3 hereof.

     (d) No indemnification shall be required to be made by the Company pursuant to this Article IX with respect to any Indemnified Liabilities exclusively arising out of or resulting from claims made by Buyer (and not any third party claims for which an Indemnified Party seeks indemnity) based upon the breach of the representations and warranties of the Company contained in Article III hereof or the certificate delivered pursuant to Section 7.1(n) hereof, unless each such Indemnified Liability equals or exceeds $50,000 and except to the extent the aggregate amount of all such Indemnified Liabilities incurred by the Indemnified Parties arising out of or resulting from such breaches (whether asserted, resulting, imposed, or incurred before, on, or after the First Closing
Date) exceeds $500,000.

     (e) (i) Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding against an Indemnified Party with respect to which an Indemnified Party demands indemnification or advancement of Expenses hereunder, such Indemnified Party shall promptly notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to an Indemnified Party, except to the extent that such failure has materially prejudiced the Company's ability to provide a defense in the Proceeding. The Company shall have the right to assume the defense of any such Proceeding, but the Indemnified Parties collectively shall have the right, at the expense of the Company, to retain not more than one counsel of their choice to represent the Indemnified Parties in such Proceeding. The counsel for the Indemnified Parties may participate in, but not control, the defense of such Proceeding.

          (ii) The indemnity provided for herein shall cover the amount of any settlements entered into by an Indemnified Party in connection with any claim for which an Indemnified Party may be indemnified hereunder; provided that, no settlement binding on an Indemnified Party may be made without the consent of an Indemnified Party and the Company (which consent shall not be reasonably withheld).

          (iii) Any indemnification hereunder shall be made no later than 45 days after receipt by the Company of the written request of the Indemnified Party.

     (f) If an Indemnified Party is entitled under any provision hereof to indemnification or to receive advancement by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnified Party in the investigation, defense, appeal, settlement or other disposition of any proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled.

     (g) In the event of the Company's payment to an Indemnified Party hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

     (h) If any provision or provisions of this Section 9.2 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 9.2 shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

     (i) The rights of indemnification and to receive advancement of Expenses as provided herein shall not be deemed exclusive of any other rights to which an Indemnified Party may be entitled under applicable law.

     9.3  Indemnification by Buyer.

     (a) Buyer shall indemnify, defend, and hold harmless the Company from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and Expenses of any nature whatsoever asserted against, resulting to, imposed upon, or incurred by the Company, directly or indirectly, by reason of or resulting from any breach by Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

     (b) No indemnification shall be required to be made by Buyer pursuant to this Article IX with respect to any Indemnified Liabilities exclusively arising out of or resulting from claims made by the Company (and not any third party claims for which the Company seeks indemnity) based upon the breach of the representations and warranties of Buyer contained in Article IV hereof or the certificate delivered pursuant to Section 6.1(i) hereof, unless each such Indemnified Liability equals or exceeds $50,000 and except to the extent the aggregate amount of all such Indemnified Liabilities incurred by the Company arising out of or resulting from such breaches (whether asserted, resulting, imposed, or incurred before, on, or after the First Closing Date) exceeds $500,000.

     (c) Promptly after receipt by the Company of notice of the commencement of any Proceeding against the Company with respect to which the Company demands indemnification hereunder, the Company shall promptly notify Buyer in writing of the commencement thereof, provided that the failure to so notify Buyer shall not relieve it from any liability that it may have to the Company, except to the extent that such failure has materially prejudiced Buyer's ability to provide a defense in the Proceeding. Buyer shall have the right to assume the defense of any such Proceeding, but the Company shall have the right, at the expense of Buyer, to retain not more than one counsel of its choice to represent the Company in such Proceeding. The counsel for the Company may participate in, but not control, the defense of such Proceeding. The indemnity provided for herein shall cover the amount of any settlements entered into by the Company in connection with any claim for which the Company may be indemnified hereunder; provided that, no settlement binding on the Company may be made without the consent of the Company and Buyer (which consent shall not be reasonably withheld). Any indemnification hereunder shall be made no later than 45 days after receipt by Buyer of the written request of the Company.

     (d) If the Company is entitled under any provision of this Section 9.3 to indemnification by the Buyer for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnified Party in the investigation, defense, appeal, settlement or other disposition of any proceeding but not, however, for the total amount thereof, the Buyer shall nevertheless indemnify the Company for the portion thereof to which the Company is entitled.

     (e) In the event of Buyer's payment to the Company hereunder, Buyer shall be subrogated to the extent of such payment to all the rights of recovery of the Company, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable Buyer effectively to bring suit to enforce such rights.

     (f) If any provision or provisions of this Section 9.3 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 9.3 shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

     (g) The rights of indemnification as provided herein shall not be deemed exclusive of any other rights to which the Company may be entitled under applicable law.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, or telefax, to the parties at the addresses and telefax numbers set forth opposite their names on the signature page hereof (or at such other addresses and telefax numbers as shall be specified by the parties by like notice).

     10.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties and their Affiliates with respect to the subject matter hereof, including, but not limited to, the Letter of Intent; provided that, that certain Confidentiality Agreement between Rainwater, Inc. and the Company dated February 21, 1996 shall remain in effect pending the First Closing of the Transaction and shall terminate at the First Closing.

     10.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Except as provided in Section 5.15 (which is expressly intended for the benefit of the "Covered Parties," as defined therein) and Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     10.4 Severability. If any provision of this Agreement is held to be unenforceable, then this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect to the maximum extent permitted by Applicable Law; provided, however, that (i) the provisions of Section 5.15(g) and Section 9.2(h) shall apply with respect to the severability of the provisions pertaining to the right to indemnification contained in Section 5.15 or Section 9.2, respectively, and (ii) if any provision of this Agreement other than Section 9.2 is held unenforceable, and the unenforceability of such provision would substantially impair the rights and benefits and/or increase the duties and obligations of either party contained in this Agreement, then this Agreement shall be terminated at the election of any party whose rights and benefits are impaired or duties and obligations increased, subject to the provisions of Article VIII hereof.

     10.5 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

     10.6 Independent Determination. From and after the First Closing Date, all decisions on behalf of the Company as to the payment of indemnification pursuant hereto and otherwise regarding the Company's rights and obligations pursuant to this Agreement shall be made by a committee of directors consisting of all directors other than those elected by the holder(s) of Series B Preferred Stock; provided, however, that nothing contained in this Section 10.6 shall prevent any Indemnified Party from receiving indemnification pursuant to some other source (such as, by way of example, the bylaws of the Company in the event that such Indemnified Party is a director of the Company and such director seeks indemnification due to circumstances that do not pertain to an alleged breach of this Agreement), and the determination as to whether indemnification pursuant to such other source is available shall be made in accordance with the procedures applicable thereto.

     10.7 Approval of Series B Nominees. The execution and delivery of this Agreement by the Company shall be deemed to constitute the approval by the Board of Directors as constituted at the date hereof of Richard Rainwater, Darla Moore, Kenneth Hersh and Philip Smith as the nominees of Buyer for election as directors by Buyer as holder of the Series B Preferred Stock on the First Closing Date.

     10.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     10.9 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                                   ARTICLE XI

                                  DEFINITIONS

     11.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Article:

          "Affiliate" has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

          "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by the Company or Buyer in connection with the sale and purchase of the Shares as contemplated by this Agreement.

          "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

          "Bankruptcy Event" means the occurrence of any of the following with respect to the Company or any of the Subsidiaries:

        (i) making an assignment for the benefit of creditors;

        (ii) filing a voluntary petition in bankruptcy;

        (iii) being adjudicated a bankrupt or insolvent, or having entered against it an order for relief in any bankruptcy or insolvency proceeding;

        (iv) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

        (v) filing an answer or other pleading admitting to or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (iv) above; or

        (vi) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of it or all or any substantial part of its properties.

          "Benefit Plan" means any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee.

          "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close.

          "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Period" means that period of time during which holders of Rights may exercise rights to subscribe for Series A Preferred Stock of the Company.

          "Existing Credit Agreement" means that certain Third Amended and Restated Credit Agreement dated November 29, 1996 among the Company, MESA Operating Co., Societe Generale and the banks named therein, as amended prior to the date hereof.

          "Existing Indebtedness" means all existing indebtedness of the Companies in respect of borrowed money, including the outstanding indebtedness under the Existing Credit Agreement and the Existing Notes.

          "Existing Notes" means the 12 3/4% Notes, the 13 1/2% Notes and the Hugoton Notes.

          "Expenses" shall mean any expenses incurred in connection with a Proceeding, including, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

          "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Hugoton Notes" means all outstanding notes issued by Hugoton Capital Limited Partnership and Hugoton Capital Corporation pursuant to the Indenture dated as of May 30, 1991 as amended, among the issuers and Bankers Trust Company, as trustee.

          "Indemnified Liabilities" mean any and all claims, actions, causes of action, demands, losses, liabilities, obligations, losses, damages, penalties and Expenses of any kind or nature whatsoever with respect to or arising out of this Agreement, the Transaction (including the Debt Refinancing and the Rights Offering), the actual or proposed execution, delivery, enforcement and performance of this Agreement or the Ancillary Documents, and/or otherwise arising directly or indirectly, by reason of or resulting from any breach by the Company prior to the First Closing of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate delivered pursuant hereto, regardless of whether discovered prior to or after the First Closing.

          "Material Adverse Effect" means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole, other than as a result of changes in oil and gas prices, or (ii) to the ability of the

     Company to perform on a timely basis any material obligation of the Company under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

          "Material Agreement" means (a) any written or oral agreement, contract, lease, commitment, understanding, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound involving total value or consideration or liability in excess of $1,000,000, (b) any loan or credit agreement, bond, debenture, note, mortgage or indenture by which the Company or any Subsidiary or any of their respective properties may be bound, or (c) any agreement set forth as an exhibit to the Company's Form 10-K for the fiscal year ended December 31, 1995.

          "Minimum Ownership Amount" shall have the meaning set forth in the Statement of Resolution.

          "New Notes" means unsecured notes of the Company and/or one or more of its Subsidiaries, in an aggregate principal amount of at least $500,000,000, subordinated to the indebtedness under the New Senior Credit Facility, with terms not inconsistent with those contained in the Sub-Debt Letter.

          "New Senior Credit Facility" means the definitive agreements providing for the extension of credit to the Companies substantially in accordance with the terms set forth in the Senior Debt Commitment.

          "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

          "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

          "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

          "Rights" means the rights to subscribe to purchase Series A Preferred Stock issued by the Company pursuant to the Rights Offering.

     "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt Commitment" means that certain Senior Secured Credit Revolving Credit Facility Commitment Letter, dated March 31, 1996, and accompanying term sheet and that Senior Secured Revolving Credit Facility Fee Letter dated March 31, 1996, each provided to the Company by The Chase Manhattan Bank, N.A., Bankers Trust Company, Chase Securities Inc. and BT Securities Corporation.

          "Sub-Debt Letter" means that certain letter dated March 31, 1996 addressed to the Company from Chase Securities Inc. regarding the sale of up to $525,000,000 of unsecured subordinated notes of the Company and/or one or more of its Subsidiaries.

          "Subsidiary" means any corporation, general partnership, limited partnership, joint venture, or similar entity set forth as a "Subsidiary" in Section 3.8 of the Disclosure Schedule.

          "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

          "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

          "12 3/4% Notes" means those certain 12 3/4% Secured Discount Notes due June 30, 1998, and the 12 3/4% Discount Notes due June 30, 1996, issued by the Company, MESA Operating Co., and MESA Capital Corporation, pursuant to the Indenture dated as of May 1, 1993, as amended, among the issuers and Harris Trust and Savings Bank, as trustee, and the Indenture dated as of May 1, 1993, as amended, among the issuers and American Stock Transfer & Trust Company, as trustee, respectively.

          "13 1/2% Notes" means the 13 1/2% Subordinated Notes due May 1, 1999 issued by the Company, MESA Operating Co., and MESA Capital Corporation pursuant to the Indenture dated as of May 1, 1989, as amended, among the issuers and Texas Commerce Bank National Association, as trustee.

          "Unsubscribed Shares" shall mean the number of shares of Series A Preferred Stock for which the holders of rights shall not have subscribed during the Exercise Period.

     11.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in
Section 11.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

       DEFINED TERM                                                               SECTION REFERENCE
- ---------------------------                                                       -----------------
Agreement.......................................................................        Preamble
Buyer...........................................................................        Preamble
CERCLA..........................................................................         3.21(a)
Code............................................................................          3.9(a)
Common Stock....................................................................          3.3(a)
Company and Companies...........................................................        Preamble
Company Parties.................................................................         5.10(a)
Company Transaction.............................................................         5.10(a)
Conversion Shares...............................................................             3.7
Covered Liabilities.............................................................         5.15(a)
Covered Parties.................................................................         5.15(a)
Debt Refinancing................................................................             1.3
Debt Refinancing Documents......................................................             5.7
Disclosure Schedule.............................................................             3.6
ERISA...........................................................................          3.9(a)
Employee Plans..................................................................          3.9(a)
Environmental Laws..............................................................         3.21(a)
Excess Shares...................................................................          1.3(b)
Exclusivity Breach..............................................................         5.10(b)
Exclusivity Exception...........................................................         5.10(a)
Exclusivity Period..............................................................         5.10(a)
First Closing...................................................................      Article II
First Closing Date..............................................................      Article II
Indemnified Parties.............................................................          9.2(a)
Initial Payment.................................................................          5.4(a)
Interim Period..................................................................             5.1
Letter of Intent................................................................          5.4(a)
Multiemployer Plan..............................................................          3.9(b)
Oil and Gas Properties..........................................................            3.24
Proxy Statement.................................................................          5.6(c)
Purchase Price..................................................................             1.2
RCRA............................................................................         3.21(a)
Registration Statements.........................................................             5.9
Repayment Undertaking...........................................................          9.2(b)
Reserve Report..................................................................            3.12
Reverse Stock Split.............................................................          1.3(c)
Rights..........................................................................          1.3(b)
Rights Offering.................................................................          1.3(b)
Rights Offering Documents.......................................................             5.8
SEC.............................................................................            3.10
SEC Filings.....................................................................            3.10
Second Closing..................................................................      Article II
Second Closing Date.............................................................      Article II
Series B Director........................................................Statement of Resolution
Series A Preferred Stock........................................................          1.3(b)
Series B Preferred Stock........................................................        Preamble
Settlement Agreement............................................................            3.15
Shareholder Rights Plan.........................................................          3.3(a)

       DEFINED TERM                                                               SECTION REFERENCE
- ---------------------------                                                       -----------------
Shares..........................................................................                1.1
Special Meeting.................................................................             5.6(a)
Statement of Resolution.........................................................                1.1
Survival Date...................................................................                9.1
Transaction.....................................................................                1.3
WDB Party.......................................................................               3.15

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                                 THE COMPANY:
                                                 MESA INC.
Address:
1400 Williams Square West
5205 North O'Connor Boulevard
Irving, Texas 75039                              By:   /s/  STEPHEN K. GARDNER
Fax: (214) 402-7028                              ---------------------------------------------
                                                 Stephen K. Gardner, Vice President and
                                                 Chief Financial Officer
                                                 BUYER:
                                                 DNR-MESA HOLDINGS, L.P.
                                                 By:        Rainwater, Inc., General
                                                 Partner
                                                 ---------------------------------------------
777 Main Street
Suite 2700
Fort Worth, Texas 76102
Attention: Kenneth A. Hersh                      By:    /s/  KENNETH A. HERSH
Fax: (817) 820-6650                              ---------------------------------------------
                                                 Kenneth A. Hersh, Vice President

                                                                         ANNEX C

                                   [FORM OF]
                      STATEMENT OF RESOLUTION ESTABLISHING
                                SERIES OF SHARES

                                   designated

               SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      and
               SERIES B 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                                   MESA INC.

To the Secretary of State
of the State of Texas:

     Pursuant to the provisions of Article 2.13D of the Texas Business Corporation Act (the "TBCA"), and pursuant to Article IV of its Amended and Restated Articles of Incorporation, the undersigned, MESA Inc., a corporation organized and existing under the TBCA (the "corporation"), hereby submits the following statement for the purpose of establishing and designating series of its Preferred Stock, par value $.01, designated "Series A Cumulative Convertible Preferred Stock" and "Series B Cumulative Convertible Preferred Stock" and fixing and determining the relative rights and preferences thereof:

     I. The name of the corporation is MESA Inc.

     II. The following resolution establishing and designating series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by all necessary action on the part of the corporation, consisting of due adoption by the Board of Directors of the corporation at a meeting held on
            , 1996.

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation ("Board of Directors") in accordance with provisions of its Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), two series of Preferred Stock, par value $.01 per share, of the corporation are hereby created, and that the designation and number of shares thereof and the preferences, limitations and relative rights thereof are as follows:

     SECTION 1. DESIGNATION, NUMBER OF SHARES AND STATED VALUE OF SERIES A PREFERRED STOCK. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series A 8% Cumulative Convertible Preferred Stock" (hereinafter referred to as "Series A Preferred"), and the
number of shares constituting such series shall be           , plus, at any
time, such number of shares of Series B Preferred as have been or are at such time being converted to shares of Series A Preferred pursuant to Section 16 hereof. Such number of shares may be increased, but not decreased, by resolution adopted by the majority of the full Board of Directors. The "Stated Value" per share of the Series A Preferred shall be equal to $[2.26]1.

     SECTION 2. DESIGNATION, NUMBER OF SHARES AND STATED VALUE OF SERIES B PREFERRED STOCK. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series B 8% Cumulative Convertible Preferred Stock" (hereinafter referred to as "Series B Preferred"), and the
number of shares constituting such series shall be           . Such number of
shares may be increased, but not decreased, by resolution adopted by the majority of the full Board of Directors. The "Stated Value" per share of the Series B Preferred shall be equal to $[2.26]1.

- ---------------

1 Subject to appropriate adjustment for any reverse stock split effectuated before issuance of the Series A and B Preferred Stock.

     SECTION 3. DEFINITIONS. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

     "Affiliate" means (i) with respect to any Person, any other Person that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise, and (ii) with respect to any individual, in addition to any Persons specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual, spouse, parent or child.

     "Average Gas Equivalent Price" shall mean for any Rolling 4 Quarter Period, the average price received by the corporation during such period from sales of oil and gas production, expressed on a natural gas equivalent basis per thousand cubic feet ("Mcf") using a factor of 6 Mcf of natural gas per 1 barrel of liquids, to be calculated as follows:

          (i) the aggregate revenues of the corporation and its consolidated subsidiaries during such Rolling 4 Quarter Period from sales of natural gas, natural gas liquids and oil and condensate produced (other than that used for fuel and shrinkage) and sold by the corporation and its consolidated subsidiaries, as reported in the corporation's consolidated financial statements, divided by,

          (ii) the sum of (A) the total volume, on an Mcf basis, of natural gas produced (other than that used for fuel and shrinkage) and sold by the corporation and its consolidated subsidiaries during such Rolling 4 Quarter Period, plus (B) the product of 6 times the total number of barrels of natural gas liquids, oil and condensate, produced (other than that used for fuel and shrinkage) and sold by the corporation and its consolidated subsidiaries during such Rolling 4 Quarter Period, as derived from the corporation's consolidated financial statements.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close.

     "Closing Price" with respect to a particular security on any Trading Day shall mean the last reported sales price, regular way, for such security on such Trading Day, or, in case no sale takes place on such day, the average of the closing bid and ask prices, regular way on such Trading Day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and ask prices on such Trading Day as furnished by a professional market maker making a market in such security selected by the Board of Directors of the corporation. If on any such date no market maker is making a market in such security, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used.

     "Common Stock" shall mean the common stock, par value $0.01 per share, of the corporation.

     "Consolidated EBITDA" for any period, shall mean the consolidated net income or loss of the corporation for such period determined in accordance with GAAP, but excluding gains and losses not arising from operations (including, without limitation, interest income, gains and losses from investments, gains and losses from dispositions of oil and gas properties or other assets, collections and settlements of claims and litigation, adjustments of contingency reserves and other extraordinary and/or non-recurring gains and losses), plus, to the extent the following have been deducted in determining such net income or loss, interest expense, income taxes, depreciation, depletion and amortization expense and impairment expense.

     "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series A Preferred and Series B Preferred is convertible, as such conversion price may be adjusted pursuant to Section 10 hereof. The initial Conversion Price will be $[2.26](1).

     "full Board of Directors" when used in reference to the corporation's Board of Directors, means the total number of members of the Board of Directors as fixed by, or in the manner provided in, the Articles of Incorporation and Bylaws (without regard to any then existing vacancies), including, any members elected by the holders of the Series B Preferred pursuant hereto.

     "Fixed Charge Coverage Ratio" shall mean as of the end of any Rolling 4 Quarter Period, the ratio of (i) the sum of (A) the Consolidated EBITDA for such Rolling 4 Quarter Period, plus (B) one-third of gross operating rents paid before sublease income as defined by Standard & Poor's Corporation ("Gross Rents") , if any, for such period to (ii) the sum for such Rolling 4 Quarter Period of (A) interest expense, both expensed and capitalized, of the corporation and its consolidated subsidiaries for such period, plus (B) one-third of Gross Rents for such period, plus (C) scheduled principal amortization of indebtedness (including borrowed money and capitalized leases) of the corporation and its consolidated subsidiaries.

     "GAAP" shall mean generally accepted accounting principles in the United States of America from time to time.

     "Initial Partnership Affiliates" shall mean the Partnership, the Persons that are partners of the Partnership as of the Original Issue Date of the Series B Preferred and any of their respective Affiliates so long as they remain Affiliates of the Partnership or such Persons.

     "Junior Securities" means the Common Stock or any other series of stock issued by the corporation ranking junior as to the Series A Preferred and Series B Preferred in payment of dividends or distributions or upon liquidation, dissolution, or winding-up of the corporation.

     "Market Price" per share of Common Stock as of any date shall mean the average of the daily Closing Prices for a period of twenty Trading Days ending on such date.

     "Minimum Ownership Amount" shall mean at any time, ownership of (i) at least [insert number equal to 58% of the shares of Series B Preferred to be purchased by the Partnership at the first closing] shares of Series B Preferred or (ii) such number of shares of Common Stock and Underlying Common Stock which is at least equal to 15 percent of the total number of shares of Common Stock and Underlying Common Stock outstanding at such time. For purposes of this definition, ownership of shares of Series B Preferred shall be considered to be ownership of the corresponding shares of Underlying Common Stock.

     "Minimum Ownership Condition" shall be satisfied at any time if (i) the Minimum Ownership Amount is owned in the aggregate at such time by one or more of the Initial Partnership Affiliates, (ii) at least one half of the Minimum Ownership Amount is owned and held in the aggregate at such time by one or more of the Rainwater Affiliates, and (iii) the power to vote at least a majority of the shares of Series B Preferred outstanding at such time is held by Rainwater Affiliates, which shall be satisfied (A) with respect to any shares of Series B Preferred owned by the Partnership if a Rainwater Affiliate is at such time the sole general partner of the Partnership, (B) with respect to any shares owned by a Rainwater Affiliate if at such time the right to vote such shares is not shared with any Person who is not a Rainwater Affiliate, and (C) with respect to any shares owned by a Person other than a Rainwater Affiliate, if at such time a Rainwater Affiliate shall have the sole right to vote such shares pursuant to a voting agreement, voting trust, irrevocable proxy or other similar agreement with terms reasonably satisfactory to the corporation; provided that, the corporation shall have been presented with appropriate certifications or other documentation demonstrating that the foregoing requirements have been met.

- ---------------

(1) Subject to appropriate adjustment for any reverse stock split effectuated before issuance of the Series A and B Preferred Stock.

     "Non-Series A and B Directors" shall mean the members of the Board of Directors in whose election the holders of Common Stock are entitled to vote (whether or not holders of shares of any other class or series are also entitled to vote thereon).

     "Original Issue Date" shall mean with respect to the Series A Preferred or Series B Preferred, as the case may be, the date on which shares of such series are first issued.

     "Parity Security" means any class or series of stock issued by the corporation ranking on a parity with the Series A Preferred and Series B Preferred in payment of dividends or distributions or upon liquidation, dissolution or winding-up of the corporation.

     "Partnership" shall mean DNR-Mesa Holdings, L.P., a Texas limited partnership.

     "Partnership Affiliates" shall mean the Partnership, its partners and their respective Affiliates for so long as they remain Affiliates of the Partnership or such partners.

     "Payable-in-Kind" or "Paid-in-Kind" when used in reference to any dividend payable on the shares of Series A Preferred or Series B Preferred, means payment of the dividend by issuance of that number of additional shares of Series A Preferred or Series B Preferred, as the case may be, that has an aggregate Stated Value equal to the dollar amount of such dividend then payable, rounded to the nearest whole share (i.e. if less than .5 rounded down, and if .5 or more rounded up). Shares of Series A Preferred or Series B Preferred issued as dividends Payable-in-Kind shall be duly authorized, validly issued and nonassessable and, upon issuance, shall have rights (including without limitation, dividend, voting, conversion and redemption rights) identical to the outstanding shares of Series A Preferred and Series B Preferred in respect of which they are issued.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, or other entity or organization.

     "Rainwater Affiliates" shall mean, at any time, Richard E. Rainwater and any of his Affiliates at such time. As of the date hereof, the Rainwater Affiliates include, without limitation, Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P.

     "Rolling 4 Quarter Period" means the most recently ended period of four consecutive fiscal quarters of the corporation prior to the date of determination.

     "Senior Securities" means any class or series of stock issued by the corporation ranking senior to the Series A Preferred and Series B Preferred in payment of dividends or distributions or upon liquidation, dissolution, or winding-up of the corporation.

     "Trading Day" with respect to any security means (i) if such security is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for trading, or (ii) if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Transfer Agent" means American Stock Transfer & Trust Corporation, or such other agent or agents of the corporation as may be designated by the Board of Directors as the transfer agent or conversion agent for the Series A Preferred and Series B Preferred.

     "Underlying Common Stock" means at any time, with respect to any share of Series A Preferred or Series B Preferred, the aggregate number of shares of Common Stock into which such share is then convertible at such time pursuant to
Section 10 hereof.

     SECTION 4. DIVIDENDS AND DISTRIBUTIONS.

          (a) The holders of outstanding shares of Series A Preferred and Series B Preferred shall be entitled to receive, as and when declared by the corporation, out of funds of the corporation legally available for the payment of dividends, preferential quarterly dividends at the times and at the rates provided for in this Section 4. Dividends on shares of the Series A Preferred and Series B Preferred shall be cumulative and shall accrue from and including the date of issuance of such shares to and including the date on which such shares shall have been converted into Common Stock or redeemed pursuant to Section 7 hereof.

     Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the corporation legally available for the payment of dividends.

          (b) Dividends shall accrue on each outstanding share of Series A Preferred and Series B Preferred at the rate of eight percent (8%) per annum of the Stated Value (the "Dividend Rate") of such share. Dividends shall be payable quarterly, in arrears, as of the last Business Day of each December, March, June and September, commencing on September 30, 1996 (each, a "Dividend Payment Date").

          (c) During the period beginning on the Original Issue Date of the Series B Preferred and ending on the first Dividend Payment Date on or following the fourth anniversary thereof (the "Exclusive PIK Period"), dividends on outstanding shares of Series A Preferred and Series B Preferred shall be Payable-in-Kind. After the Exclusive PIK Period, dividends on the shares of Series A Preferred and Series B Preferred shall be Payable-in-Kind or, at the corporation's option, if the "Stock Price Threshold" (as defined in subsection (d) below) or the "Coverage Ratio or Gas Price Threshold" (as defined in subsection (e) below) is satisfied as of the record date for such dividend, payable in cash.

          (d) For purposes hereof, the "Stock Price Threshold" shall be satisfied as of a record date for a Dividend Payment Date after the Exclusive PIK Period if the average of the daily Closing Prices for the Common Stock during a period of ninety (90) consecutive Trading Days preceding the tenth day prior to such record date, was more than three times the Conversion Price then in effect. Once the Stock Price Threshold has been satisfied, it shall be deemed to remain satisfied on each subsequent quarterly Dividend Payment Date regardless of any subsequent changes in the price of the Common Stock.

          (e) For purposes hereof, the "Coverage Ratio or Gas Price Threshold" shall be satisfied as of a record date for a Dividend Payment Date if either (i) the Fixed Charge Coverage Ratio as of the end of the then most recently ended Rolling 4 Quarter Period is in excess of 2.5; or (ii) the Average Gas Equivalent Price realized by the corporation during the then most recently ended Rolling 4 Quarter Period is in excess of $2.95. As a condition to the payment of cash dividends on any Dividend Payment Date, the Coverage Ratio or Gas Price Threshold must be satisfied as of the record date for such quarterly Dividend Payment Date (unless the Stock Price Threshold has been satisfied, in which case satisfaction of the Coverage Ratio or Gas Price Threshold shall not be required).

          (f) The amount of dividends payable on each Dividend Payment Date shall be determined by applying the Dividend Rate from but excluding the immediately preceding Dividend Payment Date (or from but excluding the date of issuance of shares of Series A Preferred or Series B Preferred, with respect to the first dividend period) to and including the Dividend Payment Date.

          (g) Notwithstanding the foregoing or anything else herein to the contrary, however, (i) dividends payable on any Redemption Date (as defined in Section 7 below), shall be payable in cash or in Common Stock in accordance with Section 7 hereof, and (ii) dividends payable on any final distribution date relating to a dissolution, liquidation or winding up of the corporation, shall be payable in cash only. If the payment date does not occur on a regular Dividend Payment Date, dividends shall be calculated on the basis of the actual number of days elapsed from but excluding the immediately preceding Dividend Payment Date to and including the Redemption Date or such final distribution date. Dividends payable on the shares of Series A Preferred and Series B Preferred for any period of less than a full quarterly dividend period shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          (h) To the extent dividends are not paid in cash or Paid-in-Kind on a Dividend Payment Date, all dividends which shall have accrued on each share of Series A Preferred and Series B Preferred outstanding as of such Dividend Payment Date shall be added to the Stated Value of such share of Series A Preferred and Series B Preferred and shall remain a part thereof until paid, and dividends shall accrue at the Dividend Rate and be paid on such share of Series A Preferred and Series B Preferred on the basis of the Stated Value, as so adjusted.

          (i) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series A Preferred and Series B Preferred as they appear on the books of the corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than ten nor more than sixty calendar days preceding such Dividend Payment Date.

          (j) So long as any shares of Series A Preferred or Series B Preferred are outstanding;

             (i) No dividend or other distribution shall be declared or paid, or set apart for payment on or in respect of, any Junior Securities (other than dividends or distributions payable in shares of Junior Securities or in rights to purchase Junior Securities), nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Securities).

             (ii) No dividend or other distribution, except as described in the next succeeding sentence, shall be declared or paid, or set apart for payment on or in respect of, Series A Preferred or Series B Preferred or any Parity Securities for any period unless full cumulative dividends on all outstanding shares of Series A Preferred and Series B Preferred and any Parity Securities have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date set for payment of such dividend. When dividends are not paid in full, as aforesaid, on the shares of Series A Preferred and Series B Preferred and any Parity Securities, all dividends declared upon such Parity Securities shall be declared and paid pro rata so that the amounts of dividends per share declared and paid on the shares of Series A Preferred and Series B Preferred and such Parity Securities shall in all cases bear to each other the same ratio that unpaid dividends per share on the Series A Preferred and Series B Preferred and on such Parity Securities bear to each other.

             (iii) No shares of Series A Preferred or Series B Preferred or any Parity Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Parity Security) by the corporation unless the full cumulative dividends on all outstanding shares of Series A Preferred and Series B Preferred shall have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date on which such redemption, purchase or other payment is to occur.

     SECTION 5. CERTAIN COVENANTS AND RESTRICTIONS. So long as any shares of Series A Preferred or Series B Preferred are outstanding;

          (a) The corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series A Preferred and Series B Preferred as provided in Section 7 and Section 10, respectively, such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion of all outstanding shares of Series A Preferred and Series B Preferred and all other securities and instruments convertible into shares of Common Stock, and shall take all reasonable action within its power required to increase the authorized number of shares of Common Stock necessary to permit the conversion of all outstanding shares of Series A Preferred and Series B Preferred and all such other securities and instruments convertible into shares of Common Stock.

          (b) The corporation covenants and agrees that all shares of Common Stock that may be issued as payment of the Redemption Price or upon exercise of the conversion rights of shares of Series A Preferred and Series B Preferred will, upon issuance, be fully-paid and nonassessable.

          (c) The corporation will endeavor to make the shares of stock that may be issued as payment of the Redemption Price or upon exercise of the conversion rights of shares of Series A Preferred and Series B Preferred eligible for trading upon any national securities exchange, or any automated quotation system of a registered securities association, upon or through which the Common Stock shall then be traded prior to such delivery.

          (d) Prior to the delivery of any securities which the corporation shall be obligated to deliver upon redemption or conversion of the Series A Preferred or Series B Preferred, the corporation will endeavor to comply with all federal and state securities laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery of such securities by, any governmental authority.

          (e) The corporation shall pay all taxes and other governmental charges (other than any income or franchise taxes) that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion or redemption of Series A Preferred or Series B Preferred as provided herein. The corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the shares of the Series A Preferred or Series B Preferred surrendered in connection with the conversion or redemption thereof, or involved in the issue of any certificate for shares of Series A Preferred in exchange for shares of Series B Preferred, and in such case the corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the corporation's satisfaction that no tax or other charge is due.

     SECTION 6. LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution, or winding-up of the corporation (in connection with the bankruptcy or insolvency of the corporation or otherwise), whether voluntary or involuntary, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any Junior Securities, the holders of the shares of Series A Preferred and Series B Preferred shall be entitled to receive an amount per share equal to the Stated Value per share held by them, plus an amount in cash equal to the full cumulative dividends accrued and unpaid thereon, to the date of such payment, whether or not declared. No payment on account of any such liquidation, dissolution or winding-up of the corporation shall be paid to the holders of the shares of Series A Preferred or Series B Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Series A Preferred and Series B Preferred and the holders of any Parity Securities proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred and Series B Preferred and the holders of all such outstanding Parity Securities are respectively entitled with respect to such distribution. For purposes of this Section 6, neither a consolidation or merger of the corporation with one or more partnerships, corporations or other entities nor a sale, lease, exchange or transfer of all or any substantial part of the corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary.

          (b) After payment of the full amount of the liquidation preference to which the holders of shares of Series A Preferred and Series B Preferred are entitled, such holders will not be entitled to any further participation in any distribution of assets of the corporation.

          (c) Written notice of any liquidation, dissolution or winding-up of the corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred and Series B Preferred at their respective addresses as the same shall appear in the records of the corporation.

     SECTION 7. REDEMPTION. The outstanding shares of Series A Preferred and Series B Preferred are subject to redemption in accordance with the following provisions:

          (a) Subject to the terms hereof, the corporation may at its option elect to redeem outstanding shares of Series A Preferred and Series B Preferred, in whole or in part (pro-rata or by lot among the outstanding shares of both series), on any Dividend Payment Date after the thirtieth
     (30th) day following the tenth (10th) anniversary of the Original Issue Date of the Series B Preferred Stock.

          (b) On June 30, 2008, the corporation shall redeem all of the shares of Series A Preferred and Series B Preferred outstanding on such date.

          (c) The redemption price per share for Series A Preferred and Series B Preferred redeemed on any optional or mandatory redemption date (the "Redemption Price") shall be equal to the Stated Value per share of the shares to be redeemed plus an amount equal to the aggregate dollar amount of all accrued and unpaid dividends through the redemption date that have not been added to the Stated Value of such shares. The Redemption Price shall be paid in cash from any source of funds legally available therefor, unless the corporation shall publicly announce at least 30 days prior to the redemption date that it has elected to make payment of the Redemption Price in Common Stock, in which case the Redemption Price shall be payable in Common Stock. If the corporation elects to pay the Redemption Price in shares of Common Stock, the number (or fraction) of shares to be issued in payment of the Redemption Price shall be calculated based on the Market Price per share of Common Stock as of the fifth Trading Day before the redemption date.

          (d) Not less than thirty nor more than sixty days prior the redemption date, a notice specifying the time and place of such redemption shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred and Series B Preferred to be redeemed at their respective addresses as the same shall appear on the books of the corporation (but no failure to mail such notice or any defect therein shall affect the validity of the proceedings for redemption except as to the holder to whom the corporation has failed to mail such notice or except as to the holder whose notice was defective), calling upon each such holder of record to surrender to the corporation on the redemption date at the place designated in such notice such holder's certificate or certificates representing the then outstanding shares of Series A Preferred or Series B Preferred held by such holder. On or after the Redemption Date, each holder of shares of Series A Preferred and Series B Preferred called for redemption shall surrender his certificate or certificates for such shares to the corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in Section 7(a) above. If the redemption is delayed for any reason, dividends shall continue to accrue on the shares of Series A Preferred and Series B Preferred outstanding, and shall be added to and become a part of the Redemption Price of such shares, until the Redemption Price, as so adjusted, for such shares is paid in full.

          (e) If a holder of shares of Series A Preferred or Series B Preferred called for redemption shall have elected, in accordance with the provisions of Section 10(b), to convert such shares into Common Stock, such shares of Series A Preferred or Series B Preferred which are to be converted into Common Stock shall no longer be subject to redemption, and conversion of same shall occur in accordance with the terms of Section 10.

     SECTION 8. SHARES TO BE RETIRED. All shares of Series A Preferred and Series B Preferred repurchased, redeemed, converted or otherwise acquired by the corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

     SECTION 9. VOTING RIGHTS.

          (a) Except as otherwise provided in this Section 9 or required by law or any provision of the Articles of Incorporation of the corporation, the holders of the shares of Series A Preferred and Series B Preferred shall vote together with the shares of Common Stock as a single class at any annual or special meeting of shareholders of the corporation upon the following basis: each holder of shares of Series A Preferred and Series B Preferred shall be entitled to such number of votes for the shares of Series A Preferred and Series B Preferred held by such holder on the record date fixed for such meeting as shall be equal to the whole number of shares of Underlying Common Stock for such shares of Series A Preferred and Series B Preferred immediately after the close of business on the record date fixed for such meeting.

          (b) With respect to any matter for which the affirmative vote of the holders of separate classes or series of the corporation's capital stock is required by the TBCA, the holders of Series A Preferred and Series B Preferred shall, except as provided in this Section 9 or required by law, vote together as a single class with respect to such matter and the holders of the shares of Series A Preferred and Series B Preferred shall not be entitled to vote as a separate class or series apart from each other, including, without limitation, any vote on a proposal to approve or adopt
     (i) any plan of merger, consolidation or

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     share exchange for which the TBCA requires a shareholder vote; (ii) any disposition of assets for which the TBCA requires a shareholder vote; and
     (iii) any dissolution of the corporation for which the TBCA requires a shareholder vote.


          (c) For so long as any shares of Series A Preferred or Series B Preferred remain outstanding, the corporation shall not: (i) without the affirmative vote or consent of the holders of a majority of the shares of Series A Preferred and Series B Preferred voting together as a single class: (x) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock of Senior Securities or Parity Securities, or any security convertible into or exchangeable for Senior Securities or Parity Securities or reclassify or modify any Junior Securities so as to become Parity Securities or Senior Securities; provided that if the Series A Preferred and Series B Preferred are affected differently by such action, the holders of each series will vote as a separate class; or (y) amend the Articles of Incorporation to eliminate cumulative voting; or (ii) without the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred voting as a separate class, adopt any amendment to the Articles of Incorporation or the bylaws that would materially affect the terms of the Series A Preferred; or
     (iii) without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred voting as a separate class, adopt any amendment to the Articles of Incorporation or the bylaws that would materially affect the terms of the Series B Preferred.



          (d) For so long as any shares of Series B Preferred remain outstanding, the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred outstanding at the time shall be necessary to permit, affect or validate the amendment, alteration or repeal by the shareholders of any provisions of the Articles of Incorporation (including the Statement of Resolution relating to the Series A Preferred and Series B Preferred) or Bylaws of the corporation that would limit the authority of the Board of Directors to amend or repeal any provision of the corporation's Bylaws.


          (e) For so long as any shares of Series B Preferred remain outstanding and the Minimum Ownership Condition is met, the holders of the Series B Preferred shall have, in addition to the other voting rights required by law or set forth herein or in the corporation's Articles of Incorporation, the exclusive right, voting separately as a single class, to elect the minimum number of directors (such directors are referred to herein as the "Series B Directors") necessary to constitute a majority of the full Board of Directors of the corporation (excluding in any such calculation any Series A Directors). As of the Original Issue Date for the Series B Preferred, the holders of the Series B Preferred shall have the right to elect four of the seven members of the corporation's Board of Directors. The right to elect the Series B Directors pursuant hereto may be exercised by written consent in accordance with subsection (j) of this Section 9 or by vote at any annual or special meeting of shareholders held for the purpose of electing directors. At elections for the Series B Directors, each holder of Series B Preferred shall be entitled to one vote for each share held.

          (f) The Series B Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Series B Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Series B Preferred, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with subsection (j) hereof. If the office of any Series B Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Series B Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Series B Preferred, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with subsection (k) hereof may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Series B Preferred to vote for and elect Series B Directors as herein provided (i) the Series B Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term, subject to the right of the majority of the Non-Series A and B Directors to request their prior resignation, in which case the Series B Directors shall resign upon such request, and (ii) upon the expiration of the term of office or earlier resignation of each Series B Director pursuant to this sentence, the number of members

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     constituting the corporation's Board of Directors shall automatically be reduced accordingly unless a majority of the directors other than the Series B Directors by resolution determine otherwise and elect additional directors to fill any resulting vacancies.

          (g) The following special voting provisions shall be applicable to the Series A Preferred Stock:

             (i) if the corporation shall be in arrears in the payment of dividends (whether Payable-in-Kind or in cash) on the shares of Series A Preferred and Series B Preferred for a total of six quarterly Divided Payment Dates, then the number of members of the Board of Directors shall automatically be increased by two additional directors and the holders of the Series A Preferred, voting as a separate class, shall have the exclusive right to elect two directors ("Series A Directors") immediately, and at the next and every subsequent annual meeting of shareholders called for the election of directors, at which the term of office of the Series A Directors expire;

             (ii) the right of the holders of Series A Preferred to elect the Series A Directors as aforesaid shall continue until such time as dividends accumulated on the Series A Preferred shall have been paid in full, whether Payable-in-Kind or in cash, at which time the office of the Series A Directors shall be eliminated and the special right of the holders of Series A Preferred so to vote separately as a class for the election of the Series A Directors shall terminate, subject to revesting at such time as the corporation shall be in arrears in the payment of dividends on the outstanding shares of Series A Preferred as set forth in clause (i) above;

             (iii) each Series A Director shall agree, prior to his election to office, to resign immediately upon any termination of the right of the holders of Series A Preferred to vote as a separate class for directors as herein provided, and upon any such termination, each Series A Director shall forthwith resign and the size of the Board of Directors shall automatically be reduced accordingly;

             (iv) unless otherwise required to resign as aforesaid, the term of office of each Series A Director shall terminate upon the election of a successor Series A Director at any meeting of the shareholders held for the purpose of electing directors; and

             (v) in any case in which the holders of Series A Preferred shall be entitled to vote pursuant to this Section 9(g), each holder of Series A Preferred shall be entitled to one vote for each share of Series A Preferred held.

          (h) During any period in which the holders of Series A Preferred shall be entitled to elect directors pursuant to subsection (g) of this Section 9, or the holders of Series B Preferred shall be entitled to elect directors pursuant to subsection (e) of this Section 9 the following shall be applicable:

             (i) if the annual meeting of shareholders of the corporation is not, for any reason, held within the time fixed in the Bylaws of the corporation, or if a vacancy shall exist in the office of a Series A Director or a Series B Director, a proper officer of the corporation, upon the written request of the holders of record of at least ten percent (10%) of the shares of the Series A Preferred or Series B Preferred then outstanding, as applicable, addressed to the Secretary of the corporation, shall call a special meeting in lieu of the annual meeting of shareholders, or in the event of a vacancy, a special meeting of the holders of Series A Preferred or Series B Preferred, as applicable, for the purpose of electing Series A Directors or Series B Directors, as applicable, and any such meeting shall be held at the earliest practicable date at such time and place as shall be determined by the corporation;

             (ii) if such meeting shall not be called by the proper officer of the corporation within twenty (20) days after personal service of said written request upon the Secretary of the corporation, or within (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the corporation at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of the Series A Preferred or Series B Preferred, as applicable, may designate in writing one of their number to call such meeting at the expense of the corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of shareholders of the corporation and shall be held at the principal

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        executive offices of the corporation. Any holder of Series A Preferred or Series B Preferred, as applicable, so designated shall have access to the lists of Series A Preferred or Series B Preferred shareholders to be called pursuant to the provisions hereof; and

             (iii) at any meeting held for the purpose of electing a director at which the holders of Series A Preferred or Series B Preferred shall have the right, voting as a separate class, to elect the Series A Director or Series B Director pursuant to this Section 9, the presence in person or by proxy of the holders of at least one-third ( 1/3) of the outstanding Series A Preferred or Series B Preferred, as applicable, shall be required to constitute a quorum of such Series A Preferred or Series B Preferred, as applicable.


          (i) During any period in which the holders of Series B Preferred shall be entitled to elect directors pursuant to subsection (e) of this Section 9, (i) the holders of Series B Preferred shall not have the right or otherwise be entitled to vote in the election of any directors other than the Series B Directors, (ii) no Series B Director shall have the right to vote in the election of any person to fill any vacancy created by the death, resignation, retirement, disqualification or removal from office or otherwise of any director other than a Series B Director and all such rights with respect to the Non-Series A and B Directors shall be exercised for and on behalf of the Board of Directors by a majority of the Non-Series A and B Directors, and (iii) only the Non-Series A and B Directors shall have right to vote in any action by or on behalf of the Board of Directors with respect to nominating persons to serve as Non-Series A and B Directors to be elected at any meeting of shareholders that is held after the first meeting of shareholders at which Non-Series A and B Directors are elected that is held after the Original Issue Date of the Series B Preferred. The persons to be nominated by or on behalf of the Board of Directors for election as Non-Series A and B Directors at such first meeting of shareholders to be held after such Original Issue Date shall be such persons as shall have most recently been designated as such nominees by action of the Board of Directors prior to such Original Issue Date (or, if any of such nominees shall be unable or unwilling to serve, such other person or persons as shall be designated by the other such nominee or nominees), unless otherwise agreed after such date by the unanimous vote of all Non-Series A and B Directors then in office. Nothing in clause (ii) or
     (iii) above of this subsection (i), or in the immediately preceding sentence, shall limit or restrict the right of holders of shares of Common Stock and Series A Preferred to nominate and to elect, subject to and in accordance with applicable law, the other provisions of the Articles of Incorporation and the bylaws, persons to serve as Non-Series A and B Directors. This subsection (i) and the defined terms used herein may not be amended without (x) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and (y) the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock.


          (j) Pursuant to Article 9.10A of the TBCA, any action of the holders of the Series B Preferred, voting as a separate class, which is required by the TBCA to be taken at any annual or special meeting of the holders of the Series B Preferred, or is otherwise permitted to be taken by the holders of Series B Preferred at any annual or special meeting pursuant to the TBCA, the Articles of Incorporation (including the Statement of Resolution relating to the Series A Preferred and Series B Preferred) or the corporation's bylaws, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares of Series B Preferred having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares of Series B Preferred were present and voted.

     SECTION 10. CONVERSION RIGHTS. Holders of shares of Series A Preferred and Series B Preferred shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

          (a) Subject to and upon compliance with the provisions of this Section 10, each share of Series A Preferred and Series B Preferred shall be convertible at the option of the holder thereof into fully paid, nonassessable shares of Common Stock. The number (or fraction) of shares of Common Stock deliverable upon conversion of one share of Series A Preferred or Series B Preferred shall be determined by dividing the Stated Value of such share of Series A Preferred or Series B Preferred by the Conversion Price then in effect. For purpose of such determination, the Stated Value of each share of Series A

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

     Preferred or Series B Preferred shall be increased by the amount of accrued and unpaid dividends for all quarterly dividend payment periods ending on or prior to the date such shares are surrendered to the corporation for conversion and for the partial dividend period beginning on the date immediately following the most recent Dividend Payment Date through and including the date on which such shares are surrendered for conversion. Notwithstanding the foregoing, holders of shares of Series A Preferred and Series B Preferred surrendered for conversion shall have the right to require the corporation to make payment in cash of all such accrued and unpaid dividends, in lieu of such adjustment to the Stated Value to the extent funds are legally available therefor.

          (b) The conversion of any share of Series A Preferred or Series B Preferred may be effected by the holder thereof by the surrender of the certificate for such share to the corporation at the principal office of the Transfer Agent or to such other agent or agents of the corporation as may be designated by the Board of Directors. If any shares of Series A Preferred or Series B Preferred are called for redemption pursuant to
     Section 7 hereof, such right of conversion shall cease and terminate as to the shares called for redemption at the close of business on the Business Day immediately preceding the redemption date, unless the corporation shall default in the payment of the Redemption Price, in which event such conversion right shall remain in effect until full payment of the Redemption Price has been made.

          (c) As promptly as practicable after the surrender of shares of Series A Preferred and Series B Preferred for conversion, the corporation shall issue and deliver or cause to be issued and delivered to the holder of such shares certificates representing the number (or fraction) of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred and Series B Preferred have been converted in accordance with the provisions of this Section 10. Subject to the following provisions of this
     Section 10, such conversion shall be deemed to have been made as of the close of business on the date on which the shares of Series A Preferred and Series B Preferred shall have been surrendered for conversion in the manner herein provided, so that the rights of the holder of the shares of Series A Preferred and Series B Preferred so surrendered shall cease at such time, and the person or persons entitled to receive the shares of Common Stock upon conversion thereof shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the corporation are closed shall be deemed to have been made, and shall be effective to terminate the rights of the holder or holders of the shares of Series A Preferred and Series B Preferred so surrendered for conversion and to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes, at the opening of business on the next succeeding day on which such transfer books are open and such conversion shall be at the Conversion Price in effect at such time.

          (d) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the shares of Series A Preferred and Series B Preferred, the corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

          (e) The Conversion Price shall be subject to adjustment from time to time as follows:

             (i) In case at any time the corporation shall (A) subdivide the outstanding shares of Common Stock into a greater number of shares, or
        (B) combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Conversion Price shall bear the same relation to the Conversion Price in effect immediately prior to such event as the total number of shares of Common Stock outstanding immediately prior to such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. Such adjustment shall become effective immediately after the effective date of a subdivision or combination.

             (ii) In case at any time the corporation shall declare, order, pay or make any dividend or other distribution to holders of the Common Stock payable in Common Stock, then in each such case, subject to
        Section 10(e)(v) hereof, the Conversion Price in effect immediately prior to the close of

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        business on the record date fixed for determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest .001 of cent) determined by multiplying such Conversion Price by a fraction:

                (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend or distribution; and

                (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such dividend or distribution.

        Shares of Common Stock owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such dividend or distribution.

             (iii) In case at any time the corporation shall declare, order, pay or make any dividend or other distribution to all holders of the Common Stock, other than a dividend payable in shares of Common Stock (including, without limitation, dividends or distributions payable in cash, evidences of indebtedness, rights, options or warrants to subscribe or purchase any Common Stock or other securities, or any other securities or other property, but excluding any rights to purchase any stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency beyond the control of the corporation), then, and in each such case, subject to
        Section 10(e)(v) hereof, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction:

                (A) the numerator of which shall be the Market Price per share of Common Stock in effect as of such record date or, if the Common Stock trades on an ex-dividend basis, on the Trading Day immediately prior to the date of commencement of ex-dividend trading, less the value of such dividend or distribution (as determined in good faith by the Board of Directors of the corporation) applicable to one share of Common Stock, and

                (B) the denominator of which shall be such Market Price per share of Common Stock as of such record date or, if the Capital Stock trades on an ex-dividend basis, on the Trading Day immediately prior to the date of commencement of ex-dividend trading.

        Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such dividend or distribution.

             (iv) In case at any time the corporation issues or sells any shares of Common Stock or any rights, options or warrants to subscribe for or purchase shares of Common Stock or shares having the same rights, privileges and preferences as the Common Stock ("equivalent common stock") or securities convertible into Common Stock or equivalent common stock, at a price per share of Common Stock or equivalent common stock (or having a conversion price per share, if a security is convertible into shares of Common Stock or equivalent common stock) less than the Market Price of the Common Stock as of the date of such issue or sale, then upon such issue or sale the Conversion Price shall be reduced to such Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part of or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the corporation. Shares of Common Stock owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such issue or sale adjustment shall be made successively upon the issuance or sale of shares of Common Stock or equivalent common stock or any rights, options or warrants to subscribe for or purchase Common Stock or equivalent common stock or securities convertible into common stock or equivalent common stock. Notwithstanding the foregoing, no adjustment of the Conversion Price pursuant to this Section 10(e)(iv) shall be made upon
        (A) the conversion or redemption of shares of Series A Preferred or Series B Preferred; (B) the payment of any stock dividend on the Series A Preferred or Series B Preferred; (C) the issuance of options to officers, directors and employees of the corporation and its subsidiaries, to purchase shares of Common Stock, including any such options as are issued and outstanding as of the Original Issue of the Series B Preferred; (D) the issuance and sale of Common Stock upon exercise of any rights, options or warrants referenced in the immediately preceding clause (C) or in Section 10(e)(iii); or (E) the issuance and sale of Common Stock in an underwritten public offering at a price to the public of not less than 95% of the Closing Price of the Common Stock on the date of the pricing of such offering.

             (v) If the amount of any adjustment of the Conversion Price required pursuant to this Paragraph 10 would be less than 1% of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and an adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Conversion Price. All calculations under this Section 10 shall be made to the nearest .001 of a cent.

             (vi) Except as herein otherwise expressly provided, for all purposes of this Section 10(e) the term "Common Stock" shall mean the Common Stock and any shares of stock or other class of capital stock of the corporation which is not preferred as to dividends or assets over any other class of capital stock of the corporation and which is not subject to redemption, or which is issued to the holders of shares of Common Stock upon any reclassification thereof.

          (f) In case at any time after the Original Issuance Date, the corporation shall be a party to any transaction (including without limitation, a merger, consolidation, statutory share exchange, sale of all or substantially all of the corporation's assets or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock (or any other securities of the corporation then issuable upon conversion of the Series A Preferred or Series B Preferred) shall be converted to the right to receive stock, securities or other property (including cash or any combination thereof) (each of the foregoing transactions being referred to as a "Fundamental Change Transaction"), then the shares of Series A Preferred and Series B Preferred remaining outstanding will thereafter no longer be subject to conversion into Common Stock (or such other securities) pursuant to this Section 10, but instead each share shall be convertible into the kind and amount of stock and other securities and property receivable (including cash) upon the consummation of such Fundamental Change Transaction by a holder of that number of shares or fraction thereof of Common Stock (or such other securities) into which one share of Series A Preferred or Series B Preferred was convertible immediately prior to such Fundamental Change Transaction assuming such holder of Common Stock failed to exercise any right of election as to the kind of consideration to be received in such Fundamental Change Transaction. The corporation shall not be a party to any Fundamental Change Transaction after which shares of the Series A Preferred and Series B Preferred shall remain outstanding unless the terms of such Fundamental Change Transaction are consistent with the provisions of this Section 10(f), and it shall not consent or agree to the occurrence of any such Fundamental Change Transaction until the corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series A Preferred and Series B Preferred which will contain provisions enabling the holders of shares of the

     Series A Preferred and Series B Preferred which remain outstanding after such Fundamental Change Transaction to convert such shares into the consideration received by holders of Common Stock (or any other securities of the corporation then issuable upon conversion of the Series A Preferred or Series B Preferred) at the Conversion Price immediately after such Fundamental Change Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the Series A Preferred and Series B Preferred shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Series A Preferred and Series B Preferred shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the shares of Series A Preferred and Series B Preferred contained in this Section 10. The provisions of this Section 10(f) shall similarly apply to successive Fundamental Change Transactions.

          (g) Upon the occurrence of any event requiring an adjustment of the Conversion Price, then and in any such case the corporation shall promptly deliver to the holders of shares of Series A Preferred and Series B Preferred, a notice stating the Conversion Price resulting from such adjustment, the method of calculation thereof, and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustment is based.

          (h) In case at any time:

             (i) the corporation shall declare or pay to all holders of Common Stock any dividend (whether payable in Common Stock, cash, securities or other property);

             (ii) there shall be any capital reorganization, or reclassification of the Common Stock of the corporation or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation or other entity;

             (iii) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the corporation; or

             (iv) there shall be any other Fundamental Change Transaction;

     then, in any one or more of such cases, the corporation shall give to the holder of shares of Series A Preferred and Series B Preferred (A) at least 15 days prior to any event referred to in clause (i) above and at least 30 days prior to any event referred to in clause (ii), (iii) or (iv) above, written notice of the date on which the books of the corporation shall close or records shall be taken for such dividend or distribution or for determining rights to vote in respect of any such organization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Fundamental Change Transaction and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Fundamental Change Transaction known to the corporation, at least 30 days prior written notice of the date, or if not then known, a reasonable approximation thereof by the corporation) when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend or distribution, the date on which such holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which such holders of Common Stock shall be entitled to exchange their Common Stock securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Fundamental Change Transaction, as the case may be.

          (i) All shares of Common Stock issuable upon the conversion set forth in this Section 10 shall be validly issued, fully-paid and non-assessable.

     SECTION 11. RANKING.

          (a) The Series A Preferred and the Series B Preferred shall rank on a parity with each other as to payment of dividends and distributions and upon liquidation, dissolution or winding-up of the corporation. In the event the corporation is a party to any merger, consolidation or share exchange in which the

     Series A Preferred or Series B Preferred is converted or exchanged into any other securities, property, cash or other consideration, the securities, property, cash or other consideration into which the Series A Preferred and Series B Preferred, respectively, may be converted or exchanged shall be identical in kind and amount per share as that into which the Series B Preferred or Series A Preferred, as the case may be, may be converted or exchanged, and no shares of Series A Preferred or Series B Preferred shall be converted or exchanged therein into any securities, property, cash or other consideration unless all shares of Series A Preferred and Series B Preferred may be converted or exchanged into the same kind and amount per share of securities, property, cash or other consideration.

          (b) Without limiting the definition of Junior Securities, the following securities and obligations of the corporation shall rank junior to the Series A Preferred and Series B Preferred with respect to the payments required or permitted to be made to the holders thereof pursuant to their respective governing instruments and payments required to be made to the holders of the Series A Preferred and Series B Preferred pursuant hereto: the shares of Common Stock and Series A Junior Participating Preferred Stock, par value $.01 per share.

     SECTION 12. RECORD HOLDERS. The corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred and Series B Preferred as the true and lawful owner thereof for all purposes, and neither the corporation nor Transfer Agent shall be affected by any notice to the contrary.

     SECTION 13. NOTICE. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the corporation as contemplated in Section 10(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notices sent by Registered Mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: If to the corporation, to its principal executive offices (Attention: Corporate Secretary) or to any agent of the corporation designated as permitted hereby; or if to a holder of the Series A Preferred and Series B Preferred, to such holder at the address of such holder of the Series A Preferred and Series B Preferred as listed in the stock record books of the corporation (which shall include the records of the Transfer Agent), or to such other address as the corporation or holder, as the case may be, shall have designated by notice similarly given.

     SECTION 14. AUTHORIZATION BY NON-SERIES A AND B DIRECTORS. A majority of the Non-Series A and B Directors shall make (and no Series B Director shall be entitled to vote on) any determination required or permitted to be made by the Board of Directors on behalf of the corporation (i) pursuant to Section 7(c) hereof, as to whether to make payment of the Redemption Price of the Series A Preferred and Series B Preferred in cash or in kind, (ii) pursuant to Section 7(a) hereof, as to whether to exercise the corporation's option to redeem outstanding shares of Series A Preferred or Series B Preferred, or (iii) pursuant to Section 4(c) hereof, as to whether to make payment of any dividends declared by the Board of Directors on the Series A Preferred and Series B Preferred in cash or in kind; provided that, the Non-Series A and B Directors shall not be entitled to make any determination to pay cash dividends unless the corporation shall have sufficient cash legally available to make such payment in full.

     SECTION 15. SUCCESSORS AND TRANSFEREES. The provisions applicable to shares of Series A Preferred and Series B Preferred shall bind and inure to the benefit of and be enforceable by the corporation, the respective successors to the corporation, and by any record holder of shares of Series A Preferred and Series B Preferred.

     SECTION 16. CONVERSION OF SERIES B TO SERIES A SHARES. Upon any transfer of shares of Series B Preferred (or any transfer of beneficial ownership of such shares) to any Person other than to any Partnership Affiliate, such shares shall be automatically converted to shares of Series A Preferred on a one for one basis, and as a condition to the registration of the transfer of such shares, the certificate for the shares of Series B Preferred to be transferred shall be surrendered to the Transfer Agent in exchange for the issuance of a certificate for the same number of shares of Series A Preferred registered in the name of the transferee. In addition, at such time as the Minimum Ownership Condition is no longer met, all shares of Series B Preferred remaining outstanding shall be automatically converted to shares of Series A Preferred on a one for one basis and each holder of shares of Series B Preferred shall surrender to the Transfer Agent the certificates for such shares in exchange for certificates for the same number of shares of Series A Preferred registered in the name of such holder.

     RESOLVED FURTHER, that the appropriate officers of the corporation, be, and they are hereby, authorized and directed from time to time to execute such certificates, instruments or other documents and do all such things as may be necessary or advisable in their discretion in order to carry out the terms hereof, including the filing with the Secretary of State for the State of Texas of a copy of the foregoing resolution executed by an officer of the corporation.

Dated:             , 1996.

                                            MESA INC.

                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                  [MESA LOGO]

Dear Stockholder:


         You are cordially invited to attend the Special Meeting of Stockholders of MESA Inc. on Tuesday, June 25, 1996. At this meeting, stockholders will be asked to approve certain matters relating to the proposed transaction with an affiliate of Rainwater, Inc. announced February 29, 1996.



         The meeting will begin at 10 a.m. at The Fairmont Hotel, 1717 N. Akard St., Dallas, Texas.



         After reviewing the enclosed material, please take a moment to sign, date and mark your vote on the proxy card below and return it in the enclosed postage-paid envelope. While management is recommending a vote "FOR" each of the proposals outlined below and would appreciate your support, we urge your careful review of the enclosed material so that you can make your own determination on how to vote. We believe all stockholders should have a voice in the Company's direction, so we ask that you return the proxy card whether or not you plan to attend the special meeting.



         I look forward to seeing you.


                                           /S/  BOONE PICKENS
                                           Boone Pickens
                                           Chairman of the Board and
                                           Chief Executive Officer

    FOLD AND TEAR HERE         FOLD AND TEAR HERE         FOLD AND TEAR HERE

- ------------------------------------------------------------------------------

PROXY                                                                      PROXY
                                   MESA INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                                  STOCKHOLDERS


                            TO BE HELD JUNE 25, 1996



The undersigned stockholder hereby appoints Stephen K. Gardner and William D. Ballew, jointly and severally, proxies, with full power of substitution, to vote, as specified below, all shares of MESA Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at The Fairmont Hotel, Dallas, Texas, at 10 a.m. on Tuesday, June 25th, 1996, or any adjournment or postponement thereof (the "Special Meeting"), and directs said proxies to vote as instructed on the matters set forth below AND OTHERWISE AT THEIR DISCRETION. Receipt of a copy of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged. This proxy revokes all prior proxies given by the undersigned.


                                           Please sign EXACTLY as name(s)
                                           appears hereon, and in signing as
                                           Attorney, Administrator, Guardian,
                                           Trustee or Corporate Officer,
                                           please add your title as such.

                                           Signature

                                           Title

                                                    Date                1996

- -------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 SET FORTH BELOW.



Proposal 1. Approve the issuance and sale of a minimum of approximately 58.8 million shares and a maximum of approximately 117.3 million shares of Series B 8% Cumulative Convertible Preferred Stock to DNR-MESA Holdings, L.P., on the terms and subject to the conditions set forth in the Stock Purchase Agreement dated April 26, 1996, between the Company and DNR-MESA Holdings, L.P.

  / /   FOR        / /   AGAINST        / /   ABSTAIN

Proposal 2. Approve an amendment to the Company's Amended and Restated Articles of Incorporation to (i) increase the authorized shares of Common Stock to 600 million, (ii) increase the authorized shares of Preferred Stock to 500 million and (iii) permit the taking of action by written consent of the holders of any series of Preferred Stock if and to the extent provided in the resolution of the Board of Directors establishing any such series.
  / /   FOR        / /   AGAINST        / /   ABSTAIN

Proposal 3. Approve an amendment of the Company's Amended and Restated Articles of Incorporation to (i) effect a one-for-four reverse stock split of the outstanding shares of Common Stock, (ii) reduce the authorized shares of Common Stock to 150 million and (iii) reduce the authorized shares of Preferred Stock to 125 million.
  / /   FOR        / /   AGAINST        / /   ABSTAIN


NONE OF THE PROPOSALS WILL BE IMPLEMENTED UNLESS BOTH PROPOSAL ONE AND PROPOSAL TWO ARE APPROVED. HOWEVER, THE IMPLEMENTATION OF PROPOSALS ONE AND TWO IS NOT CONDITIONED UPON THE APPROVAL OF PROPOSAL THREE . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WHERE NO VOTE IS SPECIFIED FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL . THE INDIVIDUALS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.